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                                                                     EXHIBIT 4.2

                           SECOND AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT


                          DATED AS OF DECEMBER 9, 2004


                                      AMONG



                       DELTA GALIL USA INC., AS BORROWER,


                            BANK LEUMI USA, AS AGENT


                                       AND


              EACH OF THE PERSONS WHICH IS A PARTY HERETO AS A BANK

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                                TABLE OF CONTENTS
                                                                            Page

ARTICLE 1           DEFINITIONS................................................2

   Section 1.1      General Definitions........................................2
   Section 1.2      Accounting Terms..........................................14
   Section 1.3      Terms Defined in Uniform Commercial Code..................14

ARTICLE 2           CREDIT FACILITY...........................................15

   Section 2.1      Revolving Loan Facility...................................15
   Section 2.2      Making the Revolving Loans................................15
   Section 2.3      Revolving Loan Payments...................................16
     2.3.1          Payments..................................................16
     2.3.2          Mandatory Payments of Revolving Loans.....................16
   Section 2.4      The Term Loan.............................................17
     2.4.1          Outstanding Term Loans....................................17
     2.4.2          New Term Loan and Consolidation...........................17
     2.4.4          Payments..................................................17
   Section 2.5      Interest..................................................18
     2.5.1          Revolving Loan Rates......................................18
     2.5.2          Term Loan Rate............................................18
     2.5.3          Unavailability of LIBOR Rate Based Loans..................18
     2.5.4          LIBOR Rate Costs..........................................19
     2.5.5          Default Rate of Interest..................................20
     2.5.6          Computation of Interest...................................20
     2.5.7          Interest Payments.........................................20
     2.5.8          Usury.....................................................21
   Section 2.6      Increased Costs...........................................21
     2.6.1          Costs.....................................................21
     2.6.2          Taxes.....................................................21
   Section 2.7      Fees......................................................22
     2.7.1          Unused Fee................................................22
     2.7.2          Commitment Fee............................................22
     2.7.3          Agent Fee.................................................22
   Section 2.8      Prepayment of Prime Rate Loans............................22
   Section 2.9      Prepayment of LIBOR Rate Loans............................22
   Section 2.10     LIBOR Rate Indemnity......................................22
   Section 2.11     Letters of Credit.........................................23
     2.11.1         Letters of Credit.........................................23
     2.11.2         Issuance of Letters of Credit.............................23
     2.11.3         Requirements For Issuance of Letters of Credit............23
     2.11.4         Letter of Credit Fees.....................................25
   Section 2.12     Acceptances...............................................25
     2.12.1         Acceptance Availability...................................26
     2.12.2         Creation of Acceptances...................................26
     2.12.3         Payment of Acceptance Liabilities.........................26


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     2.12.4         Participation.............................................26
     2.12.5         Indemnification; Conversion of Acceptance Liabilities.....26

ARTICLE 3           EFFECTIVENESS OF AGREEMENT................................27

   Section 3.1      Conditions Precedent......................................27
     3.1.1          Transactions Lawful and Permitted.........................27
     3.1.2          Representations and Warranties............................27
     3.1.3          Notes.....................................................27
     3.1.4          Burlen....................................................27
     3.1.5          Pledge....................................................28
     3.1.6          Opinions of Counsel.......................................28
     3.1.7          Proof of Insurance........................................28
     3.1.8          Fees......................................................28
     3.1.9          Delta Galil Guarantees....................................28
     3.1.10         Auburn Confirmations......................................28
     3.1.15         Other Documents...........................................28
     3.1.12         Payoff Letter.............................................29
   Section 3.2      Georgia Properties Conditions Subsequent..................29
     3.2.1          Georgia Real Estate Documentation.........................29
     3.2.2          Title Insurance...........................................29
     3.2.3          Surveys...................................................29
     3.2.4          Certificates of Occupancy.................................29
     3.2.5          Insurance.................................................30
     3.2.6          Appraisals and Environmental Reports......................30
     3.2.7          Leases....................................................30
     3.2.8          Further Assurances........................................30
   Section 3.3      Pennsylvania and North Carolina Properties
                      Conditions Subsquent....................................30
     3.3.1          Real Estate Collateralization Documents...................30
     3.3.2          Title Insurance...........................................30
     3.3.3          Lessor Estoppel and Waiver................................30
     3.3.4          Opinions of Counsel.......................................30
   Section 3.4      Conditions Subsequent.....................................31
     3.4.1          Burlen Stock Certificates and Stock Powers................31
     3.4.2          Termination of Bank of America Liens on
                      Personal Property.......................................31
     3.4.3          Opinion of Georgia Counsel................................31
     3.4.4          Termination of Bank of America N.A. Mortgages.............31
     3.4.5          Opinion With Respect to Guaranties........................31

ARTICLE 4           CONDITIONS TO ADVANCES, ETC...............................31

   Section 4.1      Representations and Warranties............................31
   Section 4.2      No Default................................................32
   Section 4.3      Material Adverse Change...................................32
   Section 4.4      Liens.....................................................32
   Section 4.5      No Obstacle...............................................32
   Section 4.6      Borrowing Base............................................32
   Section 4.7      Other Requirements........................................32


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ARTICLE 5           COLLATERAL................................................32

   Section 5.1      Security Interest.........................................32
   Section 5.2      The Agent as Borrower's Attorney-in-Fact..................33
     5.2.1          Appointment...............................................33
     5.2.2          Ratification of Acts......................................34
     5.2.3          Limitation on Liability...................................34
     5.2.4          Additional Powers.........................................34
   Section 5.3      Trademark Security Agreement..............................35
   Section 5.4      Real Estate Assets........................................35
   Section 5.5      Additional Collateral.....................................35

ARTICLE 6           REPRESENTATIONS AND WARRANTIES............................35

   Section 6.1      Corporate Matters.........................................35
     6.1.1          Existence and Ownership...................................35
     6.1.2          Bi-Annual Reports.........................................35
   Section 6.2      Corporate Authority; Non-Contravention....................36
   Section 6.3      Binding Effect............................................36
   Section 6.4      Collateral................................................36
   Section 6.5      Place of Business.........................................37
   Section 6.6      Corporate Names...........................................37
   Section 6.7      Tax Liabilities...........................................37
   Section 6.8      Other Agreements..........................................37
   Section 6.9      Employee Controversies....................................37
   Section 6.10     Compliance with Laws and Regulations......................37
   Section 6.11     Intellectual Property.....................................37
   Section 6.12     Pension Matters...........................................38
   Section 6.13     Financial Statements......................................38
   Section 6.14     Disclosure................................................38
   Section 6.15     Loans.....................................................38
   Section 6.16     Margin and Investment Company Act.........................38
   Section 6.17     Parent, Subsidiaries and Other Interests..................39
   Section 6.18     Litigation and Proceedings................................39
   Section 6.19     Environmental Matters.....................................39
   Section 6.20     The Real Estate Assets....................................40
     6.20.1         Improvements..............................................40
     6.20.2         Certificates of Occupancy.................................40
     6.20.3         Condition.................................................40
     6.20.4         Leases....................................................40
     6.20.5         No Defaults...............................................40
     6.20.6         Judgments.................................................40
     6.20.7         Real Estate Assets........................................40
   Section 6.21     Dissolution of Affiliates.................................40
   Section 6.22     Release of Liens of Record................................40

ARTICLE 7           AFFIRMATIVE COVENANTS.....................................41


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   Section 7.1      Financial Statements......................................41
   Section 7.2      Inspection................................................43
   Section 7.3      Conduct of Business.......................................44
   Section 7.4      Taxes.....................................................44
   Section 7.5      Insurance.................................................45
   Section 7.6      Notice of Suit etc........................................45
   Section 7.7      Preservation of Collateral and Perfection of Liens
                      Therein.................................................45
     7.7.1          Preservation of Collateral and Perfection of Liens........45
     7.7.2          Maintain Equipment........................................46
     7.7.3          Intellectual Property.....................................46
   Section 7.8      Reports...................................................46
     7.8.1          Monthly Reports...........................................46
     7.8.2          Additional Reports........................................47
   Section 7.9      Comply with Laws..........................................47
   Section 7.10     Pay all Indebtedness......................................47
   Section 7.11     Collateral Audit, etc.....................................47
   Section 7.12     Proceeds of Loans.........................................47
   Section 7.13     Environmental Laws........................................47
   Section 7.14     Notice of Release or Environmental Complaint..............48
   Section 7.15     Additional Collateral.....................................48
   Section 7.16     Execution of Supplemental Instruments.....................48
   Section 7.17     Operating Accounts........................................48
   Section 7.18     Executives................................................49
   Section 7.19     Wundies, Inc..............................................49

ARTICLE 8           NEGATIVE COVENANTS........................................49

   Section 8.1      Liens.....................................................49
   Section 8.2      Indebtedness..............................................49
   Section 8.3      Consolidations, Mergers or Acquisitions...................50
   Section 8.4      Guaranties................................................50
   Section 8.5      Disposal of Property......................................50
   Section 8.6      Investments...............................................50
   Section 8.7      Loans.....................................................51
   Section 8.8      Capital Expenditures......................................51
   Section 8.9      Dividends.................................................51
   Section 8.10     Nature of Business........................................51
   Section 8.11     Transactions with Affiliates..............................51
   Section 8.12     Leases....................................................51
   Section 8.13     Subsidiaries and Guarantors...............................51
   Section 8.14     Compliance with ERISA.....................................52
   Section 8.15     Amendment of Certificate of Incorporation or By-Laws......52
   Section 8.16     Change Fiscal Year........................................52
   Section 8.17     Prepayment of Indebtedness................................52
   Section 8.18     Fixed Charge Coverage.....................................52
   Section 8.19     Net Worth Ratio...........................................54
   Section 8.20     Leverage Ratio............................................55


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   Section 8.21     Delta Galil Debt..........................................56

ARTICLE 9           EVENTS OF DEFAULT.........................................56

   Section 9.1      Events of Default.........................................56
     9.1.1          Failure to Make Payments When Due.........................56
     9.1.2          Breach of Covenants.......................................56
     9.1.3          Breach of Warranty........................................56
     9.1.4          Judgments, Liens..........................................56
     9.1.5          Attachment................................................56
     9.1.6          Bankruptcy; Appointment of Receiver.......................57
     9.1.7          Other Loan Documents......................................57
     9.1.8          Injunction................................................57
     9.1.9          Default Under Other Agreements............................57
     9.1.10         Default as to Other Indebtedness..........................57
     9.1.11         Material Adverse Change...................................58
     9.1.12         Ownership of the Borrower.................................58
     9.1.13         Loss of Collateral........................................58
     9.1.14         Environmental Lien........................................58
     9.1.15         Unenforceability of Any Loan Document.....................58
     9.1.16         Delta Galil Material Adverse Effect.......................58
     9.1.17         Delta Galil Guarantees....................................58
     9.1.18         Walmart Sales.............................................58
     9.1.19         Conditions Subsequent.....................................59

ARTICLE 10          RIGHTS AND REMEDIES.......................................59

   Section 10.1     Acceleration; Termination.................................59
   Section 10.2     Rights and Remedies Generally.............................59
   Section 10.3     Entry Upon Premises and Access to Information.............59
   Section 10.4     Disposition of Collateral by Agent........................60
     10.4.1         Manner of Disposition.....................................60
     10.4.2         Proceeds of Disposition...................................61
   Section 10.5     Marshalling; Payments Set Aside...........................61
   Section 10.6     Set-Off...................................................61
   Section 10.7     Notification of Accounts..................................61
   Section 10.8     Settlement of Accounts....................................61
   Section 10.9     Collateral Custodian......................................62
   Section 10.10    Waiver of Demand..........................................62
   Section 10.11    Reinstatement.............................................62
   Section 10.12    Waiver of Notice..........................................62
   Section 10.13    Cross-Collateralization...................................63
   Section 10.14    Auburn and Burlen Authorization...........................63

ARTICLE 11          THE AGENT.................................................63

   Section 11.1     Appointment of Agent......................................63
   Section 11.2     Nature of Duties of Agent.................................64


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   Section 11.3     Lack of Reliance on Agent.................................64
   Section 11.4     Instructions to Agent.....................................65
     11.4.1         Required Consents.........................................65
     11.4.2         Right to Request Instructions from the Banks..............65
   Section 11.5     Reliance by Agent.........................................65
   Section 11.6     Indemnification of Agent..................................65
   Section 11.7     The Agent in its Individual Capacity......................66
   Section 11.8     Successor Agent...........................................66
   Section 11.9     Collateral Matters........................................67
   Section 11.10    Actions with Respect to Defaults..........................68
   Section 11.11    Delivery of Information...................................68

ARTICLE 12          MISCELLANEOUS.............................................69

   Section 12.1     Expenses..................................................69
   Section 12.2     Indemnity.................................................69
   Section 12.3     No Agency.................................................69
   Section 12.4     Expenditures..............................................70
   Section 12.5     Limitation of Liability...................................70
   Section 12.6     Reliance by Banks.........................................70
   Section 12.7     Applicable Law............................................70
   Section 12.8     Submission to Jurisdiction; Waiver of Bond................71
   Section 12.9     Titles....................................................71
   Section 12.10    Binding Effect............................................71
   Section 12.11    Notices...................................................71
   Section 12.12    Severability..............................................72
   Section 12.13    Successors and Assigns; Participations....................72
   Section 12.14    Waivers and Amendments....................................75
   Section 12.15    Survival of Representations and Warranties................76
   Section 12.16    Complete Agreement........................................76
   Section 12.17    Counterparts, Facsimile Signatures........................76
   Section 12.18     No Presumption...........................................76
   Section 12.19    No Third Party Beneficiaries..............................76
   Section 12.20    Waiver of Jury Trial......................................76

Exhibits and Schedules
----------------------
Schedule 1.1
Schedule 3.3.1
Schedule 6.1
Schedule 6.5
Schedule 6.6
Schedule 6.11
Schedule 6.17
Schedule 6.18
Schedule 6.19
Schedule 8.1
Schedule 8.2
Schedule 8.14


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Exhibit A Form of Revolving Note
Exhibit B Form of Notice of Advance
Exhibit C Form of Term Note
Exhibit D Form of Unlimited Guaranty
Exhibit E Form of Security Agreement
Exhibit F Form of Burlen Trademark Security Agreement
Exhibit G Form of Amendment to Pledge Agreement
Exhibit H Form of Confirmation of Guaranty and Security Agreement
Exhibit I Form of Officer's Certificate
Exhibit J Form of Borrowing Base Certificate


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        THIS SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this
"Agreement") dated as of December 9, 2004 is among DELTA GALIL USA INC., a Delaware corporation having an office at 150 Meadowlands Parkway, Secaucus, New Jersey 07090 (the "Borrower"), BANK LEUMI USA, a New York banking corporation as agent for the Banks (the "Agent"), having an office at 564 Fifth Avenue, New York, New York 10036, and each of the Persons named in Schedule 1.1 annexed hereto (each a "Bank" and collectively, the "Banks").

        As of September 11, 2000 Wundies Enterprises, Inc., Wundies Industries, Inc. (together, the "Original Borrowers"), Bank Leumi USA, Bank Hapoalim B.M. (together the "Original Lenders") and the Agent, entered into a Credit and Security Agreement (the "Original Agreement').

        Pursuant to the Original Agreement, the Original Lenders (i) made a revolving loan commitment to make revolving loans to the Original Borrowers, in an aggregate principal amount, at any one time outstanding, not to exceed $70,000,000, minus the principal amount of all outstanding letters of credit,
(ii) made term loans and second term loans to the Original Borrowers in the aggregate initial principal amount of $30,000,000, and (iii) made a facility available to the Original Borrowers for letters of credit, in an aggregate face amount, at any one time outstanding, not to exceed $4,000,000.

        Effective as of January 1, 2002, Wundies Enterprises, Inc. and its affiliate, Inner Secrets, Inc., merged with and into Wundies Industries, Inc. the surviving corporation (the "Merger"), which effective with the Merger, changed its name to Delta Galil USA Inc. Subsequently, the Original Agreement was amended, by agreements dated as June 14, 2002, September 25, 2002, May 1, 2003 and June 3, 2003 which amendments, among other things, provided that the Original Lenders would make third term loans to the Borrower and provide an acceptance facility to the Borrower.

        As of June 30, 2004, the Original Agreement, as theretofor amended, was further amended and restated in an Amended and Restated Credit and Security Agreement (the "Restated Agreement") to provide, among other things, for (i) the Borrower's acquisition of Auburn, (ii) the inclusion of Auburn's eligible accounts and eligible inventory in the Borrowing Base, (iii) the guaranty by Auburn of the obligations, and (iv) security for Auburn's said guaranty.

        The Agent, the Banks and the Borrower have agreed to further amend and restate the Restated Agreement, among other things, to (i) change the Maturity Date and (ii) make provision for (a) the Borrower's acquisition of Burlen, (b) the inclusion of Burlen's Eligible Accounts and Eligible Inventory in the Borrowing Base, (c) the Guaranty by Burlen of the Obligations, and (d) security for Burlen's said guaranty.

        NOW, THEREFORE, it is agreed:

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                                    ARTICLE 1

                                  DEFINITIONS

        SECTION 1.1 GENERAL DEFINITIONS . The terms defined herein include the plural as well as the singular, as the context may require. Except as otherwise indicated, all agreements defined herein refer to the same as they may from time to time be amended or supplemented or the terms thereof waived or modified in accordance herewith or therewith. When used herein, the following terms shall have the following meanings:

        "ACCEPTANCE" and "ACCEPTANCES" shall have the meaning assigned to such terms in Section 2.12 of this Agreement.

        "ACCEPTANCE AVAILABILITY" shall have the meaning assigned to such term in Section 2.12.1 of this Agreement.

        "ACCEPTANCE DOCUMENTS" shall mean, with respect to any Acceptance, the Acceptance and the request therefore as provided in Section 2.12.2 hereof, and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Acceptance) governing or providing for (i) the rights and obligations of the parties concerned or at risk with respect to such Acceptance, or (ii) any collateral security for any such obligations, each as the same may be modified and supplemented and in effect from time to time.

        "ACCOUNT DEBTOR" shall mean the party who is obligated to any Loan Party under an Account.

        "ACCOUNTS" shall have the meaning assigned to such term in the Uniform Commercial Code and in any event shall mean and include, all present and future rights of each of the Loan Parties, as is applicable, to payment for goods sold or leased or for services rendered, whether now existing or hereafter arising and wherever located, and whether or not they have been earned by performance including, without limitation, all Eligible Accounts (as herein defined), all obligations owing to any Loan Party arising out of or in connection with all guarantees and other security therefore, whether secured or unsecured, and all Indebtedness owed to the Borrower by its Affiliates.

        "ADVANCE" shall mean a Revolving Loan which the Borrower has requested that the Banks make pursuant to a Notice of Advance.

        "ADVANCE DATE" shall have the meaning assigned to such term in Section
2.1 of this Agreement.

        "AFFILIATE" shall mean, as to any Person, any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote thirty (30%) percent or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the


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management and policies of such Person whether by contract or otherwise.

        "AGENT" shall have the meaning set forth in the introduction to this Agreement, or any successor agent as is provided for in Section 11.8 of this Agreement.

        "AGREEMENT" shall mean this Second Amended and Restated Credit and Security Agreement, as same may be amended or restated from time to time.

        "AUBURN" shall mean Auburn Hosiery Mills, Inc., a Kentucky Corporation.

        "AUBURN COLLATERAL" shall mean all property and interests in property now owned or hereafter acquired by Auburn in or upon which a Lien is granted to or created in favor of the Banks by Auburn to secure payment of the Obligations, pursuant to the Auburn Security Agreement.

        "AUBURN SECURITY AGREEMENT" shall mean the Security Agreement dated as of June 30, 2004 executed and delivered by Auburn pursuant to the Restated Agreement.

        "AUBURN SHARES" shall mean all of the issued and outstanding shares of capital stock of Auburn.

        "BANK" and "BANKS" shall mean respectively each Person identified on
Schedule 1.1 annexed, as same may be amended from time to time.

        "BANK COMMITMENT" shall mean the Commitment of each Bank and its Pro Rata Share of the Term Loan.

        "BORROWER" shall have the meaning set forth in the Introduction to this Agreement.

        "BORROWING BASE" shall mean, as of any date of determination, an amount equal to the sum of (i) eighty-five (85%) percent of the Eligible Accounts; plus
(ii) during the period (a) October 1 through February 28, the lesser of (1) $36,000,000 or (2) fifty-five (55%) percent of the value of Eligible Inventory, and (b) during the period March 1 through September 30 of each year, the lesser of (1) $42,000,000 or (2) sixty-five (65%) percent of the Eligible Inventory; which sum (the total of (i) and (ii)) shall be reduced by the amount, if any, by which the sum of the Eligible Accounts of Auburn plus the Eligible Inventory of Auburn exceeds the lesser of (a) $10,000,000, or (b) the amount of all outstanding debt owing by Auburn to the Borrower. For the purposes of determining the Borrowing Base, Eligible Inventory shall (I) be valued at the lower of cost or market, (II) include only the lesser of (a) fifty-five (55%) percent or sixty-five (65%) percent, as is applicable, of the Eligible Inventory of Auburn consisting of "Wilson Sports Socks" or (b) Inventory of "Wilson Sports Socks" valued at $4,000,000, and (III) fifty-five (55%) percent or sixty-five (65%) percent, as applicable, of the Eligible Inventory of Auburn consisting of Converse, Inc. licensed products may be limited as is provided in Section 7.7.3 of this Agreement.

        "BURLEN" shall mean Burlen Corp., a Georgia corporation.


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        "BURLEN COLLATERAL" shall mean all property and interests in property now owned or hereafter acquired by Burlen in or upon which a Lien is granted to or created in favor of the Banks by Burlen to secure payment of the Obligations, pursuant to the Security Agreement provided for in Section 3.1.4 of this Agreement.

        "BURLEN JUDGMENT LIEN" shall mean the judgment lien against Burlen arising out of a preference claim in the approximate amount of $20,000.

        "BURLEN SECURITY AGREEMENT" shall have the meaning defined in Section
3.1.4 of this Agreement.

        "BURLEN SHARES" shall mean all of the issued and outstanding shares of capital stock of Burlen.

        "BUSINESS DAY" shall mean, any day on which commercial banks in both New York, New York and Israel are required by law to be open for business.

        "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations of a lessee which, in accordance with GAAP, should be capitalized on the books of such lessee.

        "CLOSING DATE" shall mean the date on which all conditions to be met, as provided in Section 3.1, shall have been satisfied.

        "COLLATERAL" shall mean, all property and interests in property now owned or hereafter acquired by the Borrower in or upon which a Lien is granted to or created in favor of the Banks by the Borrower to secure payment of the Obligations, whether under Article 5 or any other provision of this Agreement, under any of the other Loan Documents, or under any other documents, instruments or writings executed by or on behalf of the Borrower and delivered to the Agent or any of the Banks.

        "COMMITMENT" shall mean each Bank's obligation to make Revolving Loans, and its obligations with respect to Letters of Credit and Acceptances.

        "DEFAULT" shall mean the occurrence of any event or circumstance which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

        "DELTA GALIL" shall mean, Delta Galil Industries Ltd., an Israeli corporation.

        "DELTA GALIL GUARANTEES" shall have the meaning assigned to such term in
Section 3.1.9 of this Agreement.

        "EBITDA" shall mean, with respect to any period, the net income of the Loan Parties, on a consolidated basis, after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses) PLUS interest expense,


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income tax expense, depreciation and amortization for such period, PLUS or MINUS any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period, for all of the Loan Parties, on a consolidated basis. For the purposes of the calculation of EBITDA hereunder, as of June 30, 2005, the EBITDA generated by Burlen for the period from June 30, 2004 through December 31, 2004 will be added. In addition, for the purposes of calculating EBITDA hereunder as of September 30, 2004, the EBITDA of Burlen for the period from September 30, 2004 through December 31, 2004 will be added.

        "ELIGIBLE ACCOUNTS" shall mean Accounts which consist of ordinary trade accounts receivable owned by any of the Loan Parties payable in cash in United States dollars and arising out of the final sale of Eligible Inventory in the ordinary course of a Loan Party's business as presently conducted other than:
(i) any Account with respect to which the goods covered thereby have not been delivered or with respect to which such Loan Party failed to issue an original invoice within two (2) days after delivery of such goods; (ii) any Account with respect to which the Banks do not have a valid perfected Lien (iii) any Account which is subject to Liens or other claims of another Person (other than the Permitted Encumbrances) (iv) any Account which is not due and payable, absolutely and unconditionally, within one hundred twenty (120) days from the date of the original invoice; (v) any Account which is not paid within sixty
(60) days from its due date; (vi) unless otherwise provided in the next subsection or as agreed by the Agent, so much of the Accounts of an Account Debtor as exceed ten (10%) percent of the Eligible Accounts; (vii) so much of the Accounts of (A) each of Walmart, Inc. and Sam's Club division of Walmart, Inc. as exceed forty-five (45%) percent of the Eligible Accounts; provided that all such Eligible Accounts do not exceed seventy (70%) percent of the Eligible Accounts, (B) Target Stores, Inc. as exceed forty-five (45%) percent of the Eligible Accounts, (C) J.C. Penny, Inc. as exceed thirty-five (35%) percent of the Eligible Accounts, and (D) K-Mart, Inc. and/or Sears Roebuck & Co., Inc. and/or Lands End, Inc. as exceed the lesser of $10,000,000, or thirty-five (35%) percent of the Eligible Accounts, (viii) any Account resulting from goods which are shipped or delivered to the Account Debtor on an absolute sale basis or goods shipped on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding; (ix) any Account with respect to which the Account Debtor is an Affiliate of the Borrower; (x) any Account with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof; (xi) any Account with respect to which the Account Debtor is not a United States Person or is not located in the United States, unless the sale is on letter of credit or acceptance terms; (xii) any Account with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding, or has made an assignment for the benefit of creditors, or whose assets have been conveyed to a receiver or trustee, or who has failed or suspended or gone out of business; (xiii) any Account which is evidenced by chattel paper, a promissory note or other instrument; (xiv) any Account with respect to which the terms or conditions prohibit or restrict assignment or collection rights; (xv) any Account which does not conform at the time to the Borrower's representations and warranties; and (xvi) any Account for which the prospect of payment is or will be impaired, in the reasonable determination of the Agent.

        "ELIGIBLE INVENTORY" shall mean all Inventory, other than work-in-progress, which is part of a Loan Party's current line of goods and not seconds or returns, and in which the Agent, as agent for the Banks a valid Lien perfected within the United States (subject to the next sentence), and which is free of all Liens or claims of other Persons (other than Permitted Encumbrances) and which is not, in the Agent's opinion, unmerchantable, and which the Agent in its sole judgment, shall deem Eligible Inventory based on such considerations as the Banks may from time to time give the Agent by notice. Eligible Inventory shall include finished goods in-transit for which title has passed to a Loan Party, provided same are insured to the full value thereof, or
(i) in the case of an Issuer, having issued a Letter of Credit, for which the Agent shall have in its possession all negotiable bills of lading properly endorsed and all non-negotiable bills of lading issued in the Agent's or any Bank's name; and (ii) in the case of payment being made by sight draft, such bills of lading shall be held by the Agent or any Bank; PROVIDED, HOWEVER, that in each case such bills of lading shall be delivered to the applicable Loan Party, in the ordinary course of business, in connection with the clearance of such Inventory through the United States customs.

        "ENVIRONMENT" means any surface or subsurface water, water vapor, surface or subsurface land, soil, sand, gravel, stone, rock, air, fish, wildlife, animal life, vegetation, micro-organisms and all other natural resources.

        "ENVIRONMENTAL COMPLAINT" shall have the meaning set forth in Section
6.19 of this Agreement.

        "ENVIRONMENTAL LAW" shall mean any law, ordinance, rule, regulation or requirement, issued by any federal, foreign, state or local governmental or quasi-governmental authority, whether now existing or hereinafter enacted, and any judicial or administrative interpretations thereof, regulating the disposal, distribution generation, handling, manufacture, possession, processing, production, sale, storage, transport, treatment or use of any Hazardous Substance or relating to the protection of the Environment, including, without limitation, any health or safety laws directly related to the protection of the Environment.

        "ENVIRONMENTAL PERMITS" shall mean all permits, licenses, certificates, approvals, authorizations, consents or registrations required by any applicable Environmental Law in connection with the ownership, use and/or operation of the Premises, including without limitation those required for the disposal, distribution, generation, handling, manufacture, possession, processing, production, sale, storage, treatment, transport or use of any Hazardous Substance.

        "EQUIPMENT" shall have the meaning set forth in the Uniform Commercial Code and in any event shall mean and include all machinery, all manufacturing, distribution, selling, data processing, office and other equipment, all furniture, fixtures, trade fixtures, tools, tooling, molds, dies and vehicles, and all other goods other than Inventory, and in each case whether now owned or hereafter acquired by a Loan Party wherever located, and accessions and additions thereto, parts and appurtenances thereof, substitutions therefor and replacements thereof.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "EUROCURRENCY LIABILITIES" shall have the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "EVENT OF DEFAULT" shall have the meaning set forth in Section 9.1 of this Agreement.

        "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System or its successor.

        "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 6.13 of this Agreement.

        "FIXED CHARGES" shall mean for any period, without duplication, scheduled payments of principal during the applicable period with respect to all Indebtedness of the Borrower, on a consolidated basis with the other Loan Parties, for borrowed money, plus scheduled payments of the principal during the applicable period with respect to all Capitalized Lease Obligations of the Borrower, on a consolidated basis with the other Loan Parties, plus scheduled payments of interest during the applicable period with respect to all Indebtedness of the Borrower, on a consolidated basis with the other Loan Parties, for borrowed money including Capitalized Lease Obligations, plus unfinanced capital expenditures of the Borrower, on a consolidated basis with the other Loan Parties, during the applicable period, plus payments during the applicable period in respect of income or franchise taxes of the Borrower, on a consolidated basis with the other Loan Parties.

        "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession which are applicable to the circumstances as of the date of determination.

        "GENERAL INTANGIBLES" shall have the meaning set forth in the Uniform Commercial Code, and in any event shall mean and include all rights, interests, choses in action, causes of action and all other intangible personal property of the Loan Parties of every kind and nature (other than Accounts), now owned or hereafter acquired by any Loan Party, including, without limitation, corporate or other business records, loans and other obligations receivable, inventions, designs, patents, patent applications, provisional patent applications, manufacturing processes and procedures, proprietary technical information, quality control procedures, confidential business information, know-how, copyright applications, computer programs and software, service marks, trademarks, trade names, trade secrets, goodwill, registrations, copyrights, license rights, franchises, customer lists, customer and supplier contracts, firm sale orders, partnerships and joint ventures, other contracts and contract rights, tax refunds and tax refund claims, deposit accounts (general or special) with, and all credits and claims against, any financial institution, rights and claims against carriers and shippers, rights to indemnification, rights to proceeds of insurance of which a Loan Party is beneficiary, and any letter of credit, guaranty or Liens held by or granted to any Loan Party to secure payment of any obligation owing by any Person to any Loan Party, and the like, however and wherever arising.

        "GEORGIA PROPERTIES" means the premises located at (i) 1904 McCormick Drive, Tifton, Georgia, and (ii) 26 Forstmann Drive, Tifton, Georgia.

        "GEORGIA REAL ESTATE DOCUMENTATION" shall have the meaning set forth in
Section 3.2.1 of this Agreement.

        "GUARANTOR" and "GUARANTORS" mean respectively (i) each of Auburn, Burlen, and Delta Galil, and (ii) all of Auburn, Burlen, Delta Galil, and any new subsidiary of the Borrower, Auburn or Burlen (as permitted in Section 8.13 of this Agreement) that does not become a Borrower as is provided therein.

        "HAZARDOUS SUBSTANCE" shall mean any material whatsoever, which is or may potentially be harmful to the Environment, or to the health or safety of human or animal life or vegetation, regardless of whether such material be found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside of any structure built or located upon or below the surface of the ground, or in any machinery, equipment or inventory located or used in any such structure, including but not limited to all hazardous substances, hazardous materials, hazardous wastes, toxic substances, infectious wastes, medical wastes, imminently hazardous substances, pollutants and contaminants from time to time defined, listed, identified, designated, or classified as such under any Environmental Law regardless of the quantity of any such material.

        "HONDURAS SHARES" means the shares of capital stock of Wundies de Honduras.

        "IMPROVEMENTS" shall have the meaning set forth in Section 6.20.1 of this Agreement.

        "INDEBTEDNESS" shall mean with respect to any specified Person, (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies under such agreement in the event of default are limited to repossession on sale of any such property), (iv) all Capitalized Lease Obligations of such Person, (v) all contingent obligations,
(vi) all indebtedness referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (vii) the Obligations.

        "INTEREST CHARGES" shall mean, for any period, the total interest expense of the Borrower during such period with respect to all Indebtedness determined in accordance with GAAP (including the interest component of lease payments), PROVIDED, HOWEVER, that such term shall not include any amortization of deferred financing charges that might be included in interest expense in accordance with GAAP.

        "INTEREST PERIOD" shall mean with respect to (i) any LIBOR Rate Loan (A) initially, the period commencing on the Advance Date with respect to such LIBOR Rate Loan and ending one (1), two (2) or three (3) months thereafter (or such other period as shall be agreed to by the Agent, but in no event shall such period be greater than eleven (11) months), as selected by the Borrower in its Notice of Advance, given with respect thereto; and (B) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Rate Loan, and ending one (1), two (2) or three (3) months thereafter (or such other period as shall be agreed to by the Agent, but in no event shall such period be greater than eleven (11) months), as selected by the Borrower by a notice of continuation with respect thereto (or if no notice of continuation is given, the Interest Period shall be the same as the prior Interest Period); and (ii) the Term Loan, each period commencing on the last day of the next preceding Interest Period applicable to the Term Loan and ending three (3) months thereafter. All of the foregoing provisions relating to Interest Periods are subject to the following: (i) if any Interest Period would otherwise end on a day that is not a LIBOR Business Day, such Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding LIBOR Business Day; (ii) if any Interest Period would otherwise extend beyond (x) the Maturity Date in the case of a LIBOR Rate Loan, it shall end on the Maturity Date or (y) December 1, 2009 in the case of the Term Loan, it shall end on December 1, 2009;
(iii) any Interest Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Rate Loan as the case may be, during an Interest Period applicable thereto.

        "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended.

        "INVENTORY" shall have the meaning set forth in the Uniform Commercial Code and in any event shall mean and include all goods, merchandise and other personal property now owned or hereafter acquired by any Loan Party (wherever located, whether in the possession of a Loan Party or of a bailee or other Person) which are held to be furnished under any contract of service or for sale or other disposition, all raw materials, work in process, supplies, whole goods, spare parts and components, materials and supplies of any kind which are or might be used or consumed in a Loan Party's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any such goods, all documents of title representing the same, and all records, files and writings with respect thereto, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by a Loan Party.

        "ISSUER" shall mean any Bank which issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

        "LEASES" shall mean the leases pursuant to which the premises located at
(i) 3607 West Fourth Street, Williamsport, Pennsylvania, and (ii) 150 Meadowlands Parkway, Secaucus, New Jersey have been demised to the Borrower.

        "LETTER OF CREDIT" shall have the meaning set forth in Section 2.11.1 of this Agreement.

        "LIBOR BUSINESS DAY" shall mean any day on which the Banks are open for business in New York City and on which commercial banks in the City of London, England are open for dealings in U.S. dollar deposits in the London Interbank Market.

        "LIBOR RATE" shall mean relative to any Interest Period, the rate (rounded to the next higher 1/16th of 1%) for U.S. dollar deposits of the maturity corresponding to the Interest Period, as quoted by the British Bankers Association in London as its "LIBOR" rate for U.S. dollar deposits as of 11:00 a.m. London time, on the second LIBOR Business Day before the relevant Interest Period begins; PROVIDED, HOWEVER, that if the Agent adopts generally in its business a different rate quoting system or service for obtaining the rate of interest commonly know as "LIBOR" for U.S. dollar deposits, then upon giving prompt notice to the Borrower such alternative rate quoting system or service shall be utilized for determining "LIBOR" in lieu of the rate quoted by the British Bankers Association.

        "LIBOR RATE LOAN" shall mean a Revolving Loan on which interest shall be charged at the Revolving LIBOR Loan Rate.

        "LIEN" shall mean a security interest, collateral assignment, deed of trust or mortgage or assignment or any other encumbrance upon or charge against or interest in property to secure payment of a debt or performance of an obligation, including, but not limited to, the retained or security title of a conditional vendor or of a lessor under a Capitalized Lease Obligation, on assignment of a right to receive income or a sale or other transfer of an Account, chattel paper or General Intangible.

        "LOAN" AND "LOANS" shall mean, respectively, (i) any Revolving Loan and the Term Loan, and (ii) all of the foregoing.

        "LOAN DOCUMENTS" shall mean, this Agreement, the Revolving Note, the Term Note, the Pledge Agreement, the Real Estate Collateralization Documents, the Security Agreements, the Trademark Security Agreements, the guarantees and any other agreements executed and delivered by each Guarantor, and all other agreements, instruments and documents, including, without limitation, security agreements, loan agreements, notes, mortgages, deeds of trust, intercreditor agreements, assignment of leases, pledges, powers of attorney, consents, assignments, collateral assignments, letter agreements, contracts, notices, financing statements, account opening documents, and all other writings, all of which must be in form and substance satisfactory to the Agent, heretofore, now, or hereafter executed by or on behalf of the Borrower or any Guarantor and delivered to the Agent or any Bank pursuant to or in furtherance of this Agreement, together with all agreements, instruments and documents referred to therein or contemplated thereby and as now in effect or as at any time amended, modified or changed.

        "LOAN PARTY" and "LOAN PARTIES" shall mean respectively (i) each of the Borrower, Auburn and Burlen, and (ii) all of the Borrower, Auburn and Burlen.

        "MATERIAL ADVERSE EFFECT" shall mean the results of one or more circumstances or events, financial or otherwise, which individually or in the aggregate would have a material adverse effect on the financial condition, results of operations or business of any Loan Party or Guarantor in the sole discretion of the Banks and with respect to which the Banks have given the Borrower notice.

        "MATURITY DATE" shall mean the earliest of (i) January 15, 2006, and
(ii) the date of an acceleration pursuant to Section 10.1 of this Agreement.

        "MERGER" shall have the meaning set forth in the Introduction to this Agreement.

        "MULTIEMPLOYER PLAN" shall mean a Plan described in Section 4001(a)(3) of ERISA.

        "NET WORTH" shall mean with respect to any specified Person, as at any date of determination, the Total Assets of such Person including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names, after subtracting therefrom all amounts due from Affiliates and employees of such Person, MINUS Total Liabilities of such Person (excluding any debt fully subordinated to the Obligations on written terms satisfactory to the Banks), in each case determined in accordance with GAAP.

        "NOTES" shall mean the Revolving Note and the Term Note.

        "NOTICE OF ADVANCE" shall have the meaning set forth in Section 2.2 of this Agreement.

        "OBLIGATIONS" shall mean, all present and future Indebtedness and other liabilities and obligations of any Loan Party, to the Agent, any Bank or an Affiliate of any Bank of every type and description, at any time arising under or with respect to this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby or any other extension of credit or transaction of any type or nature, whether or not presently contemplated, that is made or entered into by a Bank or any Affiliate of a Bank in connection with this Agreement, including all overdrafts of the Borrower.

        "OUTSTANDING REVOLVING LOAN BALANCE" shall mean the amount of all Obligations in connection with the Revolving Loans outstanding at any given time and pursuant to this Agreement, but excluding any interest, fees or charges not yet due.

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "PERMITTED ENCUMBRANCES" shall mean as to any property and assets of any Loan Party (i) liens incurred or deposits made in the ordinary course of business in connection with governmental requirements respecting workmen's compensation, unemployment insurance, social security and other like laws, (ii) Liens for taxes, assessments or other governmental charges not delinquent, or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the applicable Loan Party; PROVIDED,

HOWEVER, that no enforcement of such Lien shall be occurring or a stay of enforcement of any such Lien shall be in effect; (iii) Liens disclosed in the consolidated financial statements of the Borrower, the existence of which the Required Lenders have specifically consented to in writing; (iv) easements, rights of way and other encumbrances on title to real property; (v) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of a Loan Party's business not to exceed $250,000 in the aggregate; (vi) judgment Liens that have been stayed or bonded, the Burlen Judgment Lien and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of a Loan Party's business with respect to obligations that are not over-due for a period of more than thirty (30) days or that are being contested in good faith by a Loan Party, with appropriate reserves set aside, such amount of reserves to be established by the Agent in its commercially reasonable discretion and with respect to Liens in excess of $250,000 if in effect for more than thirty (30) days, fully bonded; (vii) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, PROVIDED, HOWEVER, that any such Lien shall not encumber any other property of a Loan Party and (viii) Liens securing the Obligations as provided in this Agreement and the other Loan Documents. In addition, Permitted Encumbrances shall also mean as to the Leases
(i) the interest or title of a lessor or sublessor under any Lease, (ii) a restriction or encumbrance that the interest of title of such lessor or sublessor may be subject to (including without limitation, a ground lease or other prior lease of the demised premises, mortgages, mechanics liens, tax liens and easements), or (iii) subordination of the interest of the lessee or sublessee under such Lease to any restrictions or encumbrance referred to in the preceding sub-clause (ii).

        "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government, including, without limitation, any instrumentality, division, agency, body or department thereof.

        "PLAN" shall mean any "employee pension benefit plan" as defined in
Section 3(2) of ERISA maintained by the Borrower or any Affiliate of the Borrower or to which the Borrower or an Affiliate of the Borrower is required to contribute.

        "PLEDGE AGREEMENT" shall mean that certain Pledge Agreement dated as of September 11, 2000 between the Agent and Wundies Enterprises, Inc., as amended.

        "PREMISES" shall mean the land surface and the entire subsurface, all surface water and subsurface water, whether flowing or stagnant, the ambient air, all structures, fixtures and buildings located, situated or erected on the land, and all machinery and equipment located at or in connection with any such structure, now or subsequently used, occupied, possessed, owned, operated or managed by any Loan Party or its Affiliates, including the Real Estate Assets.

        "PRIME RATE" shall mean a fluctuating interest rate per annum which shall at all times be equal to the rate of interest announced in New York, New York, from time to time, as the prime rate of the Agent acting as a Bank (which such Bank may refer to as its "reference rate", "base rate", or by some other reference) which is not necessarily the lowest or best rate charged to creditworthy customers.

        "PRIME RATE LOAN" shall mean a Revolving Loan on which interest shall be charged at the Prime Rate.

        "PRO RATA SHARE" shall mean with respect to each Bank, as at any date same is to be determined, the percent shown on Schedule 1.1 annexed hereto; unless there is an assignment by a Bank of a portion of its Commitment in which event each Bank's Pro Rata Share shall be as set forth in the Register provided for in Section 12.14.5 of this Agreement.

        "REAL ESTATE ASSETS" shall mean (i) the Borrower's fee title estate in and to premises (a) RR3 Shumway Hill Road, Wellsboro, Pennsylvania, (b) 1501 West Third Street, Williamsport, Pennsylvania, and (c) 395 Ledbetter Road, Rockingham, North Carolina, (ii) the Borrower's leasehold estate in and to the premises demised under the Leases, (iii) Auburn's fee title estate in and to premises 502 West Gallatin Street, Adairsville, Kentucky, and in and to premises 113 East Main Street, Auburn, Kentucky, and (iv) Burlen's fee title estate in and to the Georgia Properties.

        "REAL ESTATE COLLATERALIZATION DOCUMENTATION" shall mean the mortgages and deeds of trust, assignments and/or UCC-1 Financing Statements and other documents relating to the Real Estate Assets executed and delivered pursuant to the Original Agreement, the June 14, 2002 Amendment thereto, and pursuant to this Agreement.

        "RELEASE" shall mean any discharging, disposing, emitting, leaking, pumping, pouring, emptying, injecting, escaping, leaching, dumping or spilling of any Hazardous Substance into the Environment (including without limitation the abandonment or discarding of barrels, containers, and other closed receptacles).

        "REQUIRED LENDERS" shall mean, as at any date at which the same is to be determined, Banks having, in the aggregate, a Pro Rata Share which is more than sixty seven (67%) percent.

        "REVOLVING FACILITY AMOUNT" shall mean at any time at which same is to be determined, the lesser of (i) the Borrowing Base, or (ii) $60,000,000; in either case minus the face amount of all Letters of Credit and Acceptances then outstanding.

        "REVOLVING LIBOR LOAN RATE" shall mean the LIBOR Rate plus one and fifteen one hundredth (1.15%) percent.

        "REVOLVING LOAN" shall have the meaning set forth in Section 2.1 of this Agreement.

        "REVOLVING LOAN COMMITMENT" shall mean the sum of $60,000,000.

        "REVOLVING NOTE" shall have the meaning set forth in Section 2.1 of this Agreement.

        "ROLL OVER DATE" applicable to a particular Interest Period shall mean the last day of such Interest Period.

        "SECURITY AGREEMENT" and "SECURITY AGREEMENTS" shall mean respectively
(i) each of the Auburn Security Agreement and the Burlen Security Agreement, and
(ii) both the Auburn Security Agreement and Burlen Security Agreement.

        "TERM LOAN" shall have the meaning set forth in Section 2.4.2 of this Agreement.

        "TERM LOAN RATE" shall mean the LIBOR Rate plus one and four tenths (1.40%) percent.

        "TERM NOTE" shall have the meaning set forth in Section 2.4.2 of this Agreement.

        "TOTAL ASSETS" shall mean all assets, including intangible assets (if owned on the date hereof, valued as provided in the Borrower's most recent Financial Statement, and if acquired after the date hereof, valued at cost) appearing on the assets side of the balance sheet, in accordance with GAAP.

        "TOTAL LIABILITIES" shall mean all liabilities, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of the balance sheet, in accordance with GAAP.

        "TRADEMARK SECURITY AGREEMENTS" shall mean the Amended and Restated Trademark Security Agreement made by the Borrower and the Trademark Security Agreement made by Auburn, each dated as of June 30, 2004, and the Trademark Security Agreement made by Burlen, as provided in Section 3.1.4 of this Agreement.

        "UNIFORM COMMERCIAL CODE" shall have the meaning set forth in Section
1.3 of this Agreement.

        "WUNDIES DE HONDURAS " shall mean Wundies de Honduras S.A. de C.V., a Honduras corporation.

        SECTION 1.2 ACCOUNTING TERMS. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.

        SECTION 1.3 TERMS DEFINED IN UNIFORM COMMERCIAL CODE. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided by the Uniform Commercial Code of the State of New York (the "Uniform Commercial Code") in effect as of the Closing Date to the extent the same are used or defined therein, and all references to the Uniform Commercial Code shall mean the Uniform Commercial Code as in effect on the Closing Date.

                                    ARTICLE 2

                                 CREDIT FACILITY

        SECTION 2.1 REVOLVING LOAN FACILITY. Subject to the terms and conditions of this Agreement, each of the Banks, severally and not jointly, shall make revolving loans available to the Borrower in the following manner. During the period from the date hereof to and including such date as is thirty
(30) days prior to the Maturity Date, each Bank will make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans ") to the Borrower in amounts not to exceed such Banks' Pro Rata Share which, when added to the then Outstanding Revolving Loan Balance, do not exceed the then effective Revolving Facility Amount. The date a Revolving Loan is made is referred to as the "Advance Date". The Borrower may borrow, repay and reborrow the Revolving Loans subject to the terms of this Agreement. The Borrower's Obligations with respect to each Advance shall be outstanding, due and enforceable in accordance with the terms of the third amended and restated revolving note, duly executed by the Borrower, dated as of the Closing Date, substantially in the form annexed hereto as EXHIBIT "A" (the "Revolving Note") delivered and payable to the Agent as agent for the Banks in the principal amount of $60,000,000. The Revolving Note amends, restates and replaces the two (2) outstanding second amended and restated revolving notes made by the Borrower, one to the order of each Original Lender each of which is hereby cancelled, but the Revolving Note does not extinguish or negate the debt evidenced thereby. Each Bank shall fund each Revolving Loan through the Agent as provided herein. The Agent on behalf of each Bank, shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the Revolving Note (or on a continuation of such schedule attached to the Revolving Note and made a part thereof) or in the Agent's books and records evidencing such Revolving Loan, an appropriate notation evidencing the date and amount of each Revolving Loan to the Borrower (including all Revolving Loans outstanding as of the Closing Date) as well as the date and amount of each payment and prepayment with respect thereto; PROVIDED, HOWEVER, that the failure of the Agent to make such a notation on a Revolving Note shall not affect any Obligations of the Borrower under the Revolving Note. Any such notation shall be presumptively correct as to the date and amount of the Revolving Loan or portion thereof, or payment or prepayment of principal or interest thereon, absent manifest error.

        SECTION 2.2 MAKING THE REVOLVING LOANS. Each Revolving Loan shall be made on notice (a "Notice of Advance"), given by the Borrower to the Agent and the Banks not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Loan, if it is to be a LIBOR Rate Loan, or one (1) Business Day prior to the date of the proposed Revolving Loan if it is to be a Prime Rate Loan. Each Notice of Advance shall be in the form of "Exhibit B" annexed hereto. Each Notice of Advance shall specify therein
(i) the date of such proposed Advance, (ii) the aggregate amount of such proposed Advance, (iii) whether the Advance is to be a Prime Rate Loan or LIBOR Rate Loan, and (iv) if the Revolving Loan is to be a LIBOR Rate Loan, the initial Interest Period for such Advance. Each Notice of Advance shall be irrevocable and binding on the Borrower. The Agent on the same day it receives a Notice of Advance shall advise each Bank of such Bank's Pro Rata Share of the requested Advance (such Bank's Revolving Loan). The Borrower shall indemnify the Agent and each Bank against any loss, cost or expense incurred by any of them as a result of any failure of the Borrower to fulfill, on or before the date specified in such Notice of Advance for such proposed Advance, the applicable conditions set forth in
Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund any Revolving Loan to be made by such Bank as part of such proposed Advance. Each Revolving Loan shall be in a minimum aggregate principal amount of $1,000,000 or in integral multiples of $100,000 in excess thereof. The Borrower may not give more than five (5) Notices of Advance in any one month. All Revolving Loans comprising the same borrowing shall be made by each Bank simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Bank shall be responsible for any failure by any other Bank to perform its obligation to make a Revolving Loan hereunder, nor shall the commitment of any Bank be increased or decreased as a result of any such failure. If any Bank fails to perform its obligation to make a Revolving Loan, the Borrower shall be given notice thereof. Each Bank shall make its Revolving Loan on the proposed date thereof by paying the amount required to the Agent in New York, New York in immediately available funds not later than noon, New York City time, and the Agent shall as soon as practicable, but in no event later than noon, New York City time on the proposed date thereof, credit the amounts so received to the general deposit account of the Borrower with the Agent in immediately available funds or, if the Revolving Loans are not to be made on such date because any condition precedent to a borrowing herein specified is not met, promptly return the amounts so received to the respective Banks.

        SECTION 2.3     REVOLVING LOAN PAYMENTS.

        2.3.1 PAYMENTS. The aggregate unpaid principal amount of the Revolving Loans shall be due and payable in full, without notice or demand to the Borrower on the Maturity Date and shall be payable to the Agent in immediately available funds without offset or counterclaim. The Borrower hereby authorizes the Agent to charge any of its accounts with the Agent for any amount due and payable. Absent the occurrence of an Event of Default all payments shall be applied first to fees and expenses, than to interest on the Obligations, and the balance to principal in accordance with this Agreement. Whenever any payment due hereunder, or under any other Loan Document, shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. Upon receipt of payment from the Borrower, of principal or interest, the Agent shall pay each Bank its Pro Rata Share on the same day as the Borrower's said payment if such payment is received by the Agent before 2:00 p.m, and otherwise on the next Business Day (which for the purposes of this Section shall mean any day on which COMMERCIAL banks are open for business in New York, New York). If any payment from the Borrower is received after 2 p.m., the Borrower shall be responsible for interest until the next Business Day.

        2.3.2 MANDATORY PAYMENTS OF REVOLVING LOANS. If at any time the Outstanding Revolving Loan Balance shall exceed the Revolving Facility Amount, the Borrower, without demand or notice, shall immediately pay to the Agent such amount as may be necessary to eliminate such excess, and the Agent shall pay each Bank its Pro Rata Share thereof, as is provided in Section 2.3.1 of this Agreement.

        SECTION 2.4     THE TERM LOAN.

        2.4.1 OUTSTANDING TERM LOANS. On September 11, 2000, each Original Lender made a term loan to the Original Borrowers in the principal amount of $5,000,000. The Original Borrowers evidenced their obligation to pay the interest and principal on each term loan by executing and delivering two (2) term notes, one (1) payable to each Original Lender, each dated as of September 11, 2000, and in the principal amount of $5,000,000 which notes were amended and restated as of June 14, 2002. On January 5, 2001 each Original Lender made a second term loan to the Original Borrowers in the principal amount of $10,000,000. The Original Borrowers evidenced their obligation to pay the principal of and interest on each second term loan by executing and delivering two (2) term notes, one (1) payable to each Original Lender, each dated as of January 5, 2001 and in the principal amount of $10,000,000, which notes were amended and restated as of June 14, 2002. On June 14, 2002 each Original Lender made a third term loan to the Borrower in the principal amount of $2,500,000. The Borrower evidenced its obligation to pay the principal of and interest on each third term loan by executing and delivering two (2) term notes, one (1) payable to each Original Lender, each dated as of the June 14, 2002, and in the principal amount of $2,500,000. The Borrower hereby confirms that (i) the aggregate principal balance of the term loans made to the Original Borrowers and to it by the Original Lenders, as of the Closing Date is $7,428,600, (ii) each note evidencing the said term loans is its valid and binding agreement, and
(iii) it has no defense, claim, or offset to payment of any of the said term loans.

        2.4.2 NEW TERM LOAN AND CONSOLIDATION. Concurrently with the execution and delivery of this Agreement, the Banks through the Agent, are making an additional term loan to the Borrower in the principal amount of $62,571,400, to which amount is being added the aggregate principal balance of the term loans made by the Original Lenders to the Original Borrowers and to the Borrower, as described in Section 2.4.1 hereof. Accordingly, the principal amount of the term loan as of the Closing Date is $70,000,000 (the "Term Loan"). The principal amount of the Term Loan shall be repaid by the Borrower to the Agent, as agent for the Banks, in twenty (20) consecutive quarterly installments due and payable on the first day of each March, June, September and December commencing March 2005. Each such installment shall be in the principal amount of $3,500,000. Concurrently the Borrower is evidencing its obligation to pay the principal or interest on the Term Loan by executing and delivering a term note dated as of even date herewith in the principal amount of $70,000,000 substantially in the form of the term note annexed hereto as Exhibit C (the "Term Note"). The Term
Note incorporates and amends, restates and replaces each of the term notes referred to in Section 2.4.1 of this Agreement, each of which is hereby cancelled, but the Term Note which in no way extinguishes or negates the Obligations evidenced thereby. If any payment from the Borrower is received after 2 p.m., the Borrower shall be responsible for interest until the next Business Day.

        2.4.3 PAYMENTS. Absent the occurrence of an Event of Default, all payments shall be applied first to fees and expenses, then to interest on the Obligations, and the balance to principal in accordance with this Agreement. The Borrower shall make all payments of principal and interest on the Term Loan in immediately available funds to the Agent without offset or counterclaim. Whenever any payment due on the Term Loan or under any other Loan Document, shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. Upon receipt of payment from the Borrower, of principal and/or interest, the Agent shall pay each Bank its Pro Rata Share on the same day as the Borrower's said payment, if received by the Agent before noon and otherwise on the next Business Day (which for purposes of this Section 2.4.3 shall mean any day on which commercial banks are open for business in New York, New York). If any payment from the Borrower is received after 2 p.m., the Borrower shall be responsible for interest until the next Business Day.

        SECTION 2.5     INTEREST.

        2.5.1 REVOLVING LOAN RATES. The Borrower shall pay interest on the unpaid principal amount of each Revolving Loan from the date hereof until the principal amount thereof shall be paid in full at the following rates. Each Prime Rate Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Prime Rate as in effect from day to day as interest accrues. Each LIBOR Rate Loan shall bear interest during each Interest Period applicable thereto at the Revolving LIBOR Loan Rate applicable to such Interest Period. The Agent shall, as soon as practicable after 11:00 a.m., New York City time, two (2) LIBOR Business Days prior to the commencement of a particular Interest Period, determine the LIBOR Rate which will be in effect during such Interest Period and, inform the Borrower and each Bank of the Revolving LIBOR Loan Rate so determined (which determination shall be conclusive and binding upon the Borrower and each Bank absent manifest error). Except as otherwise specifically provided to the contrary, each LIBOR Rate Loan shall bear interest at the Revolving LIBOR Loan Rate so determined from and including the first day of such particular Interest Period to, but not including, the last day of such particular Interest Period.

        2.5.2 TERM LOAN RATE. The Borrower shall pay interest on the unpaid principal amount of the Term Loan from the date thereof until the principal amount thereof shall be paid in full. The Term Loan shall bear interest during each Interest Period applicable thereto at the Term Loan Rate applicable to such Interest Period. The Agent shall, as soon as practical after 9 a.m. New York City time, two (2) LIBOR Business Days prior to the commencement of a particular Interest Period determine the LIBOR Rate which shall in effect during such Interest Period and inform the Borrower and each Bank of the Term Loan Rate so determined (which determination shall be conclusive and binding upon the Borrower absent manifest error). Except as otherwise specifically provided the contrary, the Term Loan shall bear interest at the Term Loan Rate so determined from and including the first day of such particular Interest Period to, but not including, the last day of such particular Interest Period.

        2.5.3   UNAVAILABILITY OF LIBOR RATE BASED LOANS.

                (a) In the event, and on each occasion that prior to the commencement of a particular Interest Period, the Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that U.S. dollar deposits in an amount approximately equal to the principal balance of such LIBOR Rate Loan, or the Term Loan, as is applicable, and for the relevant maturity, are not available at such time in the London Interbank Market, or reasonable means do not exist for ascertaining a LIBOR Rate for such particular Interest Period, the Agent shall so notify the Borrower and each Bank and the interest for the

LIBOR Rate Loans or Term Loan, as is applicable, shall automatically convert to the Prime Rate as of the Advance Date or next occurring Roll Over Date with respect to such Loan, unless the Borrower notifies the Agent no later than two
(2) Business Days prior to the date of such proposed borrowing that its request for such borrowing be canceled or made as an unaffected type of LIBOR Rate Loan, it otherwise being agreed that the Prime Rate shall remain in effect thereafter unless and until the Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that the aforesaid circumstances no longer exist, whereupon interest shall again be charged at the Revolving LIBOR Loan Rate or Term Loan Rate, as is applicable, in the manner set forth in this Agreement.

                (b) If any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain a Loan based upon the LIBOR Rate, or any portion thereof, such Bank shall, within one (1) business day so notify the Agent and the Borrower, whereupon such Bank's obligations hereunder to make or maintain Loans based upon the LIBOR Rate shall be suspended and each affected Loan shall automatically convert to a Prime Rate Loan, unless the Borrower notifies the Agent and each Bank within two (2) Business Days that its request for such proposed borrowing be canceled, or such borrowing be made as an unaffected type of LIBOR Rate Loan, or if such Loan is outstanding that it is concurrently being repaid. Notice given to the Borrower pursuant to this Section 2.5.3 shall be effective on the last day of the then existing Interest Period, unless it shall be unlawful to maintain such LIBOR Rate Loan in which event it shall be effective immediately. Interest at the Prime Rate shall remain in effect unless and until the Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that the aforesaid circumstances no longer exist, whereupon interest shall be charged at the Revolving LIBOR Loan Rate or Term Loan Rate, as is applicable, in the manner set forth in this Agreement.

                (c) If interest on any Loan is charged at the Prime Rate on and from a date other than a Roll Over Date, the Borrower shall pay to the Agent for the benefit of the Banks, on demand, an amount determined in accordance with
Section 2.10 of this Agreement.

        2.5.4 LIBOR RATE COSTS. The Borrower agrees to pay the Agent, on demand by the Agent, such additional amount or amounts as the Agent shall reasonably determine will compensate the Agent and each Bank for (i) additional costs incurred by any of them, in making or maintaining a LIBOR Rate on a Loan, and (ii) any amount not received, or receivable, by the Agent or any Bank under this Agreement (whether principal, interest or otherwise) as a result of:

                2.5.4.1 the imposition after the date of this Agreement of, or changes after the date of this Agreement in the reserve requirements promulgated by the Board of Governors of the Federal Reserve system of the United States, including, but not limited to, any reserve on Eurocurrency Liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States at the ratios provided in such Regulation from time to time (it being agreed that the portion of the Loans bearing interest based upon a LIBOR Rate from time to time in accordance with the provisions of this Agreement shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation);

                2.5.4.2 any change, after the date of this Agreement, in applicable law, rule or regulation or in the interpretation or administration thereof by any domestic or foreign governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) or by any domestic or foreign court changing the basis of taxation or payments to any Bank, as the case may be, of a Loan on which interest is charged based upon the LIBOR Rate or interest based upon the LIBOR Rate Loan or any other fees or amounts payable under this Agreement (other than taxes imposed on all or any portion of the overall net income of such Bank, by the State of New York or the Federal government and other than franchise taxes imposed in lieu of net income taxes), or imposing, modifying or applying any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for Loans by the Agent or any Bank or on the London Interbank Market any other condition affecting this Agreement, or the Loan or Loans bearing interest based upon a LIBOR Rate; or

                  2.5.4.3 any amount or amounts payable by the Borrower to the Agent pursuant to this Section 2.5, or Sections 2.6 or 2.10 of this Agreement shall be paid by the Borrower to the Agent within ten (10) days of receipt by the Borrower from the Agent of a statement setting forth the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding upon the Borrower absent manifest error. Failure on the part of the Agent or a Bank to demand compensation for any increased costs in any Interest Period shall not constitute a waiver of the Agent's or such Bank's right to demand compensation for any increased costs incurred during any such Interest Period or in any other subsequent or prior Interest Period. For the purposes of this Section 2.5.4.3, the Agent shall follow the instructions of the affected Bank. If a Bank cannot make a LIBOR Rate Loan and is therefore obliged to make a Prime Rate Loan, as herein provided, the other Bank or Banks shall have the option to also make a Prime Rate Loan in response to the applicable Notice of Advance.

        2.5.5 DEFAULT RATE OF INTEREST. Effective immediately upon the occurrence of any Event of Default, and effective retroactively to the date of the Default underlying the Event of Default, without further notice or demand, the principal balance of all Obligations then outstanding and, to the extent permitted by applicable law, any interest payments on the Obligations not paid when due, shall bear interest payable at a rate per annum equal to the Prime Rate plus three (3%) percent.

        2.5.6 COMPUTATION OF INTEREST. Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed in the period during which interest accrues. Interest on each Advance shall accrue at the rate specified in Section 2.5.1 of this Agreement from the Advance Date until the Revolving Loan is repaid in full by federal wire transfer or other immediately available funds. Interest on the principal balance of the Term Loan shall accrue at the rate specified in Section 2.5.2 of this Agreement until the Term Loan is repaid in full by federal wire transfer or other immediately available funds.

        2.5.7 INTEREST PAYMENTS. Interest accrued on a Prime Rate Loan in any calendar month shall be payable in arrears on the first day of the following month, and on any LIBOR Rate Loan at the end of the Interest Period; and in any event on the Maturity Date. Interest may be charged to any account maintained by the Borrower with the Agent on the date such payment is due and payable.

        2.5.8 USURY. Notwithstanding anything elsewhere contained in the Loan Documents (i) no provision of the Loan Documents shall be deemed to require the payment or to permit the collection of any interest in excess of the maximum rate now or hereafter permitted to be paid or collected under the applicable usury law and (ii) if it should be determined that any amount paid or collected is in excess of such maximum lawful rate, such excess shall, at the election of the Agent, either (a) be credited as a repayment of principal or (b) be deemed to have been paid and collected by mutual mistake of the parties and shall be refunded to the Borrower. Any credit pursuant to this Section 2.5.8 shall reduce the Revolving Loans, and take effect and be applied on the first day after the expiration of the next Roll Over Date.

        SECTION 2.6     INCREASED COSTS.

        2.6.1 COSTS. If either (i) the introduction of or any change in the interpretation of any domestic or foreign law or regulation, or (ii) compliance by the Agent or any Bank with any domestic or foreign guideline, or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Agent or any Bank or any corporation controlling any Bank, and any Bank reasonably determines that the amount of such capital is increased by or based upon the existence of any Loan made hereunder, then, upon demand by the Agent, the Borrower shall pay to the Agent for such Bank from time to time such additional amounts as may be specified by the Agent as sufficient to compensate it, or as applicable the affected Bank, in light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the maintenance of the Loan. A certificate as to such amounts submitted to the Borrower by the Agent shall, in the absence of manifest error, be conclusive and binding for all purposes. For the purposes of this Section 2.6.1, the Agent shall follow the instructions of the affected Bank.

        2.6.2 TAXES. All payments made pursuant to this Agreement or any other Loan Document shall be made free and clear of, and without deduction for, any taxes (as herein defined). If the Borrower shall be required to deduct any taxes in respect of any sum payable under the Notes, or its reimbursement obligations with respect to Letters of Credit or by reason of the Acceptances then the sum payable shall be increased so that the Banks shall receive an amount equal to the sum the Banks would have received had no deductions been made. In the event that the Banks shall pay any taxes required to be deducted by the Borrower, and not deducted, the Borrower shall pay to the Banks on demand, and shall indemnify and hold the Banks harmless from any and all taxes paid by the Banks, and any and all liabilities (including, without limitation, penalties, interest and expenses) with respect thereto, whether or not such taxes were correctly or legally asserted. For the purpose of this Section 2.6.2 only, "taxes" shall mean any and all present and future taxes, levies, imposts, deductions, charges and withholdings in any jurisdiction worldwide, and all liabilities with respect thereto, which are imposed with respect to the Notes, Letters of Credit or Acceptances, or to any amount payable under this Agreement, excluding taxes determined on the basis of the net income of a Person or of any of its offices.

        SECTION 2.7     FEES.

        2.7.1 UNUSED FEE. The Borrower shall pay the Agent for the benefit of each Bank, a fee of one quarter of one percent (0.25%) per annum on the daily average of the unused portion of the Revolving Loan Commitment which shall be calculated and be due and payable quarterly in arrears on the first day of October, January, April and July; which fees shall be non-refundable and fully earned on the date due and may be charged to the Borrower accounts at the Agent. The Agent shall remit to each Bank its Pro Rata Share of such fees as provided in Section 2.3.1 of this Agreement.

        2.7.2 COMMITMENT FEE. The Borrower shall pay the Agent for the benefit of each Bank a Commitment Fee of $275,000. The Agent shall remit to each Bank its Pro Rata Share of such fee as provided in Section 2.3.1 of this Agreement.

        2.7.3 AGENT FEE. The Borrower shall pay the Agent an agent fee of $50,000 as a condition of this Agreement becoming effective and shall pay the Agent an additional agent fee of $81,000 on June 30, 2005, for the period to the Maturity Date, and if the Banks in their discretion should extend the Maturity Date, as a condition of each twelve (12) month extension, the Borrower shall concurrently pay the Agent an amount equal to one eighth of one (1/8%) percent of the then outstanding principal balance of the Term Loan and one eighth and one (1/8%) percent of the Commitment of all of the Banks.

        SECTION 2.8 PREPAYMENT OF PRIME RATE LOANS. The Borrower shall have the right to prepay any Prime Rate Loan in whole or in part (but only integral multiples of $100,000) upon not less than one (1) Business Days prior written notice to the Agent and the Banks, specifying the intended date of prepayment and the amount to be prepaid upon payment of all interest and other sums then due and payable pursuant to the provisions of this Agreement.

        SECTION 2.9 PREPAYMENT OF LIBOR RATE LOANS. The Borrower shall have the right to prepay any LIBOR Rate Loan in whole upon not less than three (3) LIBOR Business Days' prior written IRREVOCABLE notice to the Agent prior to the date of said prepayment specifying the intended date of prepayment and the amount to be prepaid and upon payment of all related interest and other sums then due and payable pursuant to the provisions of this Agreement. The LIBOR Rate Loan specified in any such IRREVOCABLE notice of prepayment shall, notwithstanding anything to the contrary contained in this Agreement, be absolutely and unconditionally due and payable on the date specified in such notice. No prepayment premium shall be payable if such prepayment occurs on a Roll Over Date. If such prepayment does not occur on a Roll Over Date, the Borrower shall pay to the Agent for the benefit of the Banks contemporaneously with such prepayment an amount equal to any loss or expense by reason thereof, as provided for in Section 2.10.

        SECTION 2.10 LIBOR RATE INDEMNITY. The Borrower shall indemnify the Agent and the Banks against any loss or expense that the Agent or any Bank, as the case may be, may sustain or incur as a consequence of any default by the Borrower in the payment of principal or interest on a LIBOR Rate Loan as and when due and payable, or prepayment of any LIBOR Rate

Loan or conversion thereof occur on a date which is not a Rollover Date thereof, or the occurrence of any Event of Default specified in this Agreement, including, but not limited to, any loss or expense sustained or incurred by the Agent or any Bank in liquidating or re-employing deposits from third parties acquired to effect or maintain a LIBOR Rate with respect to all or any portion of the LIBOR Rate Loan. The Agent shall provide the Borrower with a statement explaining the amount of any such loss or expense, which statement shall be conclusive and binding upon the Borrower absent manifest error.

        SECTION 2.11    LETTERS OF CREDIT.

        2.11.1 LETTERS OF CREDIT. Subject to the terms and conditions hereof, the Agent, as a Bank, shall issue, or cause one or more of the other Banks to issue, letters of credit ("Letters of Credit") on behalf of the Borrower; PROVIDED, HOWEVER, that the Agent will not issue or cause to be issued any Letters of Credit: (i) to the extent that the face amount of such Letters of Credit would then cause the Outstanding Revolving Loan Balance PLUS the outstanding Letters of Credit and Acceptances to exceed the lesser of (a) the Revolving Loan Commitment or (b) the Borrowing Base, (ii) after the Maturity Date or (iii) which have an expiration date which is later than January 15, 2006. In the event there is a draw against a Letter of Credit, which is not reimbursed as provided in the applicable reimbursement agreement or otherwise, the amount of the draw shall be deemed a Revolving Loan for the purposes of the Revolving Facility Amount. All disbursements or payments related to Letters of Credit shall bear interest at the applicable Prime Loan Rate; Letters of Credit that have not been drawn upon shall not bear interest.

        2.11.2 ISSUANCE OF LETTERS OF CREDIT. The Borrower may request the Agent, as a Bank, to issue, or request one or more of the other Banks to issue a Letter of Credit by delivering to the Agent its form, or upon the Agent's request, the Issuer's form of Letter of Credit application (the "Application") completed to the satisfaction of the Agent and the Issuer, and such other certificates, documents and other papers and information as the Agent may reasonably request. The Borrower shall provide each Bank with a copy of each such request, including any request to increase an issued Letter of Credit. Each Letter of Credit shall, among other things, provide for the payment of sight drafts or acceptances of drafts when presented for honor thereunder in accordance with the terms thereof, and when accompanied by the documents described therein. Each Documentary Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer, and each standby letter of credit shall be subject to the International Standards and Practices for Standby Letters of Credit of the International Chamber of Commerce, effective January 1, 1999 ("ISP98") and any amendments or revisions thereof adhered to by the Issuer, in each case, to the extent not inconsistent therewith, the laws of the State of New York. The Agent shall use its best efforts to notify each Bank of the request by the Borrower for a Letter of Credit.

        2.11.3  REQUIREMENTS FOR ISSUANCE OF LETTERS OF CREDIT.

                2.11.3.1 In connection with the issuance of any Letter of Credit, the Borrower shall indemnify, save and hold the Agent and each Bank harmless from any loss, reasonable cost, expense or liability, including, without limitation, payments made by the Agent or any Bank and reasonable expenses and reasonable attorneys fees incurred by the Agent or any Bank arising out of, or in connection with, any Letter of Credit to be issued or created for the Borrower. The Borrower shall be bound by the Agent or any Issuer's regulations and reasonable good faith interpretations of any Letter of Credit issued or created for the Borrower's account, although this interpretation may be different from its own; and neither the Agent nor any Bank shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following the Borrower's instructions or those contained in any Letter of Credit, or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for the Agent's, any Bank's, or the Issuer's willful misconduct or gross negligence.

                2.11.3.2 If the Agent is not the Issuer of any Letter of Credit, the Borrower shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

                2.11.3.3 In connection with all Letters of Credit issued or caused to be issued by the Agent under this Agreement, the Borrower hereby appoints the Agent, or its designee, as its attorney-in-fact, with full power and authority, following the occurrence and during the continuance of an Event of Default (i) to sign and/or endorse the Borrower's name upon any warehouse or other receipts, Applications and acceptances; (ii) to sign the Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of the Agent or its designees, and to sign and deliver to Customs officials powers of attorney in the name of the Borrower for such purpose; and (iv) to complete in the Borrower's name or name of the Agent, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither the Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for the Agent or its attorney's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as there is an Event of Default which has not been (i) cured or (ii) waived in accordance with the terms of this Agreement.

                2.11.3.4 Each Bank shall, to the extent of its Pro Rata Share, be deemed to have irrevocably purchased an undivided participation in each unreimbursed reimbursement obligation. In the event that at the time a disbursement is made the Outstanding Revolving Loan Balance exceeds or would exceed, with the making of such disbursement, the Revolving Facility Amount, and such disbursement is not reimbursed by the Borrower within two (2) Business Days, the Agent shall promptly notify the Borrower and each Bank, which notice shall be deemed a Notice of Advance (notwithstanding that the Outstanding Loan Balance exceeds the Revolving Facility Amount) of a Prime Rate Loan in the amount of the disbursement plus interest thereon from the date thereof, plus any unreimbursed costs and expenses relating to such unreimbursed disbursement, all of which shall be set forth in such notice. Each Bank's participation commitment shall continue until the last to occur of any of the following events: (A) the Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder, (B) no Letter of Credit issued hereunder remains outstanding and uncanceled or (C) all Persons (other than the Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit. Any sums expended, in a commercially reasonable manner, by the Agent or any Bank due to the Borrower's failure to perform or comply with its obligations under this Agreement or any other Loan Document, shall be charged to the Borrower as a Prime Rate Loan and added to the Obligations.

        2.11.4 LETTER OF CREDIT FEES. The Borrower shall pay to the Agent for the account of the Banks, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, (i) in the case of commercial Letters of Credit, a fixed fee equal to one quarter (0.25%) percent of the face amount of each outstanding Letter of Credit, such fee to be payable on the date of issue thereof and quarterly thereafter; and a fixed fee equal to the greater of (a) $200 or (b) one eighth of one percent (1/8%) such fee to be payable on the negotiation of the Letter of Credit and retained by the Issuer; and (ii) in the case of standby Letters of Credit, a fee equal to the maximum face amount of each outstanding Letter of Credit multiplied by one and fifteen one hundredths (1.15%) percent, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable at the issuance of such Letter of Credit, and
(iii) in the case of standby Letters of Credit or commercial Letters of Credit, a fronting fee equal to the greater of (a) $200, or (b) one-eighth (1/8%) percent and retained by the Issuer, and any and all reasonable fees and expenses as required by the Issuer in connection with any such Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, and shall reimburse the Agent for any and all reasonable fees and expenses, if any, paid by the Agent or any Issuer. All such fees and expenses shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such fee or expense in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing fee or expense for that type of transaction. Following the occurrence and during the continuance of an Event of Default, upon demand the Borrower will cause cash to be deposited and maintained in an account with each Bank, as cash collateral pursuant to this Agreement, in an amount equal to each Bank's Pro Rata Share of the outstanding Letters of Credit plus two (2%) percent, and the Borrower hereby irrevocably authorizes each Bank, in its discretion, on the Borrower's behalf and in the Borrower's name, to open such an account and to make and maintain deposits therein, and authorize the Agent to utilize the proceeds of Accounts or other Collateral or any other funds of the Borrower coming into the Agent's possession at any time to fund such accounts.

        SECTION 2.12 ACCEPTANCES. Subject to the terms and conditions of this Agreement, upon the request of the Borrower, the Issuer will accept drafts presented by the beneficiary of a commercial Letter of Credit, which drafts (i) are being presented to the Agent in accordance with the terms of a commercial Letter of Credit, and (ii) name the Issuer as drawee and the beneficiary as payee and otherwise are in a form acceptable to the Issuer in its sole discretion (each an "Acceptance" and collectively, "Acceptances"). No Acceptance shall have a maturity date which is later than ninety (90) days after its creation date or occurring after January 15, 2006. The Borrower shall pay the Agent for the benefit of the Banks a fee on each Acceptance at a rate equal to one and fifteen one hundredths (1.15%) percent of the full amount of such Acceptance from the date the Acceptance is created to the date of its maturity, such fee to be calculated on the basis of a 360-day year for the actual number of days elapsed, and to be payable on the date the Acceptance is created. In addition, the Borrower shall pay a $200 administration fee and any other reasonable costs or expenses of the Issuer.

        2.12.1 ACCEPTANCE AVAILABILITY. The aggregate amount available to the Borrower for Acceptances ("Acceptance Availability") shall be the lesser of: (i) the Borrowing Base, or (ii) $60,000,000, in either case minus the outstanding
(a) Revolving Loans, (b) Letters of Credit, and (c) Acceptances.

        2.12.2 CREATION OF ACCEPTANCES. The Agent as a Bank, or any other Bank as an Issuer shall create an Acceptance upon the presentation of a draft by the beneficiary of a commercial Letter of Credit, which draft (i) is being presented to the Issuer in accordance with the terms of a commercial Letter of Credit, and
(ii) names the Issuer as drawee and the beneficiary as payee and otherwise is in a form acceptable to the Issuer in its sole discretion. The Borrower hereby constitutes and appoints the Agent, acting by any authorized signatory thereof, the true and lawful attorney-in-fact of the Borrower to sign for and in the name of the Borrower any such draft presented to the Issuer for acceptance and to complete any such draft as appropriate.

        2.12.3 PAYMENT OF ACCEPTANCE LIABILITIES. Neither the Agent nor any Bank shall have an obligation to discount any Acceptance created hereunder. The sole obligation of the Agent shall be to honor its obligation on the drafts accepted by it in accordance with the provisions of this Section 2.12. With respect to each Acceptance created hereunder, the Borrower unconditionally agrees to pay the Agent for such Acceptance, on the maturity date of such Acceptance, or on such earlier date as may be required pursuant to the terms of this Agreement, the face amount of the Acceptance.

        2.12.4 PARTICIPATION. Each Bank shall, to the extent of its Pro Rata Share, be deemed to have irrevocably purchased an undivided participation in each unreimbursed Acceptance. In the event that at the time a disbursement is made the Outstanding Revolving Loan Balance plus the face amount of any outstanding Letters of Credit and outstanding Acceptance exceed or would exceed, with the making of such disbursement, the Revolving Facility Amount, and such disbursement is not reimbursed by the Borrower within two (2) Business Days, the Agent shall promptly notify the Borrower and each Bank, which notice shall be deemed a Notice of Advance (notwithstanding that the Outstanding Loan Balance exceeds the Revolving Facility Amount) of a Prime Rate Loan in the amount of the disbursement plus interest thereon from the date thereof, plus any unreimbursed costs and expenses relating to such unreimbursed disbursement; all of which shall be set forth in such notice. Each Bank's participation commitment shall continue until the last to occur of any of the following events: (A) the Agent ceases to be obligated to issue or cause to be issued Acceptances hereunder, (B) no Acceptance issued hereunder remains outstanding and uncanceled or (C) the Banks have been fully reimbursed for all payments made under or relating to Acceptances. Any sums expended, in a commercially reasonable manner, by the Agent or any Bank due to the Borrower's failure to perform or comply with its obligations with respect to Acceptances under this Agreement or any other Loan Document, may be charged to the Borrower as a Prime Rate Loan and added to the Obligations.

        2.12.5 INDEMNIFICATION; CONVERSION OF ACCEPTANCE LIABILITIES. The Borrower shall indemnify, save and hold the Agent and each Bank harmless from any loss, cost, reasonable expense or liability, including, without limitation, payments made by the Agent or any Bank and reasonable expenses and reasonable attorneys' fees incurred by any of them arising out of or in connection with any Acceptance to be issued or created for the Borrower, including but not limited to any loss, cost, expense or liability due to the fact that any of the certifications made pursuant to Section 2.12 of this Agreement proves to have been incorrect in any respect. The foregoing agreement shall be in addition to any rights that the Agent or any Bank may have by reason of any other provision of this Agreement, at common law or otherwise. In addition, in the event that any Acceptance created hereunder is or becomes ineligible for purchase or discount by the Federal Reserve Bank (assuming such Acceptance was accepted and endorsed by a member bank of the Federal Reserve System), the related outstanding liability shall automatically be converted to a Prime Rate Loan, subject to all applicable provisions of this Agreement.

                                    ARTICLE 3

                           EFFECTIVENESS OF AGREEMENT

        SECTION 3.1 CONDITIONS PRECEDENT. The effectiveness of this Agreement, and each Bank's Commitment, shall be expressly subject to the Banks' satisfaction, or waiver, of the following conditions precedent, such satisfaction, or waiver, to be evidenced by each Bank's execution of a counterpart of this Agreement:

        3.1.1 TRANSACTIONS LAWFUL AND PERMITTED. The Agent and each Bank shall have received such assurances, as it may request to confirm that the execution and delivery of, and performance under, the Agreement and other Loan Documents
(i) have been duly authorized by all necessary corporate action and have received all necessary consents and approvals (including shareholder approval) and have been done with all necessary notifications, registrations and filings,
(ii) are permitted by and comply in all respects with the certificate of incorporation and by-laws of each of the Loan Parties and any and all applicable contracts, statutes, and regulations, and rules of common law and equity, and
(iii) are not and will not be subject to rescission, avoidance or legal liability.

        3.1.2 REPRESENTATIONS AND WARRANTIES. No Default or Event of Default shall have occurred and be continuing and all of the representations and warranties contained in this Agreement or otherwise made to the Agent and/or the Banks pursuant to or in connection with any of the other Loan Documents shall be correct and complete in all material respects.

        3.1.3 NOTES. The Borrower shall have executed and delivered the Revolving Note and Term Note to the Agent.

        3.1.4 BURLEN. Burlen shall have executed and delivered (i) an unlimited guarantee of payment to the Banks of the Obligations in the form of "Exhibit D" annexed hereto, (ii) a security agreement in the form of "Exhibit E" annexed hereto (the "Burlen Security Agreement") granting to the Agent for the benefit of the Banks a first priority perfected security interest in all of its personal property, both tangible and intangible, (iii) a Trademark Security Agreement in the form of "Exhibit F" annexed hereto, and (iv) such other documents as the Agent or the Banks shall reasonably require, including, but not limited to an executed copy of the Agreement pursuant to which the Borrower is purchasing the Burlen Shares.

        3.1.5 PLEDGE. The Borrower shall have executed and delivered a second amendment to the Pledge Agreement, substantially in the form of "Exhibit G" annexed hereto, to the Agent, for the benefit of each Bank, pursuant to which it shall have pledged all of the issued and outstanding Burlen Shares to the Agent for the benefit of the Banks.

        3.1.6 OPINIONS OF COUNSEL. The Banks shall have received a favorable written opinion of Pryor Cashman Sherman & Flynn LLP, special counsel to the Loan Parties in form and substance satisfactory to the Agent, the Banks and their counsel, as to due authorization, due execution, enforceability and such other matters required by the Banks and their counsel and containing such qualifications, limitations and exceptions as are reasonably acceptable to the Agent, the Banks and their counsel.

        3.1.7 PROOF OF INSURANCE. The Agent shall have received evidence satisfactory to the Banks that the insurance required (i) pursuant to SECTION
7.5 has been obtained, and (ii) with respect to the Real Estate Assets required pursuant to the terms and provisions of the Real Estate Collateralization Documents.

        3.1.8 FEES. The Banks shall have received payment in full of the Agent's and each Bank's fees, including, without limitation, reasonable legal fees incurred in connection with the preparation, negotiation and execution of this Agreement and all other documents delivered pursuant hereto.

        3.1.9 DELTA GALIL GUARANTEES. The Banks shall have received (i) an executed counterpart of a letter agreement, dated as of the date hereof, between Delta Galil and the Bank amending Delta Galil's Springing Guaranty, dated June 13, 2002, and (ii) a Guaranty from Delta Galil in favor of the Banks, dated as of even date hereof, which is governed by Israeli law.

        3.1.10 AUBURN CONFIRMATIONS. The Agent shall have received a confirmation by Auburn of its Guaranty and the Auburn Security Agreement; in the form of EXHIBIT H annexed hereto.

        3.1.11  OTHER DOCUMENTS. The Borrower also shall have delivered to the
Agent:

                3.1.11.1 a copy of the certificate of incorporation of each of the Loan Parties, as amended to the Closing Date, certified to be a true, correct and complete copy thereof by the Secretary of State of the State of its incorporation, or with respect to the Borrower and Auburn, a Certificate executed by its Secretary or Assistant Secretary, certifying that its Certificate of Incorporation has not been amended, restated or otherwise changed since the date of the Restated Agreement, together with a certificate from the Secretary of State in the States in which each of the Loan Parties is incorporated confirming its legal existence and good standing under the laws of such State, and a certificate of the Secretary of State of each State in which any Loan Party is qualified to do business as a foreign corporation to the effect that such Loan Party is in good standing under the laws of such State, each dated a recent date prior to the Closing Date;

                3.1.11.2 a copy of the by-laws of each Loan Party certified by its Secretary or Assistant Secretary, to be a true, correct and complete copy of such by-laws as of the Closing

Date; or with respect to the Borrower and Auburn, a certificate signed by its Secretary or Assistant Secretary, certifying that its by-laws have not been amended, restated, repealed or otherwise changed since the date of the Restated Agreement.

                3.1.11.3 resolutions of each Loan Party's Board of Directors and an authorized Committee of Delta Galil's Board of Directors approving and authorizing the execution, delivery and performance of each of the Loan Documents to which it is a party, together with a certificate of the Secretary or Assistant Secretary of each Loan Party and Delta Galil dated the Closing Date to the effect that such resolutions have been duly adopted by its Board of Directors, have not been modified or rescinded and remain in full force and effect, and that such resolutions are the only resolutions adopted by its Board of Directors relating to the subject matter thereof;

                3.1.11.4 a certificate of the Secretary or Assistant Secretary of each Loan Party and Delta Galil, dated the Closing Date, as to the incumbency and signatures of the officers executing this Agreement or any of the other Loan Documents, on its behalf;

                3.1.11.5 original copies of such other Loan Documents executed by the Borrower and Guarantors, acknowledged as appropriate, as may be requested by the Banks in their sole discretion; and

                3.1.11.6 filed copies of UCC-l financing statements identifying Burlen as debtor, listing the Agent as agent for the Banks and the Banks as secured parties, and recorded in all places as are necessary to protect the Lien of the Agent and the Banks in the Burlen Collateral.

        3.1.12 PAYOFF LETTER. A "Pay-off letter" from Bank of America N.A. and indemnification letter from Steven A. Klein, both in form and substance satisfactory to the Banks and their counsel.

        SECTION 3.2 GEORGIA PROPERTIES CONDITIONS SUBSEQUENT. The Borrower as soon as is practical, but in any event no later than February 15, 2005, shall deliver, or cause Burlen to deliver, the following to the Agent for the benefit of the Banks:

        3.2.1 GEORGIA REAL ESTATE DOCUMENTATION. Such mortgages, deeds of trust, assignments and/or UCC-1 financing statements, each in recordable form, as the Agent may require, in form and substance satisfactory to the Agent, in order to grant to the Banks a first lien and perfected security interest in the Georgia Properties as security for the Obligations (collectively, the "Georgia Real Estate Documentation").

        3.2.2 TITLE INSURANCE. Policies of title insurance insuring the Georgia Real Estate Documentation as first liens on the Georgia Properties encumbered thereby, free and clear of any other liens or exceptions to title except as may be approved by the Agent.

        3.2.3 SURVEYS. Surveys of the Georgia Properties in form and substance satisfactory to the Agent and certified to the Agent for the benefit of the Banks.

        3.2.4 CERTIFICATES OF OCCUPANCY. If requested and available, certificates of occupancy for the Georgia Properties issued by the applicable municipal authorities for the locations in which the Real Estate Assets are located and authorizing the current use of the Georgia Properties.

        3.2.5 INSURANCE. Insurance with respect to the Georgia Properties required pursuant to the terms and provisions of the Georgia Real Estate Documentation.

        3.2.6 APPRAISALS AND ENVIRONMENTAL REPORTS. Such appraisals and environmental reports as the Banks shall reasonably require.

        3.2.7 LEASES. Certification by Borrower as to all tenancies or rights of possession or other agreements pertaining to or affecting the Georgia Properties.

        3.2.8 FURTHER ASSURANCES. Such additional documentation and information as the Banks or their counsel shall reasonably require following review of the documents provided pursuant to Sections 3.2.1, 3.2.2, 3.2.3, 3.2.4 ,3.2.5, 3.2.6 and 3.2.7.

        SECTION 3.3 PENNSYLVANIA AND NORTH CAROLINA PROPERTIES CONDITIONS SUBSEQUENT. The Borrower as soon as is practical, but in any event no later than January 31, 2005, shall deliver, or cause Auburn to deliver, the following to the Agent for the benefit of the Banks.

        3.3.1 REAL ESTATE COLLATERALIZATION DOCUMENTS. The Agent shall have received for the benefit of the Banks the Real Estate Collateralization Documents and related documents listed on Schedule 3.3.1 annexed hereto.

        3.3.2 TITLE INSURANCE. Policies of title insurance insuring the Real Estate Collateralization Documentation as first liens on the respective portions of the Real Estate Assets encumbered thereby, free and clear of any other Liens or exceptions to title except as may be approved by the Agent.

        3.3.3 LESSOR ESTOPPEL AND WAIVER. Delivery to the Agent of an estoppel and waiver agreement, in form and substance satisfactory to the Agent, from the lessor under the lease for 3607 West Fourth Street, Williamsport, Pennsylvania, certifying, among other things, that no defaults exist thereunder, waiving any landlord's lien with respect to the Borrower's personal property located at the said premises and consenting to the assignment of the said leases to the Agent for the benefit of the Banks, or its designee, upon the occurrence of an Event of Default.

        3.3.4 OPINIONS OF COUNSEL. The Banks shall have received a favorable written opinion of (i) special Pennsylvania Counsel to the Borrower, and (ii) special North Carolina counsel to the Borrower, each such counsel to be acceptable to the Agent, with respect to the Real Estate Collateralization Documents applicable to the Real Estate Assets in such counsel's State, each in form and substance satisfactory to the Agent, the Banks and their counsel, as to due authorization, due execution, enforceability and such other matters required by the Banks and their counsel and containing such qualifications, limitations and exceptions as are reasonably acceptable to the Agent, the Banks and their counsel.

        SECTION 3.4 CONDITIONS SUBSEQUENT. The Borrower as soon as practical, but in any event within the time periods specified below, shall deliver or cause to be delivered to the Agent.

        3.4.1 BURLEN STOCK CERTIFICATES AND STOCK POWERS. Within three (3) business days, the stock certificate or stock certificates evidencing the Burlen Shares, and such stock powers, or documents, as would permit the Agent to transfer legal and beneficial ownership of the Burlen Shares.

        3.4.2 TERMINATION OF BANK OF AMERICA LIENS ON PERSONAL PROPERTY. Within three (3) business days, evidence that all UCC-1 Financing Statements in favor of Bank of America N.A., as secured party naming Burlen, as debtor, have been terminated.

        3.4.3 OPINION OF GEORGIA COUNSEL. Within six (6) business days a favorable written opinion of special counsel to Burlen, similar in form and substance to the opinion delivered pursuant by Pryor Cashman Sherman & Flynn LLP pursuant to Section 3.1.6 of this Agreement, and which shall include a favorable opinion as the form of UCC-1 Financing Statement filed, or to be filed by the Agent with respect to the Burlen Collateral and as to the proper place of filing of the UCC-1 Financing Statement.

        3.4.4 TERMINATION OF BANK OF AMERICA N.A. MORTGAGES. Not later than February 15, 2005, evidence that the mortgages held by Bank of America on the Georgia Properties have been terminated of record.

        3.4.5 OPINION WITH RESPECT TO GUARANTIES. Within ten (10) Business Days from the Closing Date, the Banks shall have received (x) a written opinion of Pryor Cashman Sherman & Flynn LLP, special counsel to Delta Galil, in form and substance satisfactory to the Banks and their counsel, to the effect that the Springing Guaranty dated June 13, 2002, as amended, is a valid and binding obligation of Delta Galil, enforceable in accordance with its terms under the laws of the State of New York, and (y) an opinion from Israeli counsel substantially similar to the opinion received by the Agent from I Amihud Ben-Porath, Hamou & Co. dated June 13, 2002, with respect to said Springing Guaranty. Within ten (10) Business Days from the Closing Date, the Banks shall also receive a written opinion from Israeli counsel, in form and substance satisfactory to the Banks and their counsel, and covering such matters as they shall reasonably request, with respect to a guaranty dated as of the Closing Date by Delta Galil of all of the Obligations of the Borrower in favor of the Banks (which guaranty shall be in Hebrew and governed by the laws of the State of Israel).

                                    ARTICLE 4

                          CONDITIONS TO ADVANCES, ETC.

        The obligation to make an Advance, make the Term Loan, issue a Letter of Credit or create an Acceptance shall be expressly subject to the satisfaction of the following conditions precedent:

        SECTION 4.1 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Borrower and the Guarantors contained herein shall be true and correct in all material respects to the same extent as though made on and as of any Advance Date, the date of the issuance of the Letter of Credit, or the date of the creation of an Acceptance, as is applicable.

        SECTION 4.2 NO DEFAULT. No Default or Event of Default shall have occurred or shall result from the making of the requested Advance, issuing the Letter of Credit or creating the Acceptance.

        SECTION 4.3 MATERIAL ADVERSE CHANGE. No adverse change deemed material by the Required Lenders in their sole and absolute discretion (provided, however, that the Required Lenders give the Agent and the other Banks notice thereof), in the financial condition, operations, properties, business, management or ownership of any of the Loan Parties or Delta Galil, or of any of the Loan Parties', or Delta Galil's business or financial prospects, or the risks associated with the transaction contemplated by this Agreement, shall have occurred.

        SECTION 4.4 LIENS. The Agent for the benefit of the Banks shall hold valid, enforceable and perfected first priority Liens, in and to all of the Collateral, the Auburn Collateral, and the Burlen Collateral. included in the Borrowing Base, subject only to the Permitted Encumbrances and Liens permitted pursuant to Section 8.1 of this Agreement.

        SECTION 4.5 NO OBSTACLE. No law or regulation shall prohibit, and no order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain, any Bank from making the requested Advance, Term Loan, Letter of Credit or Acceptance.

        SECTION 4.6 BORROWING BASE. After giving effect to the amount of the requested Advance, Letter of Credit or Acceptance, the aggregate amount of the Outstanding Revolving Loan Balance, outstanding Letters of Credit, and Acceptances, do not exceed the Revolving Facility Amount.

        SECTION 4.7 OTHER REQUIREMENTS. The Agent shall have received such other documents and evidence with respect to the transactions contemplated by this Agreement, in form and substance satisfactory to the Banks, as they may reasonably request.

                                    ARTICLE 5

                                   COLLATERAL

        SECTION 5.1 SECURITY INTEREST. To secure payment of the Obligations, the Original Borrowers pursuant to the Original Agreement granted to the Agent, as agent for the Banks, a continuing security interest in and to all of the property and assets of the Original Borrowers to secure the Obligations. The Borrower, as successor in interest to the Original Borrowers, does hereby ratify, confirm and continue such grant. Accordingly, the Borrower hereby grants to the Agent, for the ratable benefit of each Bank, a continuing security interest in and to all of the assets and properties of the Borrower, whether now owned or hereafter acquired and wherever located, including without limitation, all (i) Accounts; (ii) Inventory; (iii) Equipment; (iv) General Intangibles; (v) notes, drafts, letters of credit, debt and equity securities (including but not limited to certain of the Honduras Shares, and the Auburn Shares and the Burlen Shares), whether or not certificated, warrants, options, puts and calls and other rights to acquire or otherwise relating to equity securities and other instruments of any nature whatsoever; (vi) chattel paper and all bills of lading, warehouse receipts and other documents of title; (vii) property or interests in property now or hereafter coming into the possession, custody or control of the Agent or any of the Banks in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (viii) proceeds of any loans made to the Borrower; (ix) deposit accounts, monies, securities or other property or bank balances held by the Agent or any of the Banks or any affiliate thereof; (x) insurance proceeds of or relating to any of the foregoing; (xi) books and records relating to any of the foregoing and to the business of the Borrower including without limitation, any computer programming data relating to the foregoing; and (xii) accessions and additions to, substitutions for and replacements, products and proceeds of any of the foregoing.

        SECTION 5.2     THE AGENT AS BORROWER'S ATTORNEY-IN-FACT.

        5.2.1 APPOINTMENT. Pursuant to the Original Agreement the Original Borrowers appointed the Agent, or any other person whom the Agent may designate, as their attorney-in-fact, coupled with an interest, which power of attorney is hereby confirmed and ratified by the Borrower, with full power of substitution and with full power from time to time in the Borrower's stead: (i) to file any and all financing statements, modifications and continuations in respect of the Collateral and the transactions contemplated by this Agreement and the other Loan Documents in any jurisdiction which the Agent deems appropriate with respect to any Collateral, and the Borrower agrees to reimburse the Agent for the reasonable expense of any such filing including reasonable attorneys fees;
(ii) to file a carbon, photographic or other reproduction of this Agreement or of a financing statement if the Agent deems such filing necessary or desirable under applicable law; (iii) to send requests for verification of Accounts to customers or Account Debtors as long as such requests do not identify the Agent or any Bank; (iv) after the occurrence and during the continuation of an Event of Default (A) to endorse the Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent or any Bank's possession; (B) to sign the Borrower's name on any invoice or bill of lading relating to any Account, on drafts against customers, on schedules and assignments of Accounts, on notices of assignment, on verifications of Accounts and on notices to customers; (C) to notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent; (D) to receive, open and dispose of all mail addressed to the Borrower; (E) to file any claims or take any action or institute any proceeding which the Agent deems necessary or desirable for the collection of any Collateral or otherwise to enforce or protect its rights with respect to the Collateral, including but not limited to any notification to any account debtors of the Borrower; (F) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs with the proceeds of any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; (G) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Agent or as the Agent shall direct; (H) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (I) to sign and indorse any invoices, assignments, verifications and notices in connection with accounts and other documents constituting or relating to the Collateral; (J) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part hereof and to enforce any other right in respect of any Collateral; (K) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (L) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Banks may deem appropriate; (M) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any patent or trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Required Lenders shall in their sole discretion determine; (N) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Liens of the Agent and the Banks therein, in order to effect the intent of this Agreement, all as fully and effectively as the Borrower might do; (O) to ask, demand, collect, sue for, recover and receive moneys due and to become due under or in respect of any of the Collateral; or (P) to obtain and adjust insurance required to be maintained pursuant to the within Agreement; and
(v) to do all things necessary to perfect the Agent's and each Bank's Lien in the Collateral, to preserve and protect the Collateral and to otherwise carry out this Agreement. This power being coupled with an interest is irrevocable until the Obligations have been fully satisfied or the financing arrangements between the Banks and Borrower are terminated, whichever shall later occur.

        5.2.2 RATIFICATION OF ACTS. The Borrower hereby ratifies, to the extent permitted by law, all that the attorneys acting pursuant to this subsection shall lawfully, and in good faith do or cause to be done by virtue hereof.

        5.2.3 LIMITATION ON LIABILITY. The powers conferred on the Agent hereunder are solely to protect the Banks' interest in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent and each of the Banks shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither the Agent, any of the Banks nor any of the officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act, except for their own gross negligence or willful misconduct.

        5.2.4 ADDITIONAL POWERS. The Borrower also authorizes the Agent, in addition to its rights and remedies under the Uniform Commercial Code, at any time and from time to time upon the occurrence and during the continuance of any Event of Default or upon the nonpayment of any or all of the Obligations, after demand for payment, (i) to communicate in the Agent's or any Bank's own name with any party to any contract with regard to the assignment of the right, title and interest of the Borrower in and under the contracts hereunder and other matters relating thereto, and (ii) to execute, in connection with the sale provided for herein, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

        SECTION 5.3 TRADEMARK SECURITY AGREEMENT. To secure payment of the Obligations the Original Borrowers, pursuant to the Original Agreement, entered into a Trademark Security Agreement with the Agent wherein and whereby the Agent, as agent for the Banks, was granted a security interest in certain Trademarks (as therein defined), which Trademark Security Agreement was Amended and Restated concurrently with the execution and delivery of the Restated Agreement. The Borrower hereby ratifies and confirms the Amended and Restated Trademark Security Agreement, and represents and warrants to the Agent and the Banks, that the Amended and Restated Trademark Security Agreement is complete and correct and continues to secure the Loans and other Obligations.

        SECTION 5.4 REAL ESTATE ASSETS. To secure payment of the Obligations, the Original Borrowers, pursuant to the Original Agreement, and the Borrower pursuant to the June 14, 2002 Amendment thereto, granted to the Agent as agent for the Banks, mortgages, assignments, pledges and/or other Liens on the Real Estate Assets, other than the Borrower's lease for its Premises in Secaucus, New Jersey. The Borrower hereby ratifies and confirms the Real Estate Collateralization Documents as amended or restated concurrently herewith or hereafter pursuant to this Agreement, and represents and warrants to the Agent and the Banks that the Liens and other interests granted to the Agent, as agent for the Banks in the Real Estate Assets remain in full force and effect as of the date hereof and continue to secure the Loans and other Obligations.

        SECTION 5.5 ADDITIONAL COLLATERAL. Concurrently with the execution and delivery of this Agreement, (i) Burlen is granting to the Bank a security interest and Lien on the Burlen Collateral pursuant to the Burlen Security Agreement, and (ii) the Borrower, pursuant to an amendment to the Pledge Agreement, as provided for in Section 3.1.5 hereof, is pledging the Burlen Shares to the Banks.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Agent and each of the Banks as follows (each such representation and warranty deemed to be repeated on each Advance Date):

        SECTION 6.1     CORPORATE MATTERS.

        6.1.1 EXISTENCE AND OWNERSHIP. The Borrower and each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation and is duly qualified as a foreign corporation and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for those states in which the failure to qualify would not have a Material Adverse Effect. Schedule 6.1 annexed hereto, lists the legal and beneficial owners of all of the issued and outstanding shares of capital stock of the Borrower. The Borrower is the legal and beneficial owner of the Auburn Shares and the Burlen Shares.

        6.1.2 BI-ANNUAL REPORTS. Each of the Loan Parties has filed all annual or bi-annual reports required to be filed by each of them in its state of incorporation and each state in which it has qualified to do business.

        SECTION 6.2 CORPORATE AUTHORITY; NON-CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement and by the Borrower and the Guarantors of all other Loan Documents as to which they are parties are within the Borrower's and each Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Borrower or any Guarantor of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Guarantor or result in the creation or imposition of any Lien (other than any Lien created pursuant to the terms of the Loan Documents) on any asset of the Borrower or any Affiliate, except for any such contravention, default or Lien as would not have a Material Adverse Effect.

        SECTION 6.3 BINDING EFFECT. This Agreement and all other Loan Documents and the Obligations are the legal, valid and binding obligations of such of the Borrower and the Guarantors as are party thereto and are enforceable against the Borrower and such Guarantor as are parties thereof in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium, receivership or similar laws affecting or relating to the enforcement of creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

        SECTION 6.4 COLLATERAL. The Borrower has good, indefeasible, and merchantable title to and ownership of the Collateral, free and clear of all Liens except for the Liens permitted by Section 8.1 of this Agreement. All of the Collateral, Auburn Collateral and Burlen Collateral and other assets and properties of each Loan Party are currently maintained and insured as required by this Agreement and the Security Agreements. Each Account (including all Eligible Accounts) listed or referred to on any trial balance, balance sheet or the books or records of any Loan Party, or referred to in any report to the Agent or any Bank (other than Accounts which are proceeds of letters of credit, insurance proceeds, contract rights, chattel paper, instruments and documents not arising directly out of a sale or lease of goods or services) is and will be free and clear of Liens in favor of any Person other than the Agent and the Banks as provided in this Agreement, will cover a bona fide sale and delivery of goods usually dealt in by such Loan Party in the ordinary course of its business, and will be for a liquidated amount from a customer competent to contract therefor and maturing as stated in the applicable Loan Party's assignment thereof to the Agent. The Equipment is in good working order and condition, ordinary wear and tear excepted, and is used or usable in the current conduct of the Loan Parties' businesses, and each of the Loan Parties has all of the machinery and equipment necessary to the current conduct of its businesses. The Honduras Shares pledged to the Agent represent 65.6% of the issued and outstanding shares of capital stock of Wundies de Honduras (the "Pledged Honduras Shares"). The Auburn Shares and Burlen Shares pledged by the Borrower represent all of the issued and outstanding capital stock of Auburn and Burlen. The Borrower has all voting rights with respect to the Pledged Honduras Shares, the Auburn Shares and the Burlen Shares and there are no warrants, options or rights in any Person to acquire the Pledge Honduras Shares, the Auburn Shares, the Burlen Shares or any other equity interest in Wundies de Honduras, Auburn or

Burlen, except that one (1) Honduras Share is owned by each of Michael Fitzgerald, Judith Moore, William Mull, Jr. and Steven Lockcuff. The Banks have a first priority perfected lien on the Pledged Honduras Shares and Auburn Shares and upon compliance by the Borrower with Section 3.1.5 of this Agreement, the Banks will have a first priority perfected lien on all of the Burlen Shares.

        SECTION 6.5 PLACE OF BUSINESS. The principal place of business and chief executive office of the Borrower is set forth in the first paragraph of this Agreement. The books and records of the Borrower and records concerning the Eligible Accounts are located at 150 Meadowlands Parkway, Seacaucus, New Jersey. All Inventory and Equipment of each of the Loan Parties is located at the places set forth on Schedule 6.5 annexed hereto.

        SECTION 6.6 CORPORATE NAMES. Within the past five (5) years, no Loan Party has been known by any corporate or fictitious name, except (i) that the Borrower, prior to the Merger, was known by the names of the Original Borrowers, and (ii) as provided in Schedule 6.6 annexed hereto.

        SECTION 6.7 TAX LIABILITIES. The Borrower and the Guarantors have filed all tax returns for and paid in full all federal, state and local taxes (including all applicable payroll taxes) to the extent such filings and payments required to be made prior to the date of this Agreement. All of such returns are true, correct and complete. The Borrower does not have any knowledge of any deficiency or additional assessment in connection with any of the foregoing tax returns, not provided for on its or the applicable Guarantor's books, or reserved against its or the applicable Guarantor books.

        SECTION 6.8 OTHER AGREEMENTS. Neither the Borrower nor any Guarantor is in default under any contract, lease or commitment to which it is a party or by which it or any of its property is bound in any respect which would result in a Material Adverse Effect nor knows of any dispute regarding any contract, lease, or commitment which would result in a Material Adverse Effect.

        SECTION 6.9 EMPLOYEE CONTROVERSIES. There are no controversies pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened between any of the Loan Parties and any of their employees, other than employee grievances arising in the ordinary course of business and those which are not, in the aggregate, expected to have a Material Adverse Effect.

        SECTION 6.10 COMPLIANCE WITH LAWS AND REGULATIONS. Each of the Loan Parties is in compliance in all respects with all laws, orders, rules, regulations, requirements, and ordinances of all federal, foreign, state and local governmental or quasi-governmental authorities, and any judicial or administrative interpretations thereof, applicable to its business, operations and assets and all permits, licenses, certificates, approvals, authorization, consents, or registrations required or obtained thereunder, for which the failure to comply therewith would have a Material Adverse Effect.

        SECTION 6.11 INTELLECTUAL PROPERTY. Each of the Loan Parties owns or possesses all of the material licenses, patents, patent applications, copyrights, service marks, trademarks and trade names necessary for it to continue to conduct its business as heretofore conducted by it, all of which are listed on Schedule 6.11 annexed hereto.

        SECTION 6.12 PENSION MATTERS. Except as set forth on Schedule 8.14 annexed hereto, no Loan Party has any Plan except for a plan established under Internal Revenue Code 401(k) which plan is conducted, maintained and administered in accordance with all applicable laws in all material respects.

        SECTION 6.13 FINANCIAL STATEMENTS. The Borrower has delivered to the Agent its financial statements for its fiscal years ending December 31, 2003 and the nine (9) month period ending September 30, 2004 which are complete, correct and represent in all material respects the financial position of the Borrower and Auburn on a consolidated and consolidating basis as of the respective dates thereof, and the result of the operations of the Borrower and Auburn for the periods covered by such financial statements subject to normal and customary adjustments for those statements that are not audited. The Borrower has delivered to the Agent a Financial Statement for Burlen for the Fiscal year ending January 2, 2004 which is complete, correct and represents in all material respects the financial position of Burlen as of such date and the results of operations of Burlen for such period, subject to normal customary year end adjustments. Since the date of such financial statements of the Loan Parties (the "Financial Statements"), there has not been any material adverse change in the financial condition, assets, liabilities, business or operations of the Borrower or Auburn.

        SECTION 6.14 DISCLOSURE. No representation or warranty by the Borrower or any Guarantor made to the Agent or any Bank contained in this Agreement or any other document, certificate or written statement furnished by or on behalf of the Borrower or any Guarantor for use in connection with the transactions contemplated by this Agreement (including, without limitation, the Financial Statements) contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. The Borrower has not withheld any fact known to it which materially adversely affects its or any Guarantor's business, operation, assets or conditions (financial or otherwise) which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks and the Agent on or before the date hereof for use in connection with transactions contemplated hereby.

        SECTION 6.15 LOANS. After giving effect to this Agreement, except for the Obligations, unsecured obligations to suppliers of goods and services incurred and currently payable by the Loan Parties in the ordinary course of business subsequent to the date of the Financial Statements and as disclosed on the Financial Statements, as of the Closing Date, the Loan Parties have no other Indebtedness.

        SECTION 6.16 MARGIN AND INVESTMENT COMPANY ACT. No Loan Party owns any margin security, and the proceeds of the Loans will not be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin securities or for any other purpose not permitted by Regulation U or X of the Federal Reserve Board. No Loan Party is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

        SECTION 6.17 PARENT, SUBSIDIARIES AND OTHER INTERESTS. The Borrower has no subsidiaries and owns no interest in any corporation, partnership or joint venture except (i) Wundies de Honduras, (ii) Auburn, (iii) Burlen, and
(iv) as set forth on Schedule 6.17 annexed hereto.

        SECTION 6.18    LITIGATION AND PROCEEDINGS. Except as set forth in
Schedule 6.18 annexed hereto, no judgments are outstanding against any of the Loan Parties and, to the best of the Borrower's knowledge after diligent inquiry, there is not now pending or threatened any litigation, contested claim or government proceeding, claim, assertion or investigation by or against any of the Loan Parties, except pending or threatened litigation fully covered by insurance and contested claims which arose in the ordinary course of business and, in the aggregate, seek recovery of less than $50,000.

        SECTION 6.19    ENVIRONMENTAL MATTERS. Except as set forth on Schedule
6.19 annexed hereto, (i) the business and operations of the Loan Parties and the condition of their assets, property and the Premises comply in all material respects with all applicable Environmental Law and Environmental Permits; (ii) there has been no Release, or threat of Release in either case in violation of any Environmental Law, from, at or about the Premises or any property now or previously used by any of the Loan Parties or their businesses or operations or for the transport, storage or disposal of any of their assets or wastes; (iii) to the knowledge of the Borrower there has not been any injury to the Environment, in violation of any Environmental Law, including any person, property, animal life or vegetation, caused by any Release or threatened Release on the Premises or as a result of the transport, storage or disposal of any of its assets or wastes; (iv) to the knowledge of the Borrower there is and has been no investigation, proceeding, complaint, order, directive, claim, citation or notice alleging violation of any Environmental Law by any Person past, pending or threatened, affecting the Premises, any of the Loan Parties, or any present or prior tenant, user, owner, operator, or any other person in any way related to any of the foregoing, or their businesses, operations, assets, equipment, property, leaseholds, or other facilities, or any properties at which any of the Loan Parties transported, stored or disposed of any Hazardous Substances, or any property near any of the foregoing, with respect to (a) Releases or threats of Release (b) air emissions, (c) spills, releases or discharges to sewer, septic system or waste treatment, storage or disposal systems, (d) noise emissions, (e) solid or liquid waste disposal, (f) the use, generation, storage, transportation or disposal of Hazardous Substances, (g) alleged violations of any Environmental Law, (h) any other environmental, health or safety matters, (any of which (iv)(a) through (h) is hereafter referred to as an "Environmental Complaint"); (v) each of the Loan Parties have filed all notices required to be filed under any Environmental Law indicating past or present treatment, storage, use or disposal of Hazardous Substances or reporting Release(s); (vi) to the knowledge of the Borrower, no Loan Party has any material contingent liability in connection with any past or present Release or threatened Release in violation of any Environmental Law; (vii) the Borrower has no knowledge of any condition concerning the Environment or affecting any of the Premises; and (viii) the Premises are not currently used, nor to the knowledge of the Borrower have they been used in the past, by any Person in a manner which violates any Environmental Law or which could give rise to liability for Hazardous Substances, nor do conditions exist on or affect the Premises which could violate any such law or give rise to such liability.

        SECTION 6.20    THE REAL ESTATE ASSETS.

        6.20.1 IMPROVEMENTS. Except as set forth on Schedule 6.19 annexed hereto, the improvements on the respective parcels of real property constituting the Real Estate Assets (the "Improvements") and the present use thereof do not violate in any material respect (i) any restrictive covenants or other agreements applicable thereto, or (ii) any federal, state or municipal laws, regulations or requirements (including, without limitation, any zoning, building, subdivision or Environmental law, regulations or requirements), and neither the Borrower nor Auburn has received nor is the Borrower aware of any notice of the violation of the same.

        6.20.2 CERTIFICATES OF OCCUPANCY. All required certificates of occupancy for the use, occupancy and operation of the Improvements have been issued and are in full force and effect and the Borrower is not aware of any pending or threatened action or proceeding to revoke or modify the same.

        6.20.3 CONDITION. No material part of the Improvements has been damaged (by fire or otherwise) in any material respect and not repaired, or in the process of being repaired, nor taken in condemnation or in any other like proceeding, nor is any condemnation or like proceeding pending with respect to any of the Real Estate Assets.

        6.20.4 LEASES. As of the Closing Date, other than the Leases, there are no leases, tenancies or occupancies, or agreements, written or oral, or Person other than the Loan Parties in, or entitled to, possession of any portion of the Real Estate Assets.

        6.20.5 NO DEFAULTS. Neither the Borrower nor Auburn is in any respect in default in the performance of any of the terms or provisions of any of the Leases, nor is there are any fact or condition which, with notice or lapse of time or both, would become such a default. There are no understandings, contracts, agreements or commitments of any kind whatsoever with respect to any of the Leases or the premises covered thereby except as expressly provided for in the Leases.

        6.20.6 JUDGMENTS. Except as set forth in Schedule 6.19, there are no Liens, judgments, actions or proceedings filed or pending against any of the Real Estate Assets, other than first mortgages held by Bank of America N.A. on the Georgia Properties, and Liens in favor of the Agent for the benefit of the Banks.

        6.20.7 REAL ESTATE ASSETS. As of the Closing Date, the Real Estate Assets constitute all of the Borrower's real estate and direct, or indirect interests in real estate, and there has been no material decrease in the value of the Real Estate Assets since September 11, 2000.

        SECTION 6.21 DISSOLUTION OF AFFILIATES. The Borrower has caused In-Touch Communications, Inc., a Delaware corporation, to be liquidated and dissolved.

        SECTION 6.22 RELEASE OF LIENS OF RECORD. The Borrower has terminated, or cause to be terminated, all UCC financing statements naming the CIT Group/Commercial Services, Inc. and/or Capital Factors, Inc., as secured party, and the Borrower, as debtor.

                                    ARTICLE 7

                             AFFIRMATIVE COVENANTS

        The Borrower covenants and agrees that so long as this Agreement remains in effect (whether or not there are any outstanding Obligations):

        SECTION 7.1 FINANCIAL STATEMENTS. Each of the Loan Parties shall keep proper books and records in accordance with a consistent application (except as otherwise consented to by the Agent) of GAAP in which full and true entries will be made of all dealings or transactions of or in relation to its business and affairs. Each of the Loan Parties shall at all times hereunder (i) keep correct and accurate records itemizing and describing the kind, type, location, quality and quantity of Inventory, its cost therefor, daily withdrawals therefrom and accessions thereto, and (ii) keep correct and accurate records itemizing and describing the kind, type, age and condition of the Equipment, together with records of its cost therefor and all accumulated depreciation thereof. The Borrower shall deliver to the Agent for the benefit of the Banks:

        7.1.1 as soon as practicable but in any event within sixty (60) days after the end of each of first and third fiscal quarters (a) consolidated and consolidating statements of income, profits and losses, and retained earnings of the Loan Parties for such quarter, setting forth, in comparative form, budgeted figures for such quarter and actual figures for the corresponding quarter in the preceding fiscal year, and consolidated and consolidating balance sheet of the Loan Parties as of the end such quarter, setting forth, in comparative form, actual figures as at the end of the corresponding quarter in the preceding fiscal year, all in reasonable detail and certified as accurate by the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Borrower, subject to changes resulting from normal year-end adjustments, and (b) consolidated and consolidating operating statements for the Loan Parties for such quarter including, without limitation, statements of cash flow and analysis of working capital and other data as the Agent may reasonably request, and a comparison of actual cash flow and working capital with budgeted amounts for such quarter;

        7.1.2 as soon as practicable but in any event within sixty (60) days after the end of the Borrower's fiscal six (6) month period (a) consolidated and consolidating statements of income, profits and losses, and retained earnings of the Loan Parties for such period, setting forth in comparative form, budgeted figures for such six (6) month period and actual figures for the corresponding six (6) month period in the preceding fiscal year, and consolidated and consolidating balance sheets of the Loan Parties as of the end such six (6) month period, setting forth, in comparative form, actual figures as at the end of the corresponding six (6) month period in the preceding fiscal year, all in reasonable detail, reviewed by independent public accounts selected by the Borrower and satisfactory to the Agent, subject to changes resulting from normal year-end adjustments, and (b) consolidated and consolidating operating statements for the Loan Parties for such six (6) month period including, without limitation, statements of cash flow and analysis of working capital and other data as the Agent or the Banks may reasonably request, and a comparison of actual cash flow and working capital with budgeted amounts for such period;

        7.1.3 as soon as practicable but in any event within ninety (90) days after the end of each fiscal year, consolidated and consolidating statements of income, retained earnings and changes in financial condition for the Loan Parties for such year, and a consolidated and consolidating balance sheet of the Loan Parties as of the end of such year, all with supporting schedules setting forth in each case, in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding fiscal year, certified by PricewaterhouseCoopers LLP independent public accountants, or such other nationally recognized firm of certified public accountants as has been selected by the Borrower and is satisfactory to the Agent, whose opinion shall be unqualified and otherwise in scope and substance reasonably satisfactory to the Agent;

        7.1.4 as soon as practicable but in any event not more than three (3) Business Days after the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Borrower obtains knowledge of the occurrence or the existence of a Default or Event of Default hereunder, notice of any and all such Defaults or Events of Default;

        7.1.5 as soon as practicable, such other business or financial data, reports, or evaluations (whether or not prepared by the Borrower) as the Agent or the Banks may reasonably request.

        7.1.6 as soon as practicable but in any event within sixty (60) days after the end of the fiscal quarter of Delta Galil (a) a statement of income and retained earnings of Delta Galil for such quarter, setting forth, in comparative form, budgeted figures for such quarter and actual figures for the corresponding quarter in the preceding fiscal year, and a balance sheet of Delta Galil as of the end of such quarter, setting forth, in comparative form, actual figures as at the end of the corresponding quarter in the preceding fiscal year, all in reasonable detail and certified as accurate by the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of Delta Galil, subject to changes resulting from normal year-end adjustments, and (b) an operating statement for Delta Galil for such quarter including, without limitation, statements of cash flow and analysis of working capital and other data as the Agent or the Banks may reasonably request, and a comparison of actual cash flow and working capital with budgeted amounts for such quarter;

        7.1.7 as soon as practicable but in any event within sixty (60) days after the end of the Delta Galil's fiscal six (6) month period (a) statements of income and retained earnings of Delta Galil for such period, setting forth in comparative form, budgeted figures for such quarter and actual figures for the corresponding six (6) month period in the preceding fiscal year, and a balance sheet of Delta Galil as of end of such six (6) month period, setting forth, in comparative form, actual figures as at the end of the corresponding six (6) month period in the preceding fiscal year, all in reasonable detail, reviewed by independent public accounts selected by Delta Galil and satisfactory to the Agent, subject to changes resulting from normal year-end adjustments, and (b) an operating statement for Delta Galil for such six (6) month period including, without limitation, statements of cash flow and analysis of working capital and such other data as the Agent or the Banks may reasonably request, and a comparison of actual cash flow and working capital with budgeted amounts for such period;

        7.1.8 as soon as practicable but in any event within ninety (90) days after the end of each fiscal year, a statement of income, statement of profits and losses, retained earnings and changes in financial condition for Delta Galil for such year, and a balance sheet of Delta Galil as of the end of such year, all with supporting schedules setting forth in each case, in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding fiscal year, certified by such nationally recognized firm of certified public accountants as has been selected by Delta Galil and is satisfactory to the Agent, whose opinion shall be unqualified and otherwise in scope and substance reasonably satisfactory to the Agent;

        7.1.9 as soon as practicable, all periodic filings by Delta Galil with the United States Security and Exchange Commission and such other business or financial data, reports, evaluations or certificates of Delta Galil as the Agent may reasonably request.

        All financial statements delivered to the Agent pursuant to Section
7.1.1 through 7.1.5 of this Agreement (except where otherwise expressly indicated) shall be prepared in accordance with GAAP, applied on a consistent basis (except as otherwise consented to by the Agent). Together with each delivery of statements of income, retained earnings, changes in financial condition and balance sheets required hereunder, the Borrower shall deliver to the Agent (i) an Officer's Certificate in substantially the form of "Exhibit I" annexed hereto, stating that (a) there exists no Default or Event of Default or, if any Default or Event of Default exists, specifying the nature thereof and the action the Borrower expect to take with respect thereto, and (b) no Material Adverse Effect has occurred with respect to any of the Loan Parties, (ii) a certificate that it is in compliance with the covenants set forth in Sections 8.18, 8.19 and 8.20 of this Agreement, together with a statement setting forth its calculations in making such determination, and (iii) with respect to such financial statements described in this Section 7.1, a certificate of the independent public accountant performing the audit that, in conducting the audit necessary to permit them to issue a report with respect to such financial statements, they have obtained no knowledge of the existence of a Default or Event of Default, or, if such accountants did obtain such knowledge, specifying the nature of the Default or Event of Default.

        All financial statements delivered to the Agent pursuant to Section
7.1.6 through 7.1.9 of this Agreement shall be prepared in accordance with generally accepted accounting principals in Israel, applied on a consistent basis (except as otherwise consented to by the Agent).

        SECTION 7.2 INSPECTION. The Agent, or any Person designated by the Agent, shall have the right, from time to time hereafter, to call at each Loan Party's place or places of business (or any other place where the Collateral or any information relating thereto is kept or located) during reasonable business hours, without hindrance or delay, (i) to inspect, audit, check and make copies of and extracts from the applicable Loan Party's books, records, journals, orders, receipts, correspondence and other data relating to the Loan Party's business or to any transactions between the parties hereto and whether such item or data are maintained in accordance with such Loan Party's standard operating procedures or pursuant to this Agreement, (ii) to verify such matters concerning the Collateral as the Agent (in the Agent's sole and absolute discretion) may consider appropriate and (iii) to discuss the affairs, finances and business of the Loan Parties with their officers and directors. Upon request, the Borrower shall provide the Agent with copies of such documents as the Agent may request. The Borrower shall deliver to the Agent, within three (3) Business Days of its request, any instruments necessary to obtain records from any Person maintaining the same. The Agent shall have the right, at any time or times after an Event of Default has occurred and is continuing, to verify by mail, telephone, telegraph or other communication with any Account Debtor, under any name and in any form, the validity, amount or any other matter relating to any or all of the Accounts. The Borrower shall pay on demand all expenses reasonably incurred by the Agent in acquiring information pursuant to this Section 7.2 including, but not limited to, appraisers and asset based lender review auditors.

        SECTION 7.3 CONDUCT OF BUSINESS. If any change in the principal place of business and chief executive office or location of books and records of the Borrower from that shown in the preamble to this Agreement, or any change in the places where any Loan Party's Inventory or Equipment is located as permitted in Section 6.5 of this Agreement is to occur, the Borrower shall notify the Agent and the Banks thirty (30) days in advance thereof. Each Loan Party shall maintain in full force and effect its corporate existence, licenses, bonds, franchises, leases, patents, trademarks, contracts and other rights necessary to the profitable conduct of its business. Each Loan Party shall comply with any and all labor or employment related laws, statutes, rules and regulations of any governmental or quasi-government authority asserting jurisdiction for such transfer of business location. Each Loan Party shall continue in and limit its operations to the same general line or type of business as that presently conducted by it and shall comply in all material respects with all applicable laws and regulations of all federal, state or local governmental authorities. The Collateral shall remain, at all times, at the locations set forth in
Schedule 6.5 of this Agreement and the Borrower shall not transfer the Collateral, books or records from such Premises to any other location without the prior written consent of the Agent, except in the ordinary course of business.

        SECTION 7.4 TAXES. Each Loan Party shall prepare and timely file all federal, state and local tax returns required to be filed by them and shall pay to the appropriate governmental authorities when due, all present and future Federal, state, local and other income and other taxes, including but not limited to sales taxes, payroll taxes and property taxes, together with interest thereon and penalties with respect thereto, if any, and any payment of principal, interest charges, fees or other amounts made on or in respect thereof to be paid or deposited by the applicable Loan Party ("Tax Liabilities"), except that such Loan Party may defer any such payment if it is diligently contesting such Tax Liabilities in good faith by appropriate proceedings, provided the taxpayer has maintained an adequate reserve according to GAAP, but any such deferment shall not extend beyond the time when such unpaid Tax Liabilities become a Lien upon any of such Loan Party's assets. Each Loan Party will furnish the Agent promptly after its request with evidence satisfactory to the Agent establishing payment of such Taxes. In the Required Lender's discretion, the Agent shall have the right (but shall not be obligated) to pay any Tax Liabilities in the event any Loan Party shall fail timely to do so, provided that the Agent provides the Borrower with not less than seven (7) days prior written notice of any such payment; any such payment shall be deemed an Advance hereunder bearing interest at the Prime Rate. After the provision by the Agent to the Borrower of official receipts evidencing such payments, the Borrower shall, promptly on demand, reimburse the Agent for any such payment and any costs and expenses (including reasonable attorneys' fees) which it or the Banks may incur in connection therewith.

        SECTION 7.5 INSURANCE. Each Loan Party shall at all times and at its expense maintain business interruption coverage, public liability, product liability and third party property insurance, and shall keep such of their tangible assets as constitute Collateral, Auburn Collateral, or Burlen Collateral, as is applicable, insured against loss or damage by fire, theft, explosion and all other hazards and risks insured against by other owners or users of similar businesses in amounts at least equal to the lesser of (i) the outstanding principal balance of the Obligations, or (ii) the full replacement value of all such assets. All such policies of insurance shall (i) be in a form, in amounts and with insurers reasonably acceptable to the Agent, (ii) require at least thirty (30) days prior written notice to the Agent of termination or material alteration, (iii) name the Agent on behalf of each Bank as a lender, loss payee or additional insured, as the case may be, or be validly assigned to the Agent as agent for the Banks, in form and substance satisfactory to the Agent, and (iv) allow the Agent to pay any premiums therefor or deductibles thereunder for or on account of the applicable Loan Party. The Borrower shall deliver to the Agent certificates of such insurance and evidence of payment of all premiums therefor, quarterly statements which describe any and all claims in excess of $100,000 made thereunder and, at least ten (10) days prior to the expiration of such policies, certificates of renewal. If any Loan Party, at any time or times hereafter, shall fail to obtain or maintain policies of insurance required hereunder, or to pay any premium in whole or in part relating thereto, the Agent may, without waiving or releasing any obligation of the applicable Loan or any Default or Event of Default hereunder, at any time or times thereafter (but shall be under no obligation to do so), obtain and maintain such policies of insurance and pay such premiums therefore and take any other action with respect thereto which the Agent deems advisable. The Borrower shall, promptly on demand, reimburse the Agent for any such payment and any costs or expenses (including reasonable attorneys fees) which it may incur in connection therewith.

        SECTION 7.6 NOTICE OF SUIT ETC. The Borrower shall, as soon as practicable but in any event within two (2) Business Days after the Borrower learns of any of the following, give written notice to the Agent of (i) any material proceeding instituted or threatened to be instituted, by or against any Loan Party in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (ii) any violation of law, statute, regulation or ordinance which could reasonably be expected to have a Material Adverse Effect on any Loan Party and (iii) any material adverse change in business, assets or condition, financial or otherwise, of any Loan Party.

        SECTION 7.7     PRESERVATION OF COLLATERAL AND PERFECTION OF LIENS
THEREIN.

        7.7.1 PRESERVATION OF COLLATERAL AND PERFECTION OF LIENS. The Borrower shall take such steps as are necessary to preserve the value of all Accounts, Inventory, Equipment, and other material properties owned by any of the Loan Parties or used by them in their businesses, ordinary wear and tear excepted. The Borrower shall execute and deliver to the Agent for the benefit of the Banks, concurrently with the execution of this Agreement and at any time or times hereafter, any and all instruments, documents, conveyances, assignments, mortgages, security agreements, financing statements or other Loan Documents (and shall pay the cost of filing or recording the same in all offices deemed necessary by the Agent) as the Agent in its sole and absolute discretion may request and in form and substance satisfactory to it, to perfect and keep perfected the Liens in the Collateral granted by the Borrower, and the Auburn Collateral and Burlen Collateral granted respectively by Auburn and Burlen to the Banks, to otherwise protect or preserve such collateral and Banks' Lien therein, or to enforce such Lien in such collateral or to create or perfect a Lien in the Banks' favor in any other assets or property now owned or hereafter acquired by any Loan Party.

        7.7.2 MAINTAIN EQUIPMENT. The Borrower shall, and shall cause Auburn and Burlen to, keep and maintain the Equipment useful and reasonably necessary to such Loan Party's business in good operating condition and repair, ordinary wear and tear excepted, and shall make all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved in accordance with industry standards, shall promptly inform Agent of any additions to or deletions from the Equipment; and shall not permit any such Equipment to become a fixture to real estate or an accession to other personal property. The Borrower shall, immediately upon demand, deliver to the Agent any and all evidences and indices of ownership of any of the Equipment (including, but not limited to, certificates of title and applications for title).

        7.7.3 INTELLECTUAL PROPERTY. The Borrower, within ten (10) days thereafter, shall notify the Agent of any property which any Loan Party has acquired which should be listed on Schedule 6.11 hereto, and will do and perform such acts as the Agent shall reasonably require to grant the Banks a security interest therein. The Borrower may cause Auburn to obtain and deliver to the Agent a written consent from Converse, Inc. authorizing the Agent upon the occurrence of an Event of Default, to exercise its right of sale of Inventory bearing the trademarks licensed by Converse, Inc. to Auburn. If such consent is not received by the Agent, not more than $1,000,000 of such licensed Inventory shall be included in the Borrowing Base.

        SECTION 7.8     REPORTS.

        7.8.1 MONTHLY REPORTS. The Borrower shall deliver to the Agent, no later than the fifteenth (15th) calendar day of each month, a written report, which shall include, as of the last Business Day of the preceding month, the following, in form reasonably satisfactory to the Agent:

                7.8.1.1 a detailed aged trial balance of Accounts;

                7.8.1.2 an accounts payable aging; and

                7.8.1.3 a Borrowing Base Certificate in the form annexed hereto as EXHIBIT J certified by the President or Chief Financial Officer of the Borrower.

        The monthly reports shall also include such additional information as the Agent shall from time to time require. Upon request therefor by the Agent, the Borrower shall furnish copies of any reports or information, in form satisfactory to the Agent, concerning assets, liabilities and collateral as the Agent may reasonably require.

        7.8.2 ADDITIONAL REPORTS. Upon the reasonable request of any Bank, the Borrower shall deliver to the Banks within the time periods reasonably requested by such Bank such further schedules, information and/or documents as each Bank may reasonably require. The items to be provided under this subsection are to be in form and scope satisfactory to the requesting Bank, and provided to all of the Banks.

        SECTION 7.9 COMPLY WITH LAWS. Each Loan Party shall comply in all material respects with all applicable laws and regulations with respect to its properties and business, including such laws and regulations as are hereafter enacted or promulgated by any governmental authority having jurisdiction over it or any of its properties.

        SECTION 7.10 PAY ALL INDEBTEDNESS. Each Loan Party shall pay all Indebtedness and obligations, secured and unsecured, promptly in accordance with their terms and promptly pay and discharge or cause to be paid and discharged all license fees, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon its properties, or upon any part thereof, respectively, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon its properties, or any part thereof, provided that they shall not be required to pay and discharge or cause to be paid and discharged any such assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and they shall have set aside on their books adequate reserves with respect to any such assessment, levy or claim so contested in accordance with GAAP.

        SECTION 7.11 COLLATERAL AUDIT, ETC. Upon any Bank's request and at the Borrower's expense, (i) not more than two (2) times per calendar year (unless an Event of Default has occurred whereupon there shall be no limit, PROVIDED, HOWEVER, that if the Event of Default has been cured or waived, an additional audit may be conducted at the Borrower's expense within three (3) months thereafter) the Agent shall retain an auditor, to examine, prepare and complete an audit and/or valuation of all or any of the Collateral, Auburn Collateral or Burlen Collateral, which the Agent may use in determining the Borrowing Base or for any other purpose, and which shall otherwise be in form and substance satisfactory to the Agent, and (ii) not more often than one (1) time per annum the Agent may retain an appraiser to prepare an appraisal and valuation of all or any of the Real Estate Assets, and at the Agent's option, an environmental assessment and report with respect thereto.

        SECTION 7.12 PROCEEDS OF LOANS. The proceeds of the Loans will be (i) used by the Borrower for (a) its working capital, and (b) up to $65,000,000 used to fund the Borrower's purchase of the Burlen Shares, (ii) loaned to Burlen to satisfy its Indebtedness to Bank of America and (iii) loaned to or invested in Auburn or Burlen for use as working capital, and for no other purpose.

        SECTION 7.13 ENVIRONMENTAL LAWS. Each Loan Party shall conduct its business and control its use of any of the Premises so as to comply in all material respects with Environmental Law and all Environmental Permits obtained thereunder, including without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air

Act and the Federal Occupational Safety and Health Act and all state counterparts thereof and to avoid the occurrence of any Release or threatened Release, in amounts in violation of any Environmental Law, any Environmental Complaint and the creation of any liability under Environmental Law concerning the Loan Parties, their Affiliates, their business or any of the Premises; PROVIDED, HOWEVER, that nothing contained in this Section 7.13 shall prevent any Loan Party from contesting, in good faith and by appropriate legal proceedings, any such law, regulation or interpretation or application thereof. If a Loan Party shall receive notice that any violation of any Environmental Law may or is alleged to have been committed or is about to be committed by it, or in the case of the Borrower by Auburn or Burlen or any past or then present tenant, user, owner, operator or any other Person, on, at or about the Premises, or that any Loan Party or Bank has or may have any liability or obligations under any Environmental Law or by reason of any Release or threatened Release in amounts in violation of any Environmental Law, the Borrower agrees that it shall, at its own expense and subject to the contract rights set forth above, immediately cure, or if appropriate cause Auburn or Burlen, as is appropriate to cure, the same and indemnify, protect, defend and hold the Banks and their officers, directors, employees, attorneys, and agents harmless from any and every liability, loss, damage, responsibility, obligation action, judgment, suit, claim, and expense (including reasonable attorney's fees and all reasonable expenses incurred by reason of such or by reason of any action to enforce this
Section 7.13 as well as fines, penalties, cleanup costs, disbursements, investigation costs and consultants fees) in respect thereof.

        SECTION 7.14 NOTICE OF RELEASE OR ENVIRONMENTAL COMPLAINT. The Borrower shall promptly give to the Agent oral AND written notice of the occurrence of any Release in amounts in violation of any Environmental Law or Environmental Complaint. Such notices shall include, among other information, the name of the Person who filed or made the claim, the nature of the claim, the actual or potential amount of the claim, a detailed description of the events, Release or Environmental Complaint and the Loan Party's plan for dealing with same. The Borrower shall promptly comply, or cause Auburn or Burlen, as may be applicable, to comply with its obligations under all laws and regulations with regard to such Release or Environmental Complaint.

        SECTION 7.15    ADDITIONAL COLLATERAL. Promptly advise the Banks as to
(i) the acquisition by any Loan Party of any interest in any real estate, and all the particulars thereof, and if requested by the Agent (which shall make such a request, if so directed by the Required Lenders) assist the Agent for the benefit of the Banks in obtaining a first priority Lien thereon, and (ii) any new address where any of the Collateral, Auburn Collateral or Burlen Collateral may be located.

        SECTION 7.16 EXECUTION OF SUPPLEMENTAL INSTRUMENTS. Execute and deliver to the Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, the Auburn Collateral or the Burlen Collateral and such other instruments as the Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

        SECTION 7.17 OPERATING ACCOUNTS. The Borrower shall maintain all of its operating accounts and cash management arrangements with any of the Banks and, as soon as is practical, but in any event prior to February 1, 2005, cause each of Auburn and Burlen to
(i) take such action as is necessary to cause all of its operating and cash management accounts to be maintained at any of the Banks, and to provide the Agent with such evidence as the Agent may reasonably require to establish Auburn's and Burlen's compliance with this covenant, or (ii) execute, and have each bank where such accounts are maintained execute, such blocked account, and other agreements, with respect to such account as the Agent shall reasonably require.

        SECTION 7.18 EXECUTIVES. Each of the Loan Parties shall continue to employ its Chief Executive Officer in the same capacity, and with substantially the same duties, as such Person holds on the Closing Date; PROVIDED, HOWEVER, that if any such Person leaves the employ of the applicable Loan Party for any reason, the Borrower (i) within ten (10) Business Days thereafter shall give the Agent notice thereof, and (ii) within ninety (90) Business Days shall have filled the vacated position with a Person reasonably satisfactory to the Agent.

        SECTION 7.19 WUNDIES, INC. Within forty-five (45) days of the Closing Date, the Borrower shall cause Wundies, Inc, a New York corporation, to be dissolved, and shall provide the Agent with evidence thereof.

                                    ARTICLE 8

                               NEGATIVE COVENANTS

        The Borrower agrees that without the prior written consent of the Required Lenders, except with respect to Sections 8.3, 8.5, 8.10, 8.15 where the consent of all of the Banks shall be required.

        SECTION 8.1 LIENS. No Loan Party shall create, incur, assume or suffer to exist any Lien on any of their assets, including, without limitation, the Collateral except (i) Permitted Encumbrances (ii) Liens on Equipment hereafter leased or acquired by a Loan Party, provided that (a) such Liens secure Capitalized Lease Obligations or other Indebtedness permitted by clause
(vii) of Section 8.2 of this Agreement and (b) such Liens do not apply to any other property or assets of the applicable Loan Party; or (iii) against the Real Estate Assets as contemplated by Sections 3.1 and 5.4 of this Agreement and listed on Schedule 8.1 annexed hereto.

        SECTION 8.2 INDEBTEDNESS. The Borrower shall not, and shall not permit Auburn or Burlen to, incur, create, assume or become in any manner liable with respect to, or permit to exist, any Indebtedness except:

                (i)     the Obligations;

                (ii) Indebtedness for capital expenditures as permitted pursuant to Section 8.8 of this Agreement;

                (iii) Indebtedness existing on the Closing Date as described or referred to in Schedule 8.2 annexed hereto;

                (iv) unsecured short-term trade obligations of the Borrower and other accrued liabilities incurred, currently payable and paid in the ordinary course of its business;

                (v) endorsements of instruments for deposit or collection in the ordinary course of business;

                (vi) taxes accrued but not yet due and payable, or being contested in good faith as permitted by Section 7.4 of this Agreement;

                (vii) obligations arising under long term pension plans subject to ERISA; and

                (viii) Indebtedness in the aggregate amount not to exceed $4,753,200, to Bank of America, fully secured by cash collateral in amount equal thereto, which Indebtedness shall be fully discharged on or before February 28, 2005.

                (ix)    intercompany Indebtedness, as permitted by Section 8.7
(iii) of this Agreement.

        SECTION 8.3 CONSOLIDATIONS, MERGERS OR ACQUISITIONS. The Borrower shall not, and shall not permit Auburn or Burlen, to recapitalize, consolidate or merge with or otherwise acquire all or substantially all of the assets or properties of any Person without the express written consent of each Bank.

        SECTION 8.4 GUARANTIES. No Loan Party shall guarantee, endorse or otherwise in any way become directly or contingently liable for or in connection with the obligations of any other Person, except (i) endorsements of negotiable instruments for collection in the ordinary course of business (ii) guarantees made in the ordinary course of business up to an aggregate amount of $250,000 outstanding at any time, and (iii) guaranties in favor of the Banks entered into in connection with this Agreement.

        SECTION 8.5 DISPOSAL OF PROPERTY. No Loan Party shall sell, lease, transfer or otherwise dispose of any of properties, assets (whether tangible or intangible) or rights, except (i) sales of Inventory to customers in the ordinary course of business, and (ii) sales of obsolete or surplus Equipment.

        SECTION 8.6 INVESTMENTS. No Loan Party shall purchase or acquire obligations or stock of, or any other interest in, any Person, except (i) obligations issued or guaranteed by the United States of America or any agency thereof (ii) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (iii) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (A) such bank is a Bank or (B) has a combined capital and surplus of at least $500,000,000, or (C) its debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (iv) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

        SECTION 8.7 LOANS. No Loan Party shall make advances, loans or extensions of credit to any Person, except with respect to (i) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business; (ii) loans to its employees in the ordinary course of business not to exceed the aggregate amount of $75,000 at any time outstanding; and (iii) intercompany loans and advances or extensions of credit to or from the Borrower, Auburn, Burlen or Delta Galil.

        SECTION 8.8 CAPITAL EXPENDITURES. The Borrower shall not, and shall not permit Auburn or Burlen to, contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in 2005 in an amount in excess of (a) $1,500,000 plus (b) $2,500,000 for roof repairs by Burlen in the aggregate for all of the Loan Parties and in any subsequent fiscal year reporting period of the Borrower in an amount in excess of $1,500,000 in the aggregate for all of the Loan Parties.

        SECTION 8.9 DIVIDENDS. The Borrower shall not declare pay or make any dividend or distribution on any shares of the common stock or preferred stock of the Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of the Borrower, unless it shall have received the prior written consent of the Agent.

        SECTION 8.10 NATURE OF BUSINESS. No Loan Party shall substantially change the nature of the business in which it is presently engaged, nor, purchase or invest, directly or indirectly, in any material assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

        SECTION 8.11 TRANSACTIONS WITH AFFILIATES. No Loan Party shall directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions disclosed in the ordinary course of business, on an arm's-length basis on terms not less favorable than terms which would have been obtainable from a Person other than an Affiliate.

        SECTION 8.12 LEASES. No Loan Party shall, as lessee, enter into any lease arrangement for real or personal property (unless capitalized and permitted under Section 8.8 hereof) if after giving effect thereto, aggregate annual rental payments for all Loan Parties for all leased property would exceed $1,600,000 in any one fiscal year.

        SECTION 8.13 SUBSIDIARIES AND GUARANTORS. No Loan Party shall (i) form any subsidiary unless (a) such subsidiary (A) expressly joins in this Agreement as a Borrower and becomes jointly and severally liable for the Obligations of the Borrower hereunder, under each Note, and under any of the Loan Documents between the Borrower and either Bank, or (B) executes a guaranty, satisfactory in form and substance to the Agent, and if requested grant the Agent a security interest in its assets, in each case for the benefit of the Banks and (b) the Agent shall have received all documents, including legal opinions, it may reasonably require, including but not limited to compliance with each of the foregoing conditions, (ii) enter into any partnership, joint venture or similar arrangement, other than in the ordinary course of business, without the prior written consent of the Banks, or (iii) issue any shares of their stock, unless in the case of Auburn and Burlen the certificates evidencing such shares, together with stock powers sufficient to permit the transfer of such shares upon delivery, are delivered to the Agent as collateral under the Pledge Agreement.

        SECTION 8.14 COMPLIANCE WITH ERISA. The Borrower shall not (i) (a) maintain, or permit any Affiliate to maintain, or (b) become obligated to contribute, or permit any Affiliate to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 8.14 annexed hereto, (ii) engage or permit any Affiliate to engage, in any non-exempt "prohibited transaction", as that term is defined in Section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any Affiliate to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any Affiliate to terminate, any Plan where such event could result in any liability of the Borrower or any Affiliate or the imposition of a lien on the property of the Borrower or any Affiliate pursuant to Section 4068 of ERISA, (v) assume or permit any Affiliate to assume, any obligation to contribute to any Multiemployer Plan, (vi) incur, or permit any Affiliate to incur, any withdrawal liability to any Multiemployer Plan;
(vii) fail promptly to notify the Agent of the occurrence of any "termination event" as defined under ERISA (viii) fail to comply with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Affiliate to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any Affiliate to postpone or delay any funding requirement with respect to any Plan.

        SECTION 8.15 AMENDMENT OF CERTIFICATE OF INCORPORATION OR BY-LAWS. The Borrower shall not, and shall not permit Auburn or Burlen to, amend its Certificate of Incorporation or By-Laws without the prior written consent of the Banks, except that no consent need be obtained for ministerial technical changes (i.e. change of agent or address for service of process), but in the event of any such change, the Borrower shall deliver true and complete copies of the revised documents to the Agent, and the Agent shall provide the Banks with the copies.

        SECTION 8.16 CHANGE FISCAL YEAR. No Loan Party shall change (i) its fiscal year, (ii) its accounting treatment and reporting practices except as required by GAAP or (iii) its tax reporting treatment except (a) as required by law, and (b) Burlen shall make an election under Section 332(h) of the Internal Revenue Code to change its tax status from an "S" corporation to a "C" corporation.

        SECTION 8.17 PREPAYMENT OF INDEBTEDNESS. No Loan Party shall prepay any Indebtedness other than in the case of the Borrower Indebtedness to the Banks as, and to the extent, permitted pursuant to this Agreement, except for certain Industrial Revenue Bonds referred to on Schedule 8.2.

        SECTION 8.18 FIXED CHARGE COVERAGE The Borrower shall not permit the ratio of its (i)

EBITDA1, to (ii) Fixed Charges, for each twelve (12) month period ending as set forth below, to be less than the ratio set forth below for the corresponding period set forth below. Compliance with this covenant shall be measured on a quarterly basis for a rolling twelve (12) month period.

                Period                                          Ratio
                ------                                          -----

For the twelve (12) month period ending June 30, 2005           1.05 to 1.0

For the twelve (12) month period ending September 30, 2005      1.05 to 1.0

For the twelve (12) month period ending December 31, 2005       1.15 to 1.0

For the twelve (12) month period ending March 31, 2006          1.25 to 1.0

For the twelve (12) month period ending June 30, 2006           1.25 to 1.0

For the twelve (12) month period ending September 30, 2006      1.3 to 1.0

For the twelve (12) month period ending December 31, 2006       1.3 to 1.0

For the twelve (12) month period ending March 31, 2007          1.5 to 1.0

For the twelve (12) month period ending June 30, 2007           1.5 to 1.0

For the twelve (12) month period ending September 30, 2007      1.5 to 1.0

For the twelve (12) month period ending December 31, 2007       1.5 to 1.0

For the twelve (12) month period ending March 31, 2008          1.6 to 1.0

For the twelve (12) month period ending June 30, 2008           1.6 to 1.0

For the twelve (12) month period ending September 30, 2008      1.6 to 1.0

For the twelve (12) month period ending December 31, 2008       1.6 to 1.0

For the twelve (12) month period ending March 31, 2009          1.6 to 1.0

For the twelve (12) month period ending June 30, 2009           1.6 to 1.0

For the twelve (12) month period ending September 30, 2009      1.6 to 1.0

For the twelve (12) month period ending December 31, 2009       1.6 to 1.0

---------------------
1 For the purpose of this covenant, and the covenants provided in Sections 8.19 and 8.20, if there is any material change in GAAP which would result in a breach, the Banks, in good faith, will consider appropriate revisions to the covenants.

        SECTION 8.19 NET WORTH RATIO. The Borrower shall not permit the ratio of its (i) Net Worth consolidated (without duplication) with the Net Worth of the other Loan Parties, to (ii) its Total Assets consolidated (without duplication) with the Total Assets of the other Loan Parties for each period set forth below, to be less than the ratio set forth below for the corresponding period set forth below. Compliance with this covenant shall be measured on a quarterly basis for a rolling twelve (12) month period.

                Period                                          Ratio
                ------                                          -----

For the twelve (12) month period ending June 30, 2005           0.2 to 1.0

For the twelve (12) month period ending September 30, 2005      0.2 to 1.0

For the twelve (12) month period ending December 31, 2005       0.2 to 1.0

For the twelve (12) month period ending March 31, 2006          0.25 to 1.0

For the twelve (12) month period ending June 30, 2006           0.25 to 1.0

For the twelve (12) month period ending September 30, 2006      0.3 to 1.0

For the twelve (12) month period ending December 31, 2006       0.3 to 1.0

For the twelve (12) month period ending March 31, 2007          0.4 to 1.0

For the twelve (12) month period ending June 30, 2007           0.4 to 1.0

For the twelve (12) month period ending September 30, 2007      0.4 to 1.0

For the twelve (12) month period ending December 31, 2007       0.4 to 1.0

For the twelve (12) month period ending March 31, 2008          0.4 to 1.0

For the twelve (12) month period ending June 30, 2008           0.4 to 1.0

For the twelve (12) month period ending September 30, 2008      0.4 to 1.0

For the twelve (12) month period ending December 31, 2008       0.4 to 1.0

For the twelve (12) month period ending March 31, 2009          0.4 to 1.0

For the twelve (12) month period ending June 30, 2009           0.4 to 1.0

For the twelve (12) month period ending September 30, 2009      0.4 to 1.0

For the twelve (12) month period ending December 31, 2009       0.4 to 1.0

        SECTION 8.20 LEVERAGE RATIO. The Borrower shall not permit the ratio of: (i) the sum of its (a) Loans (b) Letters of Credit, and (c) Acceptances at the end of each period set forth below, to EBITDA be higher than the ratio set forth below for the corresponding period. Compliance with this covenant shall be measured on a quarterly basis for a rolling twelve (12) month period.

                Period                                          Ratio
                ------                                          -----

For the twelve (12) month period ending June 30, 2005           5.0 to 1.0

For the twelve (12) month period ending September 30, 2005      5.0 to 1.0

For the twelve (12) month period ending December 31, 2005       4.5 to 1.0

For the twelve (12) month period ending March 31, 2006          4.0 to 1.0

For the twelve (12) month period ending June 30, 2006           4.0 to 1.0

For the twelve (12) month period ending September 30, 2006      4.0 to 1.0

For the twelve (12) month period ending December 31, 2006       4.0 to 1.0

For the twelve (12) month period ending March 31, 2007          3.5 to 1.0

For the twelve (12) month period ending June 30, 2007           3.5 to 1.0

For the twelve (12) month period ending September 30, 2007      3.5 to 1.0

For the twelve (12) month period ending December 31, 2007       3.5 to 1.0

For the twelve (12) month period ending March 31, 2008          3.0 to 1.0

For the twelve (12) month period ending June 30, 2008           3.0 to 1.0

For the twelve (12) month period ending September 30, 2008      3.0 to 1.0

For the twelve (12) month period ending December 31, 2008       3.0 to 1.0

For the twelve (12) month period ending March 31, 2009          3.0 to 1.0

For the twelve (12) month period ending June 30, 2009           3.0 to 1.0

For the twelve (12) month period ending September 30, 2009      3.0 to 1.0

For the twelve (12) month period ending December 31, 2009       3.0 to 1.0

        SECTION 8.21 DELTA GALIL DEBT. The Borrower shall make no payments of principal, or interest at a rate which exceeds the Term Loan Rate, on its Indebtedness to Delta Galil in the principal amount of $10,000,000 nor shall the Borrower agree to or make payments of interest on any other or future Indebtedness to Delta Galil at an interest rate which exceeds the Term Loan Rate.

                                    ARTICLE 9

                               EVENTS OF DEFAULT

        SECTION 9.1 EVENTS OF DEFAULT. Each of the following events, whether or not caused by or within the control of the Borrower, shall constitute an event of default (an "Event of Default") under this Agreement:

        9.1.1 FAILURE TO MAKE PAYMENTS WHEN DUE. The Borrower or any Guarantor shall fail to pay any payments of principal or interest or any other Obligations when due whether on the due date thereof or any time fixed for prepayment or by acceleration thereof or otherwise.

        9.1.2 BREACH OF COVENANTS. The Borrower or any Guarantor shall fail or neglect duly and punctually to perform, comply with or observe any of its covenants, obligations or agreements (i) described in Article 8; or (ii) described in any other Loan Document or any other provision of this Agreement not otherwise referred to in this Section 9.1 and the same is not cured within five (5) Business Days after written notice thereof shall have been given to the Borrower or the applicable Guarantor by the Agent.

        9.1.3 BREACH OF WARRANTY. Any representation or warranty now or hereafter made or deemed made by the Borrower in this Agreement, or the Borrower or any Guarantor in any of the other Loan Documents or any certificate, report or other document furnished in connection with this Agreement, is untrue or incorrect in any material respect when made.

        9.1.4 JUDGMENTS, LIENS. A judgment or judgments in the aggregate shall be entered against the Borrower or a Guarantor in an amount (as to the Borrower and all Guarantors) which is in excess of $250,000 (excluding the Burlen Judgment Lien) and such judgment shall not be satisfied, fully bonded, discharged or vacated and shall remain in effect for thirty (30) consecutive days without a stay of enforcement or execution, or a nonconsensual Lien which is not a Permitted Encumbrance shall be filed against any Collateral or property of the Borrower or a Guarantor and which shall not be fully bonded, vacated, discharged or released with forty-five (45) days of the date of filing.

        9.1.5 ATTACHMENT. All or any material part of the Collateral, the Auburn Collateral or the Burlen Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and such attachment is not vacated within thirty (30) days.

        9.1.6   BANKRUPTCY; APPOINTMENT OF RECEIVER.

                9.1.6.1 An involuntary proceeding shall be commenced against the Borrower or a Guarantor under any applicable bankruptcy, insolvency, reorganization, receivership, arrangement or readjustment of debt or other similar law now or hereinafter in effect, which proceeding is not dismissed, stayed or vacated within thirty (30) days thereafter; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, administrator, trustee, custodian or other officer having similar powers over the Borrower or a Guarantor or over all or a substantial part of the property of the Borrower or a Guarantor shall have been entered; or an interim receiver, trustee or other custodian of the Borrower or a Guarantor or of all or a substantial part of the property of the Borrower or a Guarantor shall have been appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any Guarantor shall have been issued, and in any such event not been stayed, dismissed, bonded or discharged within thirty (30) days of entry, appointment or issuance.

                9.1.6.2 The Borrower or a Guarantor shall permit, or acquiesce in, an order for relief entered with respect to it under, or shall commence a voluntary case or proceeding under, any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or shall consent to the entry of an order for relief in an involuntary proceeding or to the conversion of an involuntary proceeding to a voluntary proceeding, under any such law; or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Borrower or a Guarantor shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the Borrower or any Guarantor or any of their respective Boards of Directors takes any corporate action to authorize any of the foregoing.

        9.1.7 OTHER LOAN DOCUMENTS. A default or event of default shall have occurred under any of the other Loan Documents beyond any grace or cure period permitted therein.

        9.1.8 INJUNCTION. The Borrower or any Guarantor is enjoined, restrained, or in any way prevented by order of any court or any administrative or regulatory agency from conducting all or any material part of its business affairs and such order is not lifted or stayed within ten (10) Business Days.

        9.1.9 DEFAULT UNDER OTHER AGREEMENTS. A breach by the Borrower or any Guarantor shall occur under any other agreement, document or instrument (other than an agreement, document or instrument evidencing the lending of money by such party), whether heretofore, now or hereafter existing between the Borrower or any Guarantor and any Person which breach causes a Material Adverse Effect and such breach continues for more than five (5) Business Days beyond any applicable grace period.

        9.1.10 DEFAULT AS TO OTHER INDEBTEDNESS. The Borrower or any Guarantor shall fail to make any payment due on any obligation in respect of any Indebtedness or any guaranty of such Indebtedness having an outstanding principal amount in excess of $100,000, and shall fail to cure such default within any applicable grace period, or any other breach, default or event of default, however defined, shall occur under any instrument, agreement or indenture which shall cause an

Indebtedness in excess of $100,000 to be accelerated or immediately due and payable.

        9.1.11 MATERIAL ADVERSE CHANGE. An adverse change deemed material by the Banks, in the exercise of their sole, absolute and reasonable discretion, in the business, properties, management, operations, methodology or system of financial reporting, or financial condition of the Borrower or any Guarantor shall occur.

        9.1.12 OWNERSHIP OF THE BORROWER. There shall occur a change in the ownership of the Borrower or any Guarantor other than Delta Galil, such that Delta Galil shall directly or indirectly fail to own and control one hundred (100%) percent, on a fully diluted basis, of the outstanding voting stock of the Borrower and each such Guarantor.

        9.1.13 LOSS OF COLLATERAL. There shall occur the loss, theft, substantial damage to or destruction of any portion of the Collateral, the Auburn Collateral, the Burlen Collateral or Real Estate Assets, not fully covered by insurance, which by itself or with other such losses, thefts, damages or destruction of the Collateral, the Auburn Collateral, or Burlen Collateral shall materially impair the operations of any Loan Party, or there shall occur the exercise of the right of condemnation or eminent domain or any portion of the Collateral, the Auburn Collateral or the Burlen Collateral which by itself or with other such exercises of the right of condemnation or eminent domain shall materially impair the operations of any Loan Party.

        9.1.14 ENVIRONMENTAL LIEN. If any governmental or quasi-governmental Person asserts or creates a Lien in an amount in excess of $50,000 upon any or all of the assets, equipment, property, or other facilities of the Borrower by reason of the occurrence of a Release in an amount in violation of any Environmental Law or Environmental Complaint, which shall not be fully bonded, vacated, discharged or released within thirty (30) days of the date of filing.

        9.1.15 UNENFORCEABILITY OF ANY LOAN DOCUMENT. This Agreement or any of the other Loan Documents shall for any reason cease to be, or be asserted by the Borrower or a Guarantor or any other Person not to be legal, valid or enforceable in accordance with its terms, or the security interest or lien purported to be created by any of the Loan Documents shall for any reason cease to be, or be asserted by the Borrower or a Guarantor, not to be, a valid, first priority perfected security interest in any Collateral (except to the extent otherwise permitted under this Agreement or any of the Loan Documents).

        9.1.16 DELTA GALIL MATERIAL ADVERSE EFFECT. One or more circumstance or events, financial or otherwise, shall occur which in the opinion of the Banks would have a Material Adverse Effect on Delta Galil; including but not limited to a failure to meet any financial obligation to any of the Banks or any of their Affiliates.

        9.1.17 DELTA GALIL GUARANTEES. Either of the Delta Galil Guarantees shall be terminated or be unenforceable.

        9.1.18 WALMART SALES. The aggregate sales of Inventory by the Loan Parties to Walmart, Inc. shall be less than $100,000,000 in any fiscal year of the Borrower.

        9.1.19 CONDITIONS SUBSEQUENT. Any of the conditions subsequent set forth in Sections 3.2, and 3.3 and 3.4 of this Agreement shall not be satisfied within the time periods provided therein.

                                   ARTICLE 10

                              RIGHTS AND REMEDIES

        SECTION 10.1 ACCELERATION; TERMINATION. If an Event of Default has occurred, and at any time thereafter while it is continuing, the Agent upon receipt of instructions from the Required Lenders shall, if so requested by the Required Lenders (a) terminate the obligation to lend and (b), without limiting the ability to do so at any other times, the Agent on behalf of the Banks upon receipt of instructions from the Required Lenders shall demand payment of the Obligations, and thereupon the Obligations shall become due and payable immediately and the Agent and the Banks' obligations under this Agreement shall terminate, PROVIDED, HOWEVER, that if an Event of Default specified in Section
9.1.6 of this Agreement occurs, the Obligations shall automatically become due and payable immediately, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and the Banks' obligations under this Agreement shall automatically terminate immediately, without any notice or demand.

        Under all circumstances, the Agent and the Banks' rights and remedies throughout this Article 10 under this Agreement and any other Loan Documents shall survive any termination of its obligation to lend until all of the Obligations under this Agreement or any other Loan Documents have been fully and finally paid. Without limiting the generality of the foregoing, notwithstanding any termination of this Agreement, until all of the Obligations shall have been fully and finally paid and satisfied, the Banks shall retain their security interest in and to all of the Collateral, the Auburn Collateral and the Burlen Collateral, and the Borrower shall continue to remit collections of Accounts and proceeds as provided herein.

        Each Event of Default under this Agreement shall be deemed continuing until it is waived in writing by, or cured to the satisfaction of the Banks, which is evidenced by a written statement signed by an authorized officer of the Agent that such Event of Default has been satisfied.

        SECTION 10.2 RIGHTS AND REMEDIES GENERALLY. Upon the occurrence of an Event of Default, the Agent on its behalf and on behalf of each Bank shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Loan Documents, all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable laws, all of which rights and remedies shall be cumulative, and non-exclusive, to the extent permitted by law.

        SECTION 10.3 ENTRY UPON PREMISES AND ACCESS TO INFORMATION. Upon the occurrence and during the continuation of an Event of Default, the Agent shall have the right to enter upon any premises (without any obligation to pay rent to the Borrower, Auburn or Burlen) where the Collateral, the Auburn Collateral or the Burlen Collateral is located (or where the Agent believes it to be located) or any other place or places where the Collateral, the Auburn Collateral or the Burlen Collateral is located (or where the Agent believes it to be located) and to remove the Collateral, the Auburn Collateral, or the

Burlen Collateral therefrom for such time as the Agent may desire in order to collect or liquidate the Collateral, the Auburn Collateral or the Burlen Collateral. In lieu of or in addition to the foregoing, the Agent may require the applicable Loan Party to assemble the Collateral, the Auburn Collateral or the Burlen Collateral and make it available to the Agent at a place or places to be designated by the Agent. Upon the occurrence and during the continuation of an Event of Default, the Agent shall have the right to obtain access to each Loan Party's data processing equipment, computer hardware and software relating to or containing information regarding the Collateral, the Auburn Collateral or the Burlen Collateral and to use all of the foregoing and the information contained therein in any manner the Agent reasonably deems appropriate.

        SECTION 10.4    DISPOSITION OF COLLATERAL BY AGENT.

        10.4.1 MANNER OF DISPOSITION. Any sale, lease or other disposition by the Agent of the Collateral, the Auburn Collateral or the Burlen Collateral, or any part thereof, after the occurrence of and during the continuation of an Event of Default may be for cash or other value in any number of lots at public or private sale, and the Agent or any Bank may purchase all or any part of the Collateral, the Auburn Collateral or the Burlen Collateral, at public or, if permitted by law, private sale and in lieu of actual payment of such purchase price may set off the amount of such purchase price against the Obligations. Any sales of the Collateral, the Auburn Collateral or the Burlen Collateral may be adjourned from time to time with or without notice. The Agent may, in its sole and absolute discretion, cause the Collateral, the Auburn Collateral or the Burlen Collateral, as is applicable, to remain on the Borrower's, Auburn's or Burlen's premises, as applicable, at the Borrower's expense, pending sale or other disposition thereof. The Agent shall have the right to conduct such sales on the Borrower's, Auburn's or Burlen's premises or elsewhere, at the Borrower's expense, on such occasion or occasions as the Agent may see fit. The Borrower shall, and shall cause each of Auburn and Burlen to, execute and deliver, or cause to be executed and delivered, such instruments, document assignments, deeds, waivers, certificates and affidavits and take such further action as the Agent shall require in connection with respect to such sale. Any notice required by law to be given by the Agent or any Bank with respect to any of the Collateral, the Auburn Collateral or the Burlen Collateral which is deposited in the United States mail, certified or registered, postage prepaid and duly addressed to the applicable Loan Party, at the address specified herein, in the Auburn Security Agreement, or the Burlen Security Agreement as is applicable, at least ten (10) Business days prior to a sale, lease, disposition or other intended action with respect to any of the Collateral, the Auburn Collateral or the Burlen Collateral shall constitute fair and reasonable notice of any such action. The commencement of any legal or equitable action or the rendering of any judgment or decree for any deficiency shall not affect the Agent or any Bank's security interest in the Collateral, the Auburn Collateral or the Burlen Collateral until the Obligations are fully and finally paid. The Borrower agrees that neither the Agent nor any Bank has any obligation to preserve any rights to the Collateral, the Auburn Collateral or the Burlen Collateral against any Person. The Agent and each Bank is hereby granted a license or other right to use, without charge and until the Obligations are fully and finally paid, the Borrower's, Auburn's and Burlen's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, advertising matter, or any property of a similar nature in completing the production and advertising for sale of any Collateral, the Auburn Collateral or the Burlen Collateral.

        10.4.2 PROCEEDS OF DISPOSITION. The net proceeds realized by Agent upon any such sale or disposition, after deducting therefrom the expenses related thereto such as for the retaking, holding, preparing for sale and selling any of the Collateral, the Auburn Collateral or the Burlen Collateral and all reasonable attorneys' fees incurred by the Agent in connection therewith, shall be applied as provided herein toward satisfaction of the Obligations based upon each Bank's Pro Rata Share. The Agent shall account to the Borrower for any surplus realized upon, and the Borrower shall remain liable to the Agent and the Banks for any deficiency remaining after such sale or other disposition.

        SECTION 10.5 MARSHALLING; PAYMENTS SET ASIDE. The Agent shall be under no obligation to make any demand upon or pursue or exhaust any rights or remedies against the Borrower or others with respect to payment of the Obligations, or to pursue or exhaust any rights or remedies with respect to any of the Collateral, the Auburn Collateral or the Burlen Collateral or any other security for the Obligations, or to marshal any assets in favor of the Borrower, Auburn, Burlen, or any other Person against or in payment of any or all of the Obligations.

        SECTION 10.6 SET-OFF. Upon the occurrence and during the continuation of an Event of Default, each Loan Party irrevocably authorizes the Agent and each Bank and any of their Affiliates at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such party to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Documents, irrespective of whether or not such party shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. The Agent and each Bank and any applicable Affiliate shall notify the Borrower and each other after any such set-off and application is made by it or its Affiliate, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent, the Banks and their Affiliates under this Section 10.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which they may have hereunder or otherwise. Any set-off by the Agent or any Bank shall be for the benefit and credit of the Banks according to their respective Pro Rata Shares, and Agent and each Bank shall promptly remit such amount, if any, so set-off in excess of its Pro Rata Share to the other Banks as shall be necessary to pay each its full Pro Rata Share thereof.

        SECTION 10.7 NOTIFICATION OF ACCOUNTS. The Borrower irrevocably authorizes the Agent upon the occurrence and continuation of an Event of Default to instruct all of the Account Debtors to make payments on the Accounts directly to the Agent. In such event, the Agent may charge the collection costs and expenses to any account maintained by the Borrower at any Bank.

        SECTION 10.8 SETTLEMENT OF ACCOUNTS. The Agent, without notice to or the consent of the Borrower, upon the occurrence and during the continuation of an Event of Default (1) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; (2) is authorized and empowered to accept the return of the goods represented by any of the Accounts; and (3) shall have the right to receive, endorse, assign and/or deliver in its name or the name of the Borrower any and all checks, drafts and other instruments for the payment of money relating to the Accounts, and the Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

        SECTION 10.9 COLLATERAL CUSTODIAN. Upon the occurrence and during the continuation of an Event of Default, the Agent may at any time and from time to time employ and maintain on the premises of any or all of the Loan Parties, a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Banks' interests and to report to the Agent thereon. The Borrower hereby agrees to cooperate with any such custodian and to do, or cause Auburn and/or Burlen to do, whatever the Agent may reasonably request to preserve the Collateral and/or the Auburn Collateral and/or the Burlen Collateral. All reasonable costs and expenses incurred by the Agent by reason of the employment of the custodian shall be charged to the Borrower's accounts, and added to the Obligations.

        SECTION 10.10 WAIVER OF DEMAND. The Borrower hereby waives demand, presentment, protest and notice of nonpayment. The Borrower also waives the benefit of all laws pertaining to or otherwise concerning any valuation, appraisal and exemption of their property.

        SECTION 10.11 REINSTATEMENT If claim is ever made upon the Agent or any of the Banks for repayment, return, restoration or other recovery of any amount or amounts received by any of them in payment or on account of any of the liabilities of the Borrower to the Agent or any of the Banks repays all or part of said amount: (i) because such payment or application of proceeds is or may be avoided, invalidated, declared a fraudulent conveyance, impermissible setoff or a diversion of trust funds; or (ii) for any other reason, including, without limitation, by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent and Banks or any of their property, or (b) any settlement or compromise of any such claim effected by the Agent or the Banks with any such claimant (including the Borrower or any other Loan Party), then and in such event each Loan Party agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding the cancellation of any of the Notes or other instrument evidencing any liability of it, and it shall be and remain liable to the Agent and Banks for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent or the Banks, as is applicable. The Borrower hereby indemnifies and shall reimburse and hold the Agent and Banks harmless for the amount so repaid and for all other claims, actions, suits, proceedings, liabilities, losses, costs and expenses of every kind (including, without limitation, the disbursements, expenses and fees of the Agent and Banks' attorneys) that may be imposed upon, incurred by or asserted against any of them in connection with defending any such claim for repayment and collecting such amount from the Borrower. The provisions of this paragraph shall survive the termination of this Agreement, and any satisfaction and discharge of the Borrower by virtue of any payment or court order or any state or federal law.

        SECTION 10.12 WAIVER OF NOTICE. UPON THE OCCURRENCE OF AND DURING THE CONTINUATION OF AN EVENT OF A DEFAULT, THE BORROWER (PURSUANT


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TO AUTHORITY GRANTED BY ITS BOARD OF DIRECTORS) HEREBY WAIVES ALL RIGHTS TO
NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE AGENT OR ANY BANK OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO APPLY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

        SECTION 10.13 CROSS-COLLATERALIZATION. The security interests, liens and other rights and interests in and relative to any of the property of the Borrower, Auburn or Burlen now or hereafter granted to the Agent or any Bank by or in any instrument or agreement, including but not limited to this Agreement and the other Loan Documents, shall serve as security for any and all Obligations of the Borrower to the Agent and each of the Banks, and, the Agent and each Bank may resort to any security held by it in such order and manner as it may elect.

        SECTION 10.14 AUBURN AND BURLEN AUTHORIZATION. Each of Auburn and Burlen, by its execution of this Agreement authorizes and consents to the Agent's and each Bank's exercise all of their rights and remedies set forth in this Agreement with respect to the Auburn Collateral or the Burlen Collateral.

                                   ARTICLE 11

                                   THE AGENT

        SECTION 11.1 APPOINTMENT OF AGENT. Each Bank hereby designates BLUSA as Agent to act as herein specified. Each Bank hereby irrevocably authorizes, and each holder of any Note or participation in any Letter of Credit or Acceptance, by the acceptance of a Note or participation in a Letter of Credit, shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of this Agreement, the Notes and other Loan Documents and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent shall hold all collateral and all payments of principal, interest, fees, charges and expenses received pursuant to this Agreement or any other Loan Document for the ratable benefit of the Banks based upon their Pro Rata Shares (except to the extent any of such amounts are for the account of the Agent or the Issuer). The Agent may perform any of its duties hereunder by or through its agents or employees. The provisions of this Article 11 are solely for the benefit of the Agent and the Banks, and neither the Borrower nor any Guarantor shall have any rights as a third party beneficiary of any of the provisions hereof. Neither the Agent nor any of is directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the other Loan Documents or in connection herewith or therewith at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of all of the Banks). In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or any Guarantor.


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

        SECTION 11.2 NATURE OF DUTIES OF AGENT. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The Agent shall exercise the same standard of care in performing its duties and discharging its responsibilities as Agent for the Banks as it exercises when acting solely for its own account as a lender. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. The Agent, by fax, shall send each Bank (i) a copy of each request for an Advance within one (1) day after the Agent's receipt of the request, and (ii) within one (1) day after the receipt of its request, notice of each request for a Letter of Credit and Acceptances. The Agent is hereby expressly authorized on behalf of the Banks, without hereby limiting any implied authority, (a) to receive on behalf of each of the Banks any payment of principal of or interest on the Loans, any amounts due in respect of Letters of Credit and Acceptance, fees and all other amounts accrued hereunder paid to the Agent, and to distribute to each Bank its Pro Rata Share of all payments so received (except as otherwise provided in Section 2.7.3, or elsewhere herein to the extent any of such amounts are for the account of the Agent or the Issuer), (b) to distribute to each Bank copies of all notices, agreements and other material as provided for in this Agreement and the other Loan Documents as received by the Agent (but without obligating the Agent to do so except as expressly set forth herein) and (c) to take all actions with respect to this Agreement and the other Loan Documents as are specifically delegated to the Agent. The Banks hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by the Agent pursuant to the provisions of this Agreement or any of the other Loan Documents unless it shall be requested in writing to do so by the Required Lenders, or all of the Banks.

        SECTION 11.3 LACK OF RELIANCE ON AGENT. Independently and without reliance upon the Agent, each Bank, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial or other condition and affairs of the Borrower in connection with the taking or not taking of any action in connection herewith and (b) its own appraisal of the creditworthiness of the Borrower, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Advance, issuing any Letters of Credit, or creating an Acceptance or at any time or times thereafter. The Agent shall not be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or any of the other Loan Documents or the financial or other condition of the Borrower or any Guarantor. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrower or any Guarantor, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by a Bank.


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

        SECTION 11.4    INSTRUCTIONS TO AGENT.

        11.4.1 REQUIRED CONSENTS. Whenever the Agent, before taking any action, is required to obtain the consent of the Banks or the Required Lenders it shall give each Bank notice thereof, including the action to be taken. Each Bank within eight (8) Business Days from the giving of such notice shall give the Agent notice as to whether or not it consents to the taking of such action. If a Bank shall not timely respond to the Agent, it shall be deemed not to have given its consent.

        11.4.2 RIGHT TO REQUEST INSTRUCTIONS FROM THE BANKS. The Agent also shall have the right to request instructions from each Bank. If the Agent shall request instructions from any Bank with respect to any act or action (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from such Bank and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of such Bank.

        SECTION 11.5 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for the Borrower with respect to matters concerning the Borrower), independent public accountants and other experts selected by it and shall not be liable nor any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. Without limiting the generality of the foregoing, the Agent shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement or any of the other Loan Document as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed that the Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with the Borrower, as though it were not Agent of the Banks hereunder.

        SECTION 11.6 INDEMNIFICATION OF AGENT. To the extent the Agent is not reimbursed by the Borrower, each Bank agrees to reimburse and indemnify the Agent, and any of its directors, officers, employees or agents on demand in proportion to its Pro Rata Share, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees, disbursements and compensation of agents and employees rendered on behalf of the Banks) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or any other Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties,


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

actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Notwithstanding anything to the contrary contained herein, no Bank shall be required to reimburse the Agent for ordinary administrative expenses incurred by Agent in connection with the Loans.

        SECTION 11.7 THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it, and its participation in Letters of Credit issued and Acceptances created hereunder, the Agent shall have the same rights and powers hereunder as any other Bank, or participation interest and may exercise the same as though it was not performing the duties specified herein. The Agent and each Bank may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisor or other business with the Borrower or any Guarantor or any Affiliate of the Borrower or any Guarantor as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any Guarantor for services in connection with this Agreement and otherwise without having to account for the same to any Bank.

        SECTION 11.8    SUCCESSOR AGENT.

        11.8.1 The Agent may, on notice to the Banks and the Borrower, may resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 11.8.1) by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, Bank Hapoalim B.M. shall have the right upon seven (7) days' notice to the Agent and each other Bank, to agree by notice to the other Banks to serve as a successor Agent. If Bank Hapoalim B.M. does not agree to serve as successor agent, the Banks within ten
(10) days after the expiration of such seven (7) day period shall appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice and approval by the Borrower (which approval shall not be unreasonably withheld), the retiring Agent may, on behalf of Banks, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $50,000,000.

        11.8.2 If the Commitment of the Agent in its capacity as a Bank, at any time shall fall below the greater of (i) $10,000,000, or (ii) fifty percent (50%) of the Commitment of the Bank with the smallest Commitment of all of the Banks, then and in such event upon notice to the Agent given by Banks holding in the aggregate at least fifty percent (50%) Pro Rata Share of the total Commitment of all of the Banks, the Agent shall be deemed to have resigned as is provided for in Section 11.8.1, and the provisions thereof with respect to the appointment of a successor Agent shall control. For the purposes of this Section
11.8.2 only, in determining a Bank's total Commitment of all of the Banks, a Bank's Commitment shall include (i) any portion thereof in which an Affiliate of such Bank holds a participation, and (ii) any Commitment acquired by an Affiliate by means of an assignment, as provided for in Section 12.14.3 of this Agreement.


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

        11.8.3 Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement from and after such date. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 11.8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

        11.8.4 In the event any Bank claims that Agent is in material breach of this Agreement, it shall promptly notify the Agent thereof, which notice shall set forth in detail the nature of the claimed default. In the event of such material breach by the Agent of its duties hereunder, which breach is not cured within thirty (30) days after notice from any Bank, the Agent may be removed by Banks holding more than fifty (50%) percent of the total commitment of all of the Banks (exclusive of the Commitment of the Agent in its capacity as a Bank, and without having any effect upon any Loans, or Letters of Credit, or Acceptances made by the Agent as a Bank) for cause and the provisions of this
Section 11.8 shall apply to the appointment of a successor Agent. In the case of any removal of the Agent under the provisions of this Section 11.8.4 hereof, the Agent shall also no longer be required to act as an Issuer, except in so far as it is a Bank, and such obligation shall be responsibility of the successor Agent who shall have all its rights, powers, privileges and duties.

        SECTION 11.9    COLLATERAL MATTERS.

        11.9.1 Each Bank authorizes and directs the Agent to enter into each of the Loan Documents for the benefit of the Banks. Each Bank hereby agrees, that, except as otherwise set forth herein, any action taken by any Bank in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by any of the Banks of its rights set forth herein shall be authorized and binding upon all of the Banks, it being agreed however, that only the Agent shall have the authority to act hereunder. The Agent is hereby authorized on behalf of each of the Banks, without the necessity of any notice to or further consent from any Bank, from time to time prior to an Event of Default, to take any action with respect to any Collateral, the Auburn Collateral or the Burlen Collateral, which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral, the Auburn collateral, or the Burlen Collateral granted pursuant hereto or pursuant to any other Loan Document.

        11.9.2 The Banks hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral, the Auburn Collateral or the Burlen Collateral (a) upon termination of this Agreement and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby, or (b) if approved, authorized or ratified in writing by each Bank. Upon request by the Agent at any time, each Bank will confirm in writing the Agent's authority to release particular types or items of collateral pursuant to this Section 11.9.2.

        11.9.3 Upon any sale and transfer of any Collateral, Auburn Collateral or Burlen Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at


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

least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Banks to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Banks herein or pursuant hereto upon the collateral that was sold or transferred; provided that (a) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (b) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower in respect of) all interests in any Collateral, Auburn Collateral or Burlen Collateral retained by the Borrower, Auburn or Burlen including, without limitation, the proceeds of the sale, all of which shall continue to constitute part of the Collateral, the Auburn Collateral or the Burlen Collateral. In the event of any sale or transfer of any Collateral, the Auburn Collateral or the Burlen Collateral or any foreclosure with respect to any of such collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

        11.9.4 The Agent shall have no obligation whatsoever to the Banks or to any other Person to assure that the Collateral, the Auburn Collateral or the Burlen Collateral exists or is owned by the applicable Loan Party or is cared for, protected or insured or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Agreement or in any other Loan Document, it being understood and agreed that in respect of such Collateral, the Auburn Collateral and the Burlen Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in such collateral as one of the Banks and that the Agent shall have no duty or liability whatsoever to the Banks, except for its gross negligence or willful misconduct.

        SECTION 11.10 ACTIONS WITH RESPECT TO DEFAULTS. In the event that the Agent receives notice of the occurrence of a Default or an Event of Default, the Agent shall promptly give notice thereof to the Banks, and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Required Lenders; provided, that, until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Banks.

        SECTION 11.11 DELIVERY OF INFORMATION. The Agent shall not be required to deliver to any Bank originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the Borrower, any Bank or any other Person under or in connection with this Agreement or any other Loan Document, except (i) if sent or received pursuant to Articles 7 and 9 of this Agreement, (ii) as specifically provided in this Agreement or any other Loan Document and (iii) as specifically requested from time to time in writing by any Bank with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.


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

                                   ARTICLE 12

                                 MISCELLANEOUS

        SECTION 12.1 EXPENSES. The Borrower agrees upon demand to pay, or reimburse the Agent and each Bank for all reasonable costs, fees, expenses and liabilities incurred by the Agent and each Bank or for which any of them becomes obligated in connection with or arising out of (i) the negotiation, preparation, closing and enforcement of this Agreement, any amendment hereof, any agreements, documents and instruments in any way relating hereto and any of their rights hereunder, (ii) the exercise by the Agent or any Bank of any of their rights without respect to the Collateral, the Auburn Collateral, or the Burlen Collateral and the Obligations, including, without limitation, protecting its interests in any bankruptcy proceeding involving the Borrower, (iii) any Advance, Letter of Credit or Acceptance requested pursuant to this Agreement
(iv) any inspection or verification of the Collateral, the Auburn Collateral, or the Burlen Collateral or the financial condition of any Loan Party (which may include the internal charges of the Agent or any Bank or any of the Affiliates), and (v) any actual or potential liability of the Borrower, any Loan Party, their Affiliates, or the Agent or any Bank by reason of any Environmental Complaint, Release, threatened Release or any other environmental, health or safety matter concerning the Borrower, its Affiliates, the Collateral, the Auburn Collateral or the Burlen Collateral or the Premises without regard to whether the Borrower is complying with Section 7.14 of this Agreement, all of the foregoing to include, without limitation, all reasonable fees for the employment of professionals including but not limited to, legal fees and disbursements, accountants, asset based lender review auditors as provided herein, appraisers of real estate and environmental engineers and consultants, all lien search and title fees, and all title insurance premiums, all filing and recording fees, and all travel expenses. All of the foregoing shall be part of the Obligations, payable on demand, together with interest thereon at the Prime Rate.

        SECTION 12.2 INDEMNITY. The Borrower further agrees to defend, protect, indemnify and hold harmless the Agent, each Bank and their respective officers, directors, employees, attorneys and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel which may be imposed on, incurred by, or asserted against such Persons, whether direct or indirect or consequential) relating to or arising out of the Loan Documents, the Collateral, the Auburn Collateral or the Burlen Collateral, or any Loan Party's assets or any act, event or transaction related or attendant hereto or thereto, the making of an Advance or the use of the proceeds of the Loans, Letters of Credit or Acceptances any amount required to be expended in connection therewith, together with interest thereon at the Prime Rate, being part of the Obligations, payable on demand; PROVIDED that the Borrower shall have no obligation with respect to any matter which is determined, by final order of a court of competent jurisdiction, to have been caused by or to have resulted from the gross negligence or willful misconduct of that Person.

        SECTION 12.3 NO AGENCY. Nothing herein contained shall be construed to constitute the Borrower as agent of the Agent or any Bank for any purpose whatsoever, and neither the Agent


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

nor any Bank shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral, the Auburn Collateral or the Burlen Collateral wherever the same may be located and regardless of the cause thereof, unless arising from the Agent or such Bank's gross negligence or willful act. Neither the Agent nor any Bank shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof or for any damage resulting therefrom unless arising from the Agent or such Bank's gross negligence or willful act. Neither the Agent nor any Bank, by anything herein or in any assignment or otherwise, assumes any of the Borrower's obligations under any contract or agreement assigned to it, and none of them shall be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

        SECTION 12.4 EXPENDITURES. In the event any Loan Party shall fail to pay taxes, insurance premiums, assessments, costs or expenses which such Loan Party is required to pay under terms hereof, or fails to keep the Collateral, the Auburn Collateral, or the Burlen Collateral provided by it to secure the Obligations free from security interests, liens or encumbrances, except as permitted herein, the Agent or any Bank may, in its sole and absolute discretion, make expenditure for any or all of the above and any amount so expended, together with interest thereon at the Prime Rate of Bank Leumi USA, shall be part of the Obligations, payable on demand.

        SECTION 12.5 LIMITATION OF LIABILITY. Neither the Agent nor any Bank nor any of their Affiliates, directors officers, agents, attorneys or employees shall be liable to the Borrower for any action taken or omitted to be taken, by it or them or any of them under the Loan Documents or in connection therewith or with the Collateral, Auburn Collateral or Burlen Collateral except that no such Person shall be relieved of any liability for its own or any other such Person's gross negligence or willful misconduct as determined by final order of a court of competent jurisdiction.

        SECTION 12.6 RELIANCE BY BANKS. All covenants, agreements, representations and warranties made herein by the Borrower shall, notwithstanding any investigation made by or submitted to the Agent or any Bank, be deemed to have been relied upon by the Agent and each Bank. The Agent and each Bank shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or other communication reasonably believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons, and upon opinions and advice of legal counsel, independent public accountants and other experts selected by it. The Agent and each Bank shall be entitled to rely, and in entering into this Agreement and the other Loan Documents in fact has relied, upon the representations, warranties and other information respecting the Borrower or Guarantor contained in this Agreement and the other Loan Documents notwithstanding any investigation, analysis or evaluation that may be made by analysis or evaluation or that may have been made or from time to time may be made by the Agent or any Bank or its designees of all or any part of the assets, business, operations, properties, condition (financial or otherwise) of the Borrower or any other Person.

        SECTION 12.7 APPLICABLE LAW. This Agreement, and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York, without


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reference to the principles of conflicts of laws.

        SECTION 12.8 SUBMISSION TO JURISDICTION; WAIVER OF BOND. THE BORROWER AND THE BANKS HEREBY MUTUALLY CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT SITUATED IN THE STATE AND COUNTY OF NEW YORK AND WAIVE ANY OBJECTION WHICH THEY MAY HAVE PERTAINING TO IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT. THE BORROWER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL - RETURN RECEIPT REQUESTED DIRECTED TO IT AT THE ADDRESS SPECIFIED HEREIN AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) BUSINESS DAYS AFTER SUCH PROCESS SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE BORROWER WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY BANK OR THE AGENT. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF A BANK OR THE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF A BANK OR AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

        SECTION 12.9 TITLES. The article, section and subsection titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not part of the agreement between the parties.

        SECTION 12.10 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Agent and each Bank, and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Bank.

        SECTION 12.11 NOTICES. Except as otherwise expressly provided for herein and except as to any service of legal process, any notice or other communication required or desired to be given hereunder shall be in writing and shall be deemed to have been validly given upon the earlier of actual receipt by manual delivery or teletransmission one (1) day after depositing with a reputable overnight courier service or three (3) days after being mailed by registered or certified mail, postage prepaid, to the party entitled to such notice or other communication at the address of such party as set forth herein. Counsel for a party can give any notices on behalf of its client.

                        Notices to the Agent shall be sent to:

                        Bank Leumi USA
                        564 Fifth Avenue
                        New York, New York 10036
                        Attn: Michaela Klein, Senior Vice President

                        Telephone: 212-626-1058
                        Telecopier: 212-626-1072

                        with copies to each Bank (which copies shall not constitute notice) at its address set forth on
                        Schedule 1.1 annexed hereto.

                        Notices to the Borrower shall be sent to:

                        Delta Galil USA Inc.
                        150 Meadowlands Parkway
                        Secaucus, New Jersey 07094
                        Attn: Chief Financial Officer
                        Telephone: 570-326-2451
                        Telecopier: 570-325-9332

                        with a copy to:

                        Pryor Cashman Sherman & Flynn LLP
                        410 Park Avenue
                        New York, New York 10022
                        Attn: Lawrence Remmel, Esq.
                        Telephone: 212-421-4100
                        Telecopier: 212-326-0806

        SECTION 12.12 SEVERABILITY. In case any one or more of the provisions contained in this Agreement or any other Loan Document should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby so long as it does not impair on the ability of the Agent or any Bank to recover the moneys lent and applicable interest thereon and expenses as provided herein.

        SECTION 12.13   SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

        12.13.1 Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower and each Guarantor, any Affiliate, the Agent or the Banks, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Without limiting the generality of the foregoing, the Borrower specifically confirms that any Bank may at any time and from time to time pledge or otherwise grant a security interest in any Revolving Loan, the Term Loan, the Revolving Note or Term Note (or any part thereof) to any Federal Reserve Bank. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Banks.

        12.13.2 Each Bank, without the consent of the Borrower and at no expense to the Borrower, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans owing to it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the banks or other entities buying participations shall be entitled to benefits of Article II hereof, but only to the extent any of the Sections in such Article would be available to the Bank which sold such participation, and (iv) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with the Bank in connection with such Bank's rights and obligations under this Agreement; provided, further, however, that each Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and the Guarantors, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on the Loans or any reimbursement agreement with respect to any Letter of Credit or the release of any Collateral, Auburn Collateral or Burlen Collateral.

        12.13.3 Each Bank (an "Assigning Bank") on notice to the Agent and the other Bank, and subject to its rights as herein provided, may assign by novation, to an Affiliate of such Assigning Bank, to any other Bank or to any one or more commercial banks having capital and surplus in excess of $1,000,000,000, all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Bank Commitment) provided, however, that (i) prior to or concurrently with such assignment, the Assigning Bank shall obtain the prior written consent (which shall not be unreasonably withheld) of each other Bank; except that the consent of each other Bank shall not be required for an assignment to an Affiliate of the Assigning Bank or to another Bank, (ii) each such assignment shall be of a constant, and not a varying, percentage of all of the Assigning Bank's rights and obligations under this Agreement, which shall include the same percentage interest in each of the Loans made by the Assigning Bank and its participation obligation with respect to Letters of Credit and Acceptances, (iii) except in the case of an assignment to another Bank or to an Affiliate of the Assigning Bank, the amount of the portion of the Bank Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date the notice of with respect to such assignment is delivered to the Agent) shall not be less than $10,000,000, unless the Agent and the other Banks otherwise consent, and (iv) the parties to each such assignment shall execute and deliver to the Agent, with the consent of the Agent attached (if and to the extent required under the provisions of this Section 12.13.3) for recording in the Register (as defined below), an assignment and consent in such form as the Agent reasonably shall require (an "Assignment"), together with a processing and recordation fee of $10,000. A Bank in receipt of a notice from an Assigning Bank of its intention to assign a portion of its Bank Commitment to a bank which is neither an Affiliate of the Assigning Bank nor a Bank shall have the right to either (i) acquire by assignment the portion of the Bank Commitment to be assigned by the Assigning Bank or (ii) to join with the Assigning Bank and, on the same terms and conditions, assign to such unaffiliated third party bank an amount equal to its Pro Rata Share of the total amount of the Bank Commitment to be assigned as herein provided. The recipient Bank shall give the Assigning Bank notice of its intention to exercise its right to acquire the part of the Assigning Banks' Bank Commitment to be assigned, or to participate in such assignment within three (3) Business Days of its receipt of the notice of the intention to assign. Upon such execution, delivery, and recording and after receipt of the written consent of the other Bank (if and to the extent required hereunder), from and after the effective date specified in each Assignment, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment, have the rights and obligations of a Bank hereunder and under the other Loan Documents and (y) the Bank which is the assignor thereunder shall, to the extent provided in such Assignment, be released from its obligations under this Agreement (and, in the case of an Assignment covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

        12.13.4 By executing and delivering an Assignment, the Bank which is the assignor thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free any adverse claim, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of this Agreement, the other Loan Documents, any Collateral, any Auburn Collateral, or any Burlen Collateral with respect thereto or any other instrument or document furnished pursuant hereto or thereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of their respective obligations under this Agreement, or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, and of the other Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment; (iv) such assignee shall, independently and without reliance upon the Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it shall perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

        12.13.5 The Agent shall maintain at its address referred to in Section
12.11 hereof a copy of each Assignment delivered to it and a register for the recordation of the names and addresses of the Banks and the Bank Commitment of each Bank from time to time, and each Bank's Pro Rata Share of the Commitment of all of the Banks and the Term Loan then outstanding (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

        12.13.6 Upon its receipt of an Assignment executed by an Assigning Bank and the assignee and the written consent to such assignment from the other Bank (if and to the extent required under Section 12.13.3 hereof), the Agent shall, if such Assignment has been completed to its reasonable satisfaction, (i) accept such Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks and the Borrower.

        12.13.7 Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.14, disclose to the assignee or participant or proposed assignee or participant, any information, including, without limitation, any information relating to the Borrower or Guarantor furnished to such Bank by or on behalf of the Borrower or Guarantor in connection with this Agreement; PROVIDED, HOWEVER, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower or any Guarantor received from such Bank.

        SECTION 12.14 WAIVERS AND AMENDMENTS. (a) No failure or delay of the Agent or any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Banks hereunder are cumulative and not exclusive of any rights or remedies which they may otherwise have. No waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

                (b) Neither this Agreement or any other Loan Document, nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) change the principal amount of, or extend or advance the maturity of or the dates for the payment of principal of or interest on any of the Loans or reduce the rate of interest on any of the Loans, (ii) change the Pro Rata Share of any Bank or amend or modify or waive the provisions of this Section 12.4, Section 2.7, Section 2.11.4, Section 2.12, Section 7.12, Section 8.1 through Section
8.20 and Articles 9 and 11 hereof or the definition of "Maturity Date", "Required Lenders" or "Borrowing Base", (iii) release any material portion of the Collateral, the Auburn Collateral or the Burlen Collateral (iv) release the Borrower or any Guarantor from such Person's obligations under this Agreement or any other Loan Document; (v) extend any cure period in which to cure a monetary default or the forbearance of any right or remedy able to be exercised pursuant to the terms of the Loan Documents in connection with a monetary default; and
(vi) consent to an assignment by the Borrower of any of the Borrower's rights or obligations under this Agreement or the other Loan Documents; in each case without the prior written consent of all of the Banks; and PROVIDED, FURTHER, HOWEVER, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent under this Agreement or the other Loan Documents without the written consent of the Agent.

        SECTION 12.15 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement or any other Loan Documents shall survive the execution and delivery of this Agreement and shall continue in full force and effect as long as any Obligation is outstanding.

        SECTION 12.16 COMPLETE AGREEMENT. This Agreement and the other Loan Documents set forth exhaustively the complete undertaking and agreement of the Agent, each Bank and the Borrower as to the subject matter hereof, and there are no other agreements or understandings binding upon them. Without limiting the foregoing, the Borrower expressly acknowledges and agrees that neither the Agent nor any Bank has made any commitments and assumed no obligations whatsoever with respect to any consent or waiver which may have been or may at any time be requested by the Borrower as to the restrictions set forth in any provision of this Agreement.

        SECTION 12.17 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. Delivery of a facsimile copy of an executed counterpart of a signature page shall be effective as a manually executed signature page to this Agreement.

        SECTION 12.18 NO PRESUMPTION. The parties acknowledge and agree that: each party and its counsel have reviewed and have had an opportunity to negotiate the terms and provisions of the Agreement and the other Loan Documents and have contributed or have been offered the opportunity to contribute to their revision; the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of them; and their terms and provisions shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement and the other Loan Documents.

        SECTION 12.19 NO THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are for the exclusive benefit of the parties hereto, and no other person, including creditors of any party hereto, shall have any right or claim against any party by reason of those provisions or be entitled to enforce any of those terms and provisions against any party.

        SECTION 12.20 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH BANK ACKNOWLEDGES THAT THE PROMPT RESOLUTION OF DISPUTES IS IN THE INTERESTS OF ALL PARTIES AND THAT A TRIAL WITH A JUDGE AS THE SOLE FINDER OF FACT WOULD BE THE MOST EXPEDITIOUS MANNER TO RESOLVE SUCH DISPUTES. THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS AGREEMENT AND/OR THE LOAN DOCUMENTS. THE PARTIES ACKNOWLEDGE THAT THEY MAKE THIS WAIVER KNOWINGLY AND VOLUNTARILY, AFTER EXTENSIVE CONSIDERATION WITH THEIR RESPECTIVE

ATTORNEYS OF THE RAMIFICATIONS OF THIS WAIVER.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, this Agreement has been duly executed on December 9, 2004, and is effective as of the day and year first above written.

                                        DELTA GALIL USA INC.

                                        By:
                                           -------------------------------------
                                                Steven Lockcuff
                                                Vice President for Finance and
                                                Secretary

                                        BANK LEUMI USA

                                        By:
                                           -------------------------------------
                                                Michaela Klein
                                                Senior Vice President

                                        By:
                                           -------------------------------------
                                                Yuval Talmy
                                                Vice President

                                        BANK HAPOALIM, B.M.

                                        By:
                                           -------------------------------------
                                                Maxine Levy
                                                Vice President

                                        By:
                                           -------------------------------------


The undersigned agrees to observe and perform, and to be bound by, all of the provisions of this Second Amended and Restated Credit and Security Agreement relating to it, including, with limitation, the provisions of Article 10.

Auburn Hosiery Mills, Inc.              Burlen Corp.


By:__________________________           By:________________________________
   Steven Lockcuff, Treasurer              Steven Lockcuff, Treasurer
   and Secretary                           and Assistant Secretary

The Terms and conditions of this Agreement are approved.

DELTA GALIL INDUSTRIES LTD.


By:
   --------------------------

                                  SCHEDULE 1.1

                                                              PRO RATA SHARE
                Bank Leumi USA
                564 Fifth Avenue
                New York, New York 10036
                Attn: Mr. Yuval Talmy, Vice President
                Telephone: 212-626-1061
                Telecopier: 212-626-1072                            50%

                Bank Hapoalim B.M.*
                1177 Avenue of the Americas
                New York, New York 10036
                Attn: Ms.  Maxine Levy, Vice President
                Telephone: 212-782-2166
                Telecopier: 212-782-2171                            50%



*Copies of notices shall also go to:

Bank Hapoalim B.M.
1177 Avenue of the Americas
New York, NY  10036
Attn: Renee Rivkis, Esq.
Telephone: 212-782-2166
Telecopier: 212-782-2141

             SCHEDULE 3.3.1: REAL ESTATE COLLATERALIZATION DOCUMENTS

A.      REAL ESTATE COLLATERALIZATION DOCUMENTS

1. Amended and Restated Open-End Mortgage and Security Agreement and Assignment of Leases and Rents by the Borrower to the Agent, as agent for the Banks, to be recorded in the Recorder's Office of the County of Lycoming, Pennsylvania, and in the Recorder's Office of the County of Tioga, Pennsylvania, encumbering premises at RR3 Shumway Road, Wellsboro, Pennsylvania ("Wellsboro Premises") and 1501 West 3rd Street, Williamsport, Pennsylvania ("Williamsport Premises")

2. UCC-1 financing statements between the Borrower, as debtor, and the Agent, as Agent for the Banks, as secured party, to be filed in the Real Estate Records of Lycoming County, Pennsylvania, in the Real Estate Records of Tioga County, Pennsylvania, and with the Secretary of the Commonwealth of Pennsylvania

3. Policy of title insurance issued by Lawyers Title Insurance Corporation for the Wellsboro Premises and the Williamsport Premises

4.      Survey affidavit for the Wellsboro Premises

5.      Survey affidavit for the Williamsport Premises

6.      Title affidavit for the Wellsboro Premises

7.      Title affidavit for the Williamsport Premises

8.      The Borrower's letter affirming the provisions of Section 5.4 and
Section 6.20 of the Agreement with respect to Assignment of Lessee's Interest in Lease by the Borrower to the Agent, dated as of September 11, 2000, with respect to its lease of premises 3607 West 4th Street, Williamsport, Pennsylvania

B.      REAL ESTATE COLLATERALIZATION DOCUMENTS

1. Amended and Restated Deed of Trust by the Borrower to Lawyers Title Insurance Corporation, as Trustees for the Agent, for the benefit of the Banks as beneficiaries to be recorded in the Office of the Register of Deeds of Richmond County, North Carolina, with respect to premises at 395 Ledbetter Road, Rockingham, North Carolina ("Rockingham Premises")

2. UCC-1 financing statements between Borrower, as debtor, and the Agent for the benefit of the Banks, as secured party, to be filed with the Register of Deeds of Richmond County, North Carolina, and with the Secretary of State of the North Carolina.

3. Policy of title insurance issued by Lawyers Title Insurance Corporation for the Rockingham Premises

4.      Survey affidavit for the Rockingham Premises

5.      Title affidavit for the Rockingham Premises

                 SCHEDULE 6.1: CORPORATE EXISTENCE AND OWNERSHIP

                          Delta Galil Industries, Ltd.

                 SCHEDULE 6.5: EQUIPMENT AND INVENTORY LOCATIONS

         Borrower Locations:
         -------------------

         1501 West Third Street
         Williamsport, Pennsylvania 17701

         3607 West Fourth Street
         Williamsport, Pennsylvania 17701

         Shumway Hill Road & Route 6
         Wellsboro, Pennsylvania 16901

         1000 First Street
         Harrison, New Jersey 07029

         800 First Street
         Harrison, New Jersey 07029

         395 Ledbetter Road
         Rockingham, North Carolina 28379
         (Equipment only)

         150 Meadowlands Parkway
         Secaucus, New Jersey 07096
         (Contents only)

         Zip Buena Vista Processing Zone
         San Pedro Sula
         Honduras, C.A.


         Auburn Locations:
         -----------------

         113 South Main Street
         Auburn, Kentucky 42206

         502 West Gallatin Street
         Adairville, Kentucky 42202
         (Equipment only)

         G&G Contracting
         4811 Airport Road
         Fr. Payne, Alabama
         (Equipment only)

         Calceta Aerobicas, S.A. de C.V. (Contractor)

         Calzada Las Armas #123-E
         Fraccionamiento Industrial Las Armas
         Tlalnepantla, Estado de Mexico
         Mexico C.P. 54080
         (Equipment only)

         Burlen Locations:
         -----------------

         1905 McCormick Drive
         Tifton, Georgia 31794

         26 Forstmann Drive
         Tifton, Georgia 31794


         6 East 32nd Street
         New York, New York 10010


         Union Textile International, S.A
         Zona Franca Industrial de Esperanza
         Esperanza, Dominican Republic

         Quick Manufacturing
         Zona Franca Hainamoza #8
         Santo Domingo, Dominican Republic

                          SCHEDULE 6.6: CORPORATE NAMES

        Auburn currently operates under the fictitious names Wilson Sports Socks and Converse Accessories.

           SCHEDULE 6.11: INTELLECTUAL PROPERTY: PATENTS, TRADEMARKS,
                            COPYRIGHTS AND LICENSES



PATENTS, PATENT APPLICATIONS, COPYRIGHTS

        None.


TRADEMARKS AND LICENSED MARKS OF BORROWER

--------------------------- --------------- ------------------------------------
     REGISTRATION NO.            DATE                     MARK
     ----------------            ----                     ----
--------------------------- --------------- ------------------------------------
1,475,978                                    HANG UPS
--------------------------- --------------- ------------------------------------
181,556                                      KICK-A-WAY
--------------------------- --------------- ------------------------------------
1,322,278                                    KICK-A-WAY
--------------------------- --------------- ------------------------------------
1,186,905                                    LOVEPATS
--------------------------- --------------- ------------------------------------
1,207,348                                    LOVEPATS LOGO
--------------------------- --------------- ------------------------------------
1,290,229                                    UNDERWEAR-ABLES
--------------------------- --------------- ------------------------------------
870,132                                      KICKAWAY
--------------------------- --------------- ------------------------------------
582,953                                      WUNDIES
--------------------------- --------------- ------------------------------------
78342307                                     FLEXIFIT
--------------------------- --------------- ------------------------------------
78203532                                     SMART SEAMLESS
--------------------------- --------------- ------------------------------------
76392753                                     BODY FORCE
--------------------------- --------------- ------------------------------------
76299812                                     OUT OF SIGHT
--------------------------- --------------- ------------------------------------
2657385                                      THE COMFORT PANTY
--------------------------- --------------- ------------------------------------
2669868                                      SHORT JANES
--------------------------- --------------- ------------------------------------
2572049                                      GIRL TALK
--------------------------- --------------- ------------------------------------
2293495                                      LONG JANES
--------------------------- --------------- ------------------------------------
2395949                                      MODERN LACE
--------------------------- --------------- ------------------------------------
2248301                                      SHEER ROMANCE
--------------------------- --------------- ------------------------------------
2410997                                      SECRET DESIRE
--------------------------- --------------- ------------------------------------
2250251                                      SHEER DREAMS
--------------------------- --------------- ------------------------------------
1882310                                      SECRET IMAGES
--------------------------- --------------- ------------------------------------
1835500                                      HIDDEN SECRETS
--------------------------- --------------- ------------------------------------
1912577                                      SILK SECRETS
--------------------------- --------------- ------------------------------------
1807616                                      INNER SECRETS
--------------------------- --------------- ------------------------------------
1935700                                      SECRETS
--------------------------- --------------- ------------------------------------
1475111                                      MY BEST FITTING BRA
--------------------------- --------------- ------------------------------------
1280796                                      SECRETLY YOURS
--------------------------- --------------- ------------------------------------
1325951                                      SECRETLY YOURS
--------------------------- --------------- ------------------------------------

                              FOREIGN TRADEMARKS(2)

The company is allowing foreign trademarks to expire due to non-use. No representation is made to the validity of foreign marks.

---------------- ------------------------ --------------- ----------------------
COUNTRY          REGISTRATION NO.         DATE            MARK
-------          ----------------         ----            ----
---------------- ------------------------ --------------- ----------------------

Bangladesh       38709 (Application No.)                  LOVEPATS Logo
---------------- ------------------------ --------------- ----------------------

Canada           22838                                    KICKAWAY
---------------- ------------------------ --------------- ----------------------

Canada           126539                                   WUNDIES
---------------- ------------------------ --------------- ----------------------

Chile            442735                                   PATCHES
---------------- ------------------------ --------------- ----------------------

China            753566                                   LOVEPATS Logo
---------------- ------------------------ --------------- ----------------------

France           1633578                                  LOVEPATS Logo
---------------- ------------------------ --------------- ----------------------

Germany          2005217                                  LOVEPATS Logo
---------------- ------------------------ --------------- ----------------------

Great Britain    1450555                                  LOVEPATS Logo
---------------- ------------------------ --------------- ----------------------

Hungary          140931                                   LOVEPATS Logo
---------------- ------------------------ --------------- ----------------------

Italy            663228                                   LOVEPATS Logo
---------------- ------------------------ --------------- ----------------------

Mexico           445742                                   LOVEPATS Logo
---------------- ------------------------ --------------- ----------------------

Mexico           466403                                   PATCHES
---------------- ------------------------ --------------- ----------------------

Poland           88633                                    LOVEPATS Logo
---------------- ------------------------ --------------- ----------------------

Romania          21675                                    LOVEPATS Logo
---------------- ------------------------ --------------- ----------------------

Spain            1790442                                  LOVEPATS Logo
---------------- ------------------------ --------------- ----------------------

Turkey           148441                                   LOVEPATS Logo
---------------- ------------------------ --------------- ----------------------


---------------------
2 The Dialogue intellectual property database does not include trademark information for the following countries, and therefore, marks in these countries that are listed on this Schedule cannot be confirmed by publicly available means: Bangladesh, Chile, China, Hungary, Mexico, Poland, Romania and Turkey.

                               LICENSED TRADEMARKS
                               -------------------

--------------------------------------- ----------------------------------------
               Barbie                                  Danskin
--------------------------------------- ----------------------------------------
            Polly Pocket                              Freestyle
--------------------------------------- ----------------------------------------
         Disneys' Properties                         Danskin NOW
--------------------------------------- ----------------------------------------
           PowerPuff Girls                            Maidenform
--------------------------------------- ----------------------------------------
            Looney Tunes                            Sweet Nothings
--------------------------------------- ----------------------------------------
              Yo Girl!                               Nicole Miller
--------------------------------------- ----------------------------------------
            Earth 2 Jane                                Starter
--------------------------------------- ----------------------------------------
            Fred Is Red                            Jeffrey Fulvimari
--------------------------------------- ----------------------------------------
          Miffy & Friends
--------------------------------------- ----------------------------------------
           Rainbow Brite
--------------------------------------- ----------------------------------------
           Maya & Miguel
--------------------------------------- ----------------------------------------


                                      LOGOS
                                      -----

Please see ANNEX B attached.


        TRADEMARKS OF AUBURN

--------------------------- --------------- ------------------------------------
     REGISTRATION NO.            DATE                     MARK
     ----------------            ----                     ----
--------------------------- --------------- ------------------------------------

         1324675                                      SHEER ECSTASY
--------------------------- --------------- ------------------------------------

         1369090                                    LIGHT FANTASTICS
--------------------------- --------------- ------------------------------------


        LICENSED MARKS OF AUBURN

                o       Wilson (script) and "W" (script)
                o       Converse, All Star and the "Star and Chevron" design

        TRADEMARKS OF BURLEN

--------------------------- --------------- ------------------------------------
     REGISTRATION NO.            DATE                     MARK
     ----------------            ----                     ----
--------------------------- --------------- ------------------------------------

         1133137                                       SECRET SKIN
--------------------------- --------------- ------------------------------------

         0565254                                         "BE-FREE"
--------------------------- --------------- ------------------------------------

       78448451(3)                                      JUST RELAX
--------------------------- --------------- ------------------------------------



        LICENSED MARKS OF BURLEN

                o License Agreement dated as of July 2, 2003 between Stony Apparel Corporation and Burlen granting a license to Eye Shadow(TM). In the opinion of management of the Borrower and Burlen, this license is de minimis and licensor consent to assignment of such mark shall not be obtained.



---------------------
3 This is the Serial Number for the Just Relax trademark, not the Registration Number. The Application for Registration was submitted on July 9, 2004 and a Registration Number has not yet been assigned.

                           SCHEDULE 6.17: SUBSIDIARIES

        Secretly Yours Ltd. (HK)*:           (100 % owned by Borrower)
        Secret Images Ltd. (HK)*:            50% owned by Borrower and 50% owned
                                             by Secretly Yours Ltd. (HK))

        Secrets Ltd. (HK)*                   50% owned by Borrower and 50% owned
                                             by Secretly Yours Ltd. (HK))

        Wundies Inc. (NY)+                   (100% owned by Borrower)








---------------------
* Acts solely as purchasing agent.
+ Wundies Inc. is inactive and is currently in the process of being dissolved.

                    SCHEDULE 6.18: LITIGATION AND PROCEEDINGS


1. ZIARI, LLC ("ZIARI") V. KOBRA INT'L LTD. ("KOBRA"), DELTA GALIL INDUSTRIES LTD., DELTA GALIL USA INC. ("BORROWER"), AND DELTA TEXTILES NEW YORK, LTD (COLLECTIVELY, THE "DELTA COMPANIES").
        This action was commenced against the Delta Companies in October 2004 in the Supreme Court, New York County. The Delta Companies must serve their answer by December 20, 2004. The complaint alleges tortious interference by the Delta Companies with Ziari's contractual and economic relations with Kobra. The complaint seeks "an amount to be determined at trial but believed to be in excess of $100,000" in compensatory damages and $5 million in punitive damages. Currently, the Delta Companies are engaged in settlement discussions with Ziari and Kobra and anticipate and quick settlement requiring no monetary payments by Delta Companies.

2.      AMES MERCHANDISING CORP. V. WUNDIES INC.
        This is an adversary proceeding instituted in October 2003 in connection with the Ames Department Stores, Inc. Chapter 11 proceeding pending in the Unites States Bankruptcy Court for the Southern District of New York (the "Ames Chapter 11 Case"). The complaint alleges preference payments owed by Wundies Inc. in the amount of $45,864.00. Wundies Inc. served an Answer in January 2004 denying the claim.

3. AMES MERCHANDISING CORP. V. WUNDIES ENTERPRISES, INC., D/B/A KICKAWAY This is an adversary proceeding instituted in October 2003 in connection with the Ames Chapter 11 Case. The complaint alleges preference payments owed by Wundies Inc. in the amount of $147,541.53. Wundies Inc. served an Answer in January 2004 denying the claim.

4.      AMES MERCHANDISING CORP. V. WILSON SPORT SOCKS CO. ("WILSON SOCKS")
        This is an adversary proceeding instituted in October 2003 in connection with the Ames Chapter 11 Case. (Wilson Sport Socks Co. is a trade name used by Auburn Hosiery Mills, Inc.) The complaint alleges preference payments owed by Wilson Socks in the amount of $113,069.32. Due to questions about the validity of service of the complaint, Wilson Socks is presently in process of agreeing on a due date for its Answer.

                      SCHEDULE 6.19: ENVIRONMENTAL MATTERS


        1. The Premises located at 26 Forstmann Road, Tifton, Georgia, was the subject of past releases of Hazardous Substances by former owners and/or operators of the property, and was previously listed on the Georgia Hazardous Site Inventory as Site #10473, pursuant to the Georgia Hazardous Site Response Act. Measurable levels of Hazardous Substances are still present at the property. During the investigation and ultimate removal of the Forstmann Road property from the Hazardous Site Inventory, various governmental approvals were received by Burlen from the Georgia Environmental Protection Division regarding the Forstmann Road property. Burlen has entered into communications and agreements with the Tift County Development Authority, Forstmann & Company and J.P, Stevens with respect to liability for cleanup costs at the Forstmann Road property. At one time, at least two underground storage tanks were present on the Forstmann Road property, but were purportedly removed by a previous owner of the property.

A history of the remediation of the Fortsmann Road property is listed below:

        o Phase I Environmental Site Assessment, July 18, 1996, Consultech Engineering;
        o Phase II Soil Assessment Report, February 28, 1997, Consultech Engineering;
        o Report of Source Investigation and Ground-Water Sampling and Analysis, April 8, 1997, LAW Engineering;
        o Indemnity Agreement with Tift County Development Authority, July 18, 1997;
        o Letter from Law Engineering to EPD, Regarding Submittal of Additional Information Concerning the HSRA Reporting Requirements, August 22, 1997;
        o Letter from EPD to Burlen Corporation, Regarding Compliance Status Report Call-In, December 21, 1998;
        o Compliance Status Report, June 21, 1999, submitted on behalf of Forstmann & Company by LAW Engineering;
        o       EPD Notice of Deficiency, October 15, 1999 to Forstmann &
                Company, Inc.;
        o       Notice of Forstmann Bankruptcy to EPD, December 15, 1999;
        o       CSR Call-In Letter to Burlen Corp., December 22, 1999;
        o Letter from Troutman Sanders to Larry Kloet, EPD, Regarding CSR, January 19, 2000;
        o       CSR Call-In Letter to J.P. Stevens, March 1, 2000;
        o       EPD Letter Re: Proposed Consent Order to J.P. Stevens, April 17,
                2000;
        o Letter to EPD Re: Extension of Deadline for Submission of Revised CSR, May 17, 2000;
        o       EPD Letter Re: Administrative Order to J.P. Stevens, June 2,
                2000;
        o Revised Compliance Status Report and Corrective Action Plan, August 2000, submitted on behalf of Burlen Corp. by LAW Engineering;
        o       EPD Notice of Deficiency, December 18, 2000;
        o       EPD HSRA File Information, 1997-2000;
        o       Agreement Between Burlen Corp. and J.P. Stevens, February 6,
                2001;
        o Revised Compliance Status Report, May 2001, submitted on behalf of Burlen Corp. and J.P. Stevens, Inc. by LAW Engineering;

        o Letter from Law Engineering to EPD, Regarding Milestone Schedule, May 25, 2001;
        o Letter from Law Engineering to EPD, Regarding Revised CSR Tables, July 19, 2001;
        o       EPD Concurrence With Compliance Status Report, August 28, 2001;
        o Letter from Law Engineering to Troutman Sanders, Regarding Results of Treatability Studies, August 31, 2001;
        o Letter from Law Engineering to EPD, Regarding Re-Calculation of Type 4 Risk Reduction Standards, October 12, 2001;
        o Letter from EPD, Regarding Type 4 RRS Site Specific Calculation, January 9, 2002;
        o Letter from Law Engineering to EPD, Regarding Request for Meeting, January 22, 2002;
        o Letter from Law Engineering to EPD, Following Up on Meeting, January (SIC - February) 20, 2002;
        o Letter from Troutman Sanders to EPD, Regarding Recording Deed of Notice, January 23, 2002;
        o Re-Certification and Continued Monitoring Plan, October 4, 2002, submitted on behalf of Burlen Corp. and J.P. Stevens, Inc. by MACTEC Engineering;
        o       Letter from EPD, Regarding CAP Notice of Deficiency, December
                19, 2002;
        o       Response to Comments, February 18, 2003, MACTEC Engineering;
        o       EPD Letter Re: Response to CAP NOD, April 9, 2003;
        o Revised Re-Certification and Continued Monitoring Plan, May 9, 2003, submitted on behalf of Burlen Corp. and J.P. Stevens, Inc. by MACTEC Engineering;
        o Notice to MACTEC Engineering of WestPoint Stevens and J.P. Stevens Bankruptcy;
        o       EPD Letter Re: Approval of CAP, June 27, 2003;
        o       EPD Proposed Consent Order to Burlen Corp., August 20, 2003;
        o Annual Site Reconnaissance Report, September 11, 2003, MACTEC Engineering;
        o       Response to EPD Proposed Consent Order, September 22, 2003;
        o       Letter and Financial Assurance Documentation to EPD, September
                22, 2003;
        o       EPD Letter Re: Removal From Hazardous Site Inventory, October
                14, 2003;
        o       Administrative Order, October 14, 2003;
        o 2004 Annual Site Reconnaissance and Groundwater Monitoring Report, June 8, 2004, MACTEC Engineering; and
        o September 10, 2004 Memorandum to L.A. SonnyBowen from Troutman Sanders regarding the environmental status of the Forstmann Road and McCormick Drive facilities.

        2. The Real Property located at 1904 McCormick Drive has experienced a release of petroleum from underground storage tanks located on an adjacent property.

        A history of the Environmental Complaint of the McCormick Drive property is listed below:

        o Phase I Environmental Site Assessment, December 17, 1996, Consultech Engineering;
        o Phase II Environmental Site Assessment, December 30, 1996, Consultech Engineering;
        o Phase I Environmental Site Assessment, August 9, 1999 [sic, 2000], Consultech Eng.;
        o       EPD Trip Report for Calhoun Oil Company, February 13, 2002; and
        o September 10, 2004 Memorandum to L.A. Sonny Bowen from Troutman Sanders regarding the environmental status of the Forstmann Road and McCormick Drive facilities.


     SCHEDULE 8.1:  LIENS

--------------------- ------------------------ ---------------- -------------------------- ----------------- ----------------------
     DEBTOR(S)             JURISDICTION          DATE FILED            FILE NUMBER          TYPE OF FILING      SECURED PARTY(4)
--------------------- ------------------------ ---------------- -------------------------- ----------------- ----------------------
Burlen Corp            Tift County, Georgia       8/16/2000              Bk 683                Fixture       NationsBank, N.A.
                                                                         Pg 001
--------------------- ------------------------ ---------------- -------------------------- ----------------- ----------------------
Burlen Corp.            Georgia Cooperative       7/8/1994            1371994001196             UCC-1        NationsBank, N.A.
                             Authority
--------------------- ------------------------ ---------------- -------------------------- ----------------- ----------------------
Burlen Corp.            Georgia Cooperative       4/20/1999           1371999001025           Amendment      NationsBank, N.A.
                             Authority                                                        (Address)
--------------------- ------------------------ ---------------- -------------------------- ----------------- ----------------------
Burlen Corp.            Georgia Cooperative       4/20/1999           1371999001026        Continuation of   NationsBank, N.A.
                             Authority                                                          Above
--------------------- ------------------------ ---------------- -------------------------- ----------------- ----------------------
Burlen Corp.            Georgia Cooperative       8/16/2000           1372000001524           Amendment      NationsBank, N.A.
                             Authority                                                      (Name: Bank of
                                                                                            America, N.A.)
--------------------- ------------------------ ---------------- -------------------------- ----------------- ----------------------
Burlen Corp.            Georgia Cooperative       2/9/2004            1342004000190        Continuation of   Bank of America, N.A.
                             Authority                                                          Above
--------------------- ------------------------ ---------------- -------------------------- ----------------- ----------------------
Burlen Corp.            Georgia Cooperative       2/9/2004            1372004000191           Amendment      Bank of America, N.A.
                             Authority                                                        (Address)
--------------------- ------------------------ ---------------- -------------------------- ----------------- ----------------------
Burlen Corp.            Georgia Cooperative      12/27/1995           0071995003714             UCC-1        Fuji Photo Film USA,
                             Authority                                                                       Inc.
--------------------- ------------------------ ---------------- -------------------------- ----------------- ----------------------
Burlen Corp.            Georgia Cooperative       7/20/2000           0072000008732          Continuation    Fuji Photo Film USA,
                             Authority                                                         of Above      Inc.
--------------------- ------------------------ ---------------- -------------------------- ----------------- ----------------------
Burlen Corp.            Georgia Cooperative       5/2/1997            1371997001089             UCC-1        NationsBank, N.A.
                             Authority
--------------------- ------------------------ ---------------- -------------------------- ----------------- ----------------------
Burlen Corp.            Georgia Cooperative       8/16/2000           1372000001525           Amendment      NationsBank, N.A.
                             Authority                                                      (Name: Bank of
                                                                                            America, N.A.)
--------------------- ------------------------ ---------------- -------------------------- ----------------- ----------------------
Burlen Corp.            Georgia Cooperative       1/28/2002           1372002000151          Continuation    Bank of America, N.A.
                             Authority                                                         of Above
--------------------- ------------------------ ---------------- -------------------------- ----------------- ----------------------
Burlen Corp.            Georgia Cooperative       4/22/1998           1371998001077             UCC-1        NationsBank, N.A.
                             Authority
--------------------- ------------------------ ---------------- -------------------------- ----------------- ----------------------
Burlen Corp.            Georgia Cooperative       8/16/2000           1372000001523           Amendment      NationsBank, N.A.
                             Authority                                                      (Name: Bank of
                                                                                            America, N.A.)
--------------------- ------------------------ ---------------- -------------------------- ----------------- ----------------------


---------------------
4 The obligations securing all lien filings listed in this Schedule 8.1 with Bank of America, N.A. and/or NationsBank, N.A. as secured party are being paid off at closing, and termination statements therefor shall be filed shortly thereafter, except with respect to the first filing listed (Bk 683 Pg 001 filed in Tift County, Georgia).

                            SCHEDULE 8.2 INDEBTEDNESS

o Industrial Revenue Bonds in the amount up to $3,043,158 backed up by a Stand-by Letter of Credit in the amount of up to $3,043,158 issued to Wells Fargo Bank Minnesota, N.A. f/k/a Norwest Bank Minnesota, N.A., to be secured by cash collateral deposited with Bank of America, N.A. on the Closing Date

o Various Trade Letters of Credit all expiring no later than April 30, 2005 in the amount of $1,424,425,50 to be secured by cash collateral deposited with Bank of America, N.A. on the Closing Date

o Letter of Credit issued to the State of Georgia for worker's compensation expiring on May 1, 2005 in the amount of $280,000 to be secured by cash collateral deposited with Bank of America, N.A. on the Closing Date

o Earn-out payments payable to Section 1.4 of the Stock Purchase Agreement dated as of the date hereof among Steven Klein, Kristina Nettesheim, Gary Beggs, Delta Galil and the Borrower

o Contingent payments payable pursuant to Sections 7.12 and 7.13 of the Stock Purchase Agreement dated as of the date hereof among Steven Klein, Kristina Nettesheim, Gary Beggs, Delta Galil and the Borrower

o Intercompany loan in the amount of $10,000,000 made by Delta Galil to the Borrower

                      SCHEDULE 8.14: EMPLOYER BENEFIT PLANS

1. Delta Galil USA Employees Profit Sharing and Savings Plan (f/k/a Wundies Employees Profit Sharing and Savings Plan)

2. Wundies Employee Defined Benefit Pension Plan (all benefits were frozen as of 1996)

3.      Burlen Corporation Employees Profit Sharing and Savings Plan (401K)